UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

RANGE RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Back to Contents

Notice of Annual Meeting of Stockholders

To be held May 23, 2012

9:00 a.m. Central Time

The Worthington Renaissance Hotel, Trinity Central Room, 200 Main Street, Fort Worth, Texas

To the Stockholders of Range Resources Corporation:

The 2012 Annual Meeting of Stockholders of Range Resources Corporation, a Delaware corporation (“Range” or the “Company”), will be held at the Worthington Renaissance Hotel, Trinity Central Room, 200 Main Street, Fort Worth, Texas on Wednesday, May 23, 2012 at 9:00 a.m. Central Time. The purposes of the meeting, as more fully described in the attached Proxy Statement, are:

1.

To elect the nine nominees named in the attached Proxy Statement to our Board of Directors, each for a term expiring at the 2013 annual meeting or when their successors are duly elected and qualified;

2.

To consider and vote on a non-binding proposal regarding compensation philosophy (“say on pay”);

3.

To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm as of and for the fiscal year ending December 31, 2012;

4.

If presented, to consider and vote on two stockholder proposals; and

5.

To transact any other business properly brought before the meeting.

This notice is being sent to holders of our common stock of record at the close of business on March 26, 2012. Each such holder has the right to vote at the meeting or any adjournment or postponement. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for ten days before the meeting at our Fort Worth offices. The list will also be available during the meeting for inspection by stockholders.

Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided or you may vote online at www.proxyvote.com using the control number printed on the proxy. You may revoke your proxy at any time before its exercise and, if you are present at the meeting, you may withdraw your proxy and vote in person.

April 4, 2012

Fort Worth, Texas

By Order of the Board of Directors

David P. Poole
Corporate Secretary

Back to Contents

Table of Contents

INTRODUCTION	6
VOTING PROCEDURES	6
PROPOSAL 1	ELECTION OF DIRECTORS	8
PROPOSAL 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION	12
PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
PROPOSAL 4	STOCKHOLDER PROPOSAL	13
PROPOSAL 5	STOCKHOLDER PROPOSAL	15
GOVERNANCE OF THE COMPANY	17
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	23
COMPENSATION COMMITTEE INTERLOCKS AND INSIDERS PARTICIPATION	51
REPORT OF THE AUDIT COMMITTEE	51
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	54
SECURITY HOLDERS SHARING AN ADDRESS	56
OTHER BUSINESS	56
AVAILABILITY OF ANNUAL REPORT	56
STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING	57

Back to Contents

Dear Fellow Stockholders:

On behalf of our Board of Directors, I am pleased to invite you to attend our 2012 annual meeting. The meeting will be held at the Worthington Remaissance Hotel, Trinity Central Room, 200 Main Street, in Fort Worth, Texas on Wednesday, May 23, 2012 at 9:00 a.m. Central Time. The matters to be addressed at the meeting are outlined in the enclosed Notice of Annual Meeting of Stockholders and more fully described in the enclosed Proxy Statement. Our senior officers and representatives of our independent auditor will be present at the meeting to respond to questions. Our 2011 Annual Report is not included with these materials but a copy can be downloaded from our website at www.rangeresources.com, or you may request that we mail you a copy by calling our Investor Relations team at 817-869-4258.

MacKenzie Partners, Inc. has been retained to assist us in the process of obtaining your proxy. If you have any questions regarding the meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500. Whether or not you expect to attend the meeting, your vote is important. We urge you to vote your shares online at www.proxyvote.com or sign and return the enclosed proxy card at your earliest convenience to ensure that you will be represented. You may revoke your proxy at the meeting and vote your shares in person if you wish. Thank you in advance for your prompt response which will reduce our proxy solicitation costs.

April 4, 2012

Sincerely yours,

John H. Pinkerton
Chairman

Jeffrey L. Ventura
CEO

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 1

Back to Contents

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2011 performance, please review our 2011 annual report on Form 10-K. Page references are supplied to help you find further information in this proxy statement.

Annual Meeting of Stockholders

•

Time and Date: 9:00 a.m., CST; May 23, 2012.

•

Place: Worthington Renaissance Hotel, Trinity Central Room, 200 Main Street, Fort Worth, Texas 76102.

•

Record Date: March 26, 2012.

•

Voting: Stockholders as of the record date are entitled to vote.

Meeting Agenda

•

Election of nine directors;

•

Non-binding advisory vote to approve our executive compensation;

•

Ratification of the selection of Ernst & Young LLP as independent auditors for 2012;

•

Vote on two stockholder proposals; and

•

Transact any other business that may properly come before the meeting.

Voting Matters

Matter	Board Vote Recommendation	Page Reference (for more information)
Election of nine directors	FOR each director nominee	Page 8
Non-binding advisory vote	FOR	Page 12
Ratification of the selection of Ernst & Young LLP as independent auditor for 2012	FOR	Page 13
Stockholder proposal regarding vesting of equity on a change in control	AGAINST	Page 13
Stockholder proposal regarding use of a sustainability metric for executive compensation	AGAINST	Page 15

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 2

Back to Contents

Board Nominees (pages 9-11)

Name	Age	Director Since	Experience/Qualification	Independent	Committee Assignments
Charles L. Blackburn	84	2003	• Engineering • Industry • Leadership	X	Compensation; Dividend Δ
Anthony V. Dub	62	1995	• Technology • Leadership • Finance	X	Audit Δ
V. Richard Eales *	76	2001	• Leadership • Finance • Industry	X	Audit; Governance
Allen Finkelson	65	1994	• Leadership • Governance Legal	X	Compensation; Governance
James M. Funk	62	2008	• Engineering • Industry • Leadership	X	Compensation
Jonathan S. Linker	63	2002	• Industry • Leadership • Finance	X	Audit; Governance Δ
Kevin S. McCarthy	52	2005	• Finance • Industry • Leadership	X	Compensation Δ; Governance
John H. Pinkerton	58	1988	• Past CEO • Finance • Industry		Dividend
Jeffrey L. Ventura	54	2005	• Current CEO • Engineering • Leadership
* Lead independent director Δ Chair
Attendance: All director nominees, all of whom are current directors, attended 100% of the board meetings and attended 100% of the committee meetings on which they sit.

Business Highlights

Our strategy has been consistent and successful for many years and can be summarized in three key points:

•

Grow production and reserves on a debt-adjusted, per share basis at top-quartile or better costs;

•

Maintain a strong, simple balance sheet; and

•

Operate safely and as a good steward of the environment.

These three tenets of our strategy have consistently produced best-in-class operating results. Range has grown production for nine consecutive years. For 2007-2011, we grew production at 12% compound annual growth rate (“CAGR”), while growing reserves at a 20% CAGR.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 3

Back to Contents

Executive Compenstation Advisory Vote and Its Frequency

We are asking our stockholders to approve on an advisory basis our named executive officers (NEO) compensation. The Board recommends a FOR vote because we believe our compensation policies and practices are effective in achieving our goals of: (i) attracting, retaining and motivating executive officers who perform at a high level, (ii) aligning our executive interests with those of our stockholders and (iii) encouraging both a short-term and long-term focus. Our compensation program for our executives excludes pay practices that the Board believes are contrary to a long-term focus such as employment contracts (none of our executivies are covered by an employement contract) and we have no severance program.

Executive Compensation Components (page 25)

Type	Form	Terms
Equity	• Restricted stock	Generally vests 30%, 30%, 40% annually over three years
	• Stock appreciation rights	Generally vests 30%, 30%, 40% annually over three years
Cash	• Base salary	Reviewed annually
	• Annual cash bonus	Determined by Compensation Committee based on quantitative metrics
Retirement	• Tax-qualified Plan	401 (k) plan matching contributions which vests over two years Deferred compensation plan matching which vests ratably over three years
Other	• Standard benefits	Life insurance; disability insurance

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 4

Back to Contents

The following chart shows the performance of a $100 investment in our common stock on December 31, 2006, with dividends invested quarterly, for those who wish to consider total stockholder return when evaluating compensation. The chart also compares the total stockholder return on our common stock to the same investment in the S&P 500 Index and the Dow Jones U.S. Exploration and Production Index over the same period, with dividends invested quarterly. As illustrated below, our common stock outperformed both the S&P 500 Index and the Dow Jones U.S. Exploration and Production Index during this period.

Executive Compensation Mix (page 36)

Important Dates for 2013 Annual Meeting of Stockholders (page 57)

Stockholders proposals submitted for inclusion in our 2013 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than December 6, 2013.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 5

Back to Contents

INTRODUCTION

The enclosed proxy is solicited on behalf of the Board of Directors of Range Resources Corporation, a Delaware corporation, for use at the 2012 Annual Meeting of Stockholders. The meeting will be held Wednesday, May 23, 2012, at 9:00 a.m. Central Time, at the Worthington Renaissance Hotel, Trinity Central Room, 200 Main Street, Fort Worth, Texas 76102. The items to be considered are summarized in the Notice of Annual Meeting of Stockholders and more fully described in this Proxy Statement. This Proxy Statement and the proxy form were first mailed on April 4, 2012, to holders of record of our common stock, $.01 par value, as of March 26, 2012. Shares of our common stock represented by proxies will be voted as described below or as specified by each stockholder. Any proxy given by a stockholder may be revoked at any time before the voting by delivering a written notice to our Corporate Secretary, by executing and delivering a subsequently dated proxy or by attending the meeting, withdrawing the proxy and voting in person.

The persons named as proxies are David P. Poole and Rodney L. Waller, our Corporate Secretary and Assistant Corporate Secretary, respectively. The cost of preparing and mailing this Proxy Statement and any other related material will be paid by us. We have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist in the solicitation of proxies. For these services, we will pay MacKenzie Partners a fee of approximately $12,000 and reimburse it for certain out-of-pocket expenses. In addition to the solicitation of proxies by use of the mail, our directors, officers and employees may solicit proxies personally without additional compensation. We will request brokerage firms and other custodians, nominees and fiduciaries to forward our proxy solicitation material to the beneficial owners of the common stock and will reimburse them for their expenses.

VOTING PROCEDURES

Voting Stock and Record Date

Only stockholders of record of our common stock at the close of business on March 26, 2012, will be entitled to vote at the meeting. On March 26, 2012, 161,938,104 shares of common stock were outstanding. Each share entitles the holder to one vote on each matter. Stockholders do not have cumulative voting rights.

Quorum and Adjournments

The presence, in person or by proxy, of stockholders holding a majority of the votes eligible to be cast is necessary to constitute a quorum at the meeting. If a quorum is not present at the meeting, the holders of a majority of the common stock entitled to vote who are present or represented by proxy at the meeting have the power to adjourn the meeting without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, the chairman of the meeting has the power to adjourn the meeting for any reason without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting.

Votes Required

Approval of Proposal 1, since it is an uncontested election of directors, will require that more votes for a director must be cast than votes cast against the director in order for the director to be elected. In other words, each candidate for the board must receive an affirmative vote of the majority of our shares of common stock represented at the meeting in person or by proxy which actually cast a vote either for or against each candidate. Under our bylaws, in the event a candidate for the board does not receive more “for” votes than votes “against,” the candidate’s resignation from the Board will be considered by the Governance and Nominating Committee. In the event of a contested election of directors, a nominee would be required to receive a plurality of the votes of the holders of shares of our common stock present in person or by proxy and entitled to vote at the meeting. Under our bylaws an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.

In accordance with Securities and Exchange Commission (“SEC”) rules, Proposal 2 is a non-binding advisory vote. Assuming a quorum is present at the meeting, the affirmative vote of a majority of our shares of common stock represented at the meeting in person or by proxy and entitled to vote will constitute the stockholders’ non-binding advisory vote.

Assuming a quorum is present at the meeting, Proposal 3 and both of the stockholder proposals (Proposals 4 and 5) require an affirmative vote of the majority of our shares of common stock represented at the meeting in person or by proxy and entitled to vote on the proposals.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 6

Back to Contents

Broker Non-Votes and Abstentions

Brokers who hold shares in street name for customers are required to vote as the beneficial owners instruct. A “broker non-vote” occurs when a broker lacks discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner (such shares are referred to as “uninstructed shares”). Brokers are not permitted to vote on non-discretionary items if they have not received instructions from the beneficial owners. Brokers are permitted to indicate a “broker non-vote” on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes are treated as shares that are present for purposes of determining whether a quorum is present at the meeting. However, for purposes of determining whether a proposal is approved, abstentions and broker non-votes are tabulated separately. Abstentions will have no effect on the outcome of voting in director elections and will have the effect of votes “against” any other proposal requiring the affirmative vote of a majority of the shares present and entitled to vote on the proposal. Where a broker holds uninstructed shares concerning a non-discretionary item, these shares are not considered to be “entitled to vote” and, therefore, are not included in the denominator where the approval standard is a majority of the shares present and entitled to vote. As such, broker non-votes have a neutral effect on such proposals and broker non-votes have no effect on the outcome of the elections of directors. Under the regulations promulgated by the New York Stock Exchange (the “NYSE”) and approved by SEC, Proposals 1, 2, 4 and 5 are considered non-discretionary items.

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered the stockholder of record of those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of the brokerage firm or custodian. As the beneficial owner, you have the right to instruct your broker, trustee or nominee how to vote and you are also invited to attend the annual meeting.

Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Voting in Person

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a proxy from the broker trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the meeting.

Default Voting

A proxy that is properly completed and returned will be voted at the meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any voting instructions, your shares will be voted “FOR” Proposals 1, 2, and 3 and voted “AGAINST” both of the stockholder proposals (Proposals 4 and 5) consistent with the Company’s recommendation, and in accordance with the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting or any adjournment or postponement. If we propose to adjourn the meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. Our Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the annual meeting.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 7

Back to Contents

Revocation of Proxy

A stockholder executing and returning a proxy may revoke it at any time before it is exercised at the annual meeting by giving written notice of the revocation to our Corporate Secretary or by executing and delivering to our Corporate Secretary a later dated proxy. Attendance at the annual meeting will not be effective to revoke your proxy unless written notice of revocation has also been delivered to our Corporate Secretary before the proxy is exercised. If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instructions if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

Voting Results

We intend to announce preliminary voting results at the annual meeting, if possible, and to publish final results on our website and in a current report on Form 8-K within four business days after the annual meeting. We will publish preliminary voting results in a current report on Form 8-K within four business days after the annual meeting if final results are not available in that period and will amend the current report within four business days after final results are known.

This Proxy Statement is dated April 4, 2012.

PROPOSAL 1    ELECTION OF DIRECTORS

Nomination and Election of Directors Nominated by the Company

The current term of office of all our directors expires at the 2012 annual meeting. Based on the recommendation received from the Governance and Nominating Committee, our Board of Directors proposes that each of the nominees listed below, all of whom are currently serving as directors, be re-elected for a new term expiring at the 2013 annual meeting or when their successors are duly elected and qualified. Each of the nominees has agreed to serve if elected. If any one of them becomes unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board of Directors. Our Board of Directors does not presently contemplate that any of the nominees will become unavailable for election.

Information Concerning Nominees

The following table sets forth the names of the nominees proposed by the Board of Directors for election and certain information with regard to each nominee. There is no family relationship between any of our directors and executive officers. In addition, the section following the table provides biographical information regarding each nominee and a summary of the skills and abilities that lead the Governance and Nominating Committee to conclude the nominee should be nominated to serve as a Director of the Company.

Name	Age	Held Office Since	Current Position
Charles L. Blackburn	84	2003	Director
Anthony V. Dub	62	1995	Director
V. Richard Eales	76	2001	Director, Lead Independent Director
Allen Finkelson	65	1994	Director
James M. Funk	62	2008	Director
Jonathan S. Linker	63	2002	Director
Kevin S. McCarthy	52	2005	Director
John H. Pinkerton	58	1988	Director, Executive Chairman of the Board
Jeffrey L. Ventura	54	2005	Director, President and Chief Executive Officer

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 8

Back to Contents

Charles L. Blackburn

Charles L. Blackburn was first elected as a director in 2003. Mr. Blackburn has more than 40  years experience in oil and gas exploration and production serving in several executive and board positions. Previously, he served as Chairman and Chief Executive Officer of Maxus Energy Corporation from 1987 until that company’s sale to YPF Socieded Anonima in 1995. Maxus was the oil and gas producer which remained after Diamond Shamrock Corporation’s spin-off of its refining and marketing operations. Mr. Blackburn joined Diamond Shamrock in 1986 as President of its exploration and production subsidiary. From 1952 through 1986, Mr. Blackburn was with Shell Oil Company, serving as Director and Executive Vice President for exploration and production for the final ten years of that period. Mr. Blackburn has previously served on the Boards of Anderson Clayton and Co. (1978-1986), King Ranch Corp. (1987-1988), Penrod Drilling Co. (1988-1991), Landmark Graphics Corp. (1992-1996) and Lone Star Technologies, Inc. (1991-2001). Mr. Blackburn received his Bachelor of Science degree in Engineering Physics from the University of Oklahoma. Mr. Blackburn has a wide breadth of experience in the exploration for and production of oil and gas reserves including his experience at Shell as Executive Vice President of Exploration and Production and his experience as the CEO and Chairman of Maxus Energy Corporation, a public oil and gas company. Mr. Blackburn has also served as the Chairman of the Company’s Board. Mr. Blackburn’s strong technical expertise as well as significant experience managing oil and gas companies and his service and performance as the Company’s Chairman formed the basis for the Governance and Nominating Committee’s conclusion that he should be nominated as a director.

Anthony V. Dub

Anthony V. Dub became a director in 1995. Mr. Dub is Chairman of Indigo Capital, LLC, a financial advisory firm based in New York. Before forming Indigo Capital in 1997, he served as an officer of Credit Suisse First Boston (“CSFB”). Mr. Dub joined CSFB in 1971 and was named a Managing Director in 1981. Mr. Dub led a number of departments during his 26 year career at CSFB including the Investment Banking Department. After leaving CSFB, Mr. Dub became Vice Chairman and a director of Capital IQ, Inc. until its sale to Standard & Poor’s in 2004. Capital IQ is a leader in helping organizations capitalize on synergistic integration of market intelligence, institutional knowledge and relationships. Mr. Dub received a Bachelor of Arts degree, magna cum laude, from Princeton University. Mr. Dub has significant experience in the financial area and serves as the Chair of the Company’s Audit Committee. Mr. Dub gained his financial expertise from many years of service as an investment banker, having led the Asset Finance, Mortgage Finance, Capital Markets and Investment Banking practices at CSFB at various points in his career. His experience evaluating financial risks as well as his performance as Chair of the Company’s Audit Committee are significant factors in the Governance and Nominating Committee’s conclusion that he should be nominated as a director.

V. Richard Eales

V. Richard Eales became a director in 2001 and was selected as Lead Independent Director in 2008. Mr. Eales has over 35 years of experience in the energy, technology and financial industries. He is currently retired, having been a financial consultant serving energy and information technology businesses from 1999 through 2002. Mr. Eales was employed by Union Pacific Resources Group Inc. from 1991 to 1999 serving as Executive Vice President from 1995 through 1999. Before 1991, Mr. Eales served in various financial capacities with Butcher & Singer and Janney Montgomery Scott, investment banking firms, as CFO of Novell, Inc., a technology company, and in the treasury department of Mobil Oil Corporation. Mr. Eales received his Bachelor of Chemical Engineering degree from Cornell University and his Master’s degree in Business Administration from Stanford University. Mr. Eales serves on the Company’s Audit Committee as the Audit Committee Financial expert. Mr. Eales’ background includes a significant amount of experience with NYSE listed issuers and, as a result of his service as the CFO of two public companies, including an oil and gas company, he has significant experience with SEC filings required of public companies. Mr. Eales is also experienced in corporate governance matters and has been elected by the Board of Directors to serve as the Company’s Lead Independent Director the past two years. Mr. Eales is a resident of Pennsylvania and has a long history of leadership with The Nature Conservancy. This experience and expertise in both public company financial reporting and corporate governance, his performance as Audit Committee financial expert and Lead Independent Director, as well as Mr. Eales’ familiarity with the regulatory, political and environmental arenas in Pennsylvania, where much of the Company’s exploration is currently occurring, lead the Governance and Nominating Committee to conclude that he should be nominated as a director.

Allen Finkelson

Allen Finkelson became a director in 1994. Mr. Finkelson was a partner at Cravath, Swaine & Moore LLP from 1977 to 2011, with the exception of the period 1983 through 1985, when he was a managing director of Lehman Brothers Kuhn Loeb Incorporated. Mr. Finkelson joined Cravath, Swaine & Moore, LLP in 1971. Mr. Finkelson earned a Bachelor of Arts from St. Lawrence University and a J.D. from Columbia University School of Law. Mr. Finkelson’s experience in mergers and acquisitions and corporate law brings a unique perspective to the Company’s Board. Mr. Finkelson practiced law at one of the leading law firms in the country, where he was a partner with over 30 years of experience and where he had significant involvement with a wide range of public company transactions and other corporate issues. Additionally, he has strong knowledge of corporate best practices as a result of his practice as a lawyer in a number of areas, including public company executive compensation and corporate governance. As a result of these skills and abilities, the Governance and Nominating Committee determined to nominate him for election to the Board.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 9

Back to Contents

James M. Funk

James M. Funk became a director in December 2008. Mr. Funk is an independent consultant and producer with over 30 years of experience in the energy industry. Mr. Funk served as Sr. Vice President of Equitable Resources and President of Equitable Production Co. from June 2000 until December 2003 and has been an independent consultant and oil and gas producer since that time. Previously, Mr. Funk was employed by Shell Oil Company for 23 years in senior management and technical positions. Mr. Funk has previously served on the boards of Westport Resources (2000 to 2004) and Matador Resources Company (2003 to 2008). Mr. Funk currently serves as a Director of Superior Energy Services, Inc., a public oil field services company headquartered in New Orleans, Louisiana and Sonde Resources Corp. a public company headquartered in Calgary, Alberta. Mr. Funk received a B.A. degree in Geology from Wittenberg University, a M.S. in Geology from the University of Connecticut, and a PhD in Geology from the University of Kansas. Mr. Funk is a Certified Petroleum Geologist. Mr. Funk is the newest member of the Company’s Board and was selected to serve as a Director based on his strong technical experience in geology as well as his knowledge of the Appalachian basin where much of the Company’s current exploration is being conducted. He has significant technical expertise in unconventional oil and gas resources and knowledge of oil and gas exploration and development generally as well as reserves determination and reporting in particular as a result of his service at Shell and Equitable Production, one of the leading companies in the Appalachian basin, where he served as President. Mr. Funk has knowledge from his service with Equitable regarding the economic environment in which the Company operates, particularly in Pennsylvania and he has a strong background in compensation policies and practices of oil and gas companies including establishing energy industry specific performance based compensation metrics. All of these skills and attributes were considered by the Board in originally selecting Mr. Funk to join the Board in December 2008 and led the Governance and Nominating Committee to nominate him for election to the Board.

Jonathan S. Linker

Jonathan S. Linker became a director in 2002. Mr. Linker previously served as a director of Range from 1998 to 2000. He has been active in the energy industry for over 37 years. Mr. Linker joined First Reserve Corporation in 1988 and was a Managing Director of the firm from 1996 through 2001. Mr. Linker is currently Manager of Houston Energy Advisors LLC, an investment advisor providing management and investment services to two private equity funds. Mr. Linker has been President and a director of IDC Energy Corporation since 1987, a director and officer of Sunset Production Corporation since 1991 serving currently as Chairman, and Manager of Shelby Resources Inc., all privately-owned exploration and production companies. Mr. Linker received a Bachelor of Arts in Geology from Amherst College, a Masters in Geology from Harvard University and an MBA from Harvard Graduate School of Business Administration. Mr. Linker has extensive experience and expertise as an energy investor and his background and experience as an advisor to and participant in acquisition of oil and gas properties, growth and development of oil and gas companies and major transactions involving oil and gas companies as well as his knowledge of the oil and gas commodity markets in particular along with his experience in corporate governance, having served as a director on a number of public company boards, along with his service and performance as Chair of the Company’s Governance and Nominating Committee led the Governance and Nominating Committee to nominate Mr. Linker for election to a position on the Board.

Kevin S. McCarthy

Kevin S. McCarthy became a director in 2005. Mr. McCarthy is Chairman, Chief Executive Officer and President of Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc. and Kayne Anderson Energy Development Company, which are each NYSE listed closed-end investment companies. Mr. McCarthy joined Kayne Anderson Capital Advisors as a Senior Managing Director in 2004 from UBS Securities LLC, where he was global head of energy investment banking. In this role, he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the energy industry. From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated. He began his investment banking career in 1984. He is also on the board of directors of ProPetro Services, Inc. and Direct Fuel Partners, L.P. (two private energy companies). He earned a Bachelor of Arts in Economics and Geology from Amherst College and an MBA in Finance from the University of Pennsylvania’s Wharton School. Mr. McCarthy’s background and experience in the exploration and production business as a result of having served with UBS Securities LLC where he was global head of energy investment banking, his knowledge of the oil and gas commodity markets, his knowledge of compensation practices and risk management in oil and gas companies from his experience both as an investment banker and his management experience at Kayne Anderson where he serves as Chairman and Chief Executive Officer of four closed end investment funds with an energy focus, along with his service and performance as Chair of the Company’s Compensation Committee was viewed by the Governance and Nominating Committee to be of importance to the success of the Company and the basis for the nomination of Mr. McCarthy as a director.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 10

Back to Contents

John H. Pinkerton

John H. Pinkerton, Executive Chairman and a director, became a director in 1988 and was elected Chairman of the Board of Directors in 2008. He joined Range as President in 1990 and was appointed Chief Executive Officer in 1992, a position he held until he assumed the Executive Chairman role effective January 1, 2012. Previously, Mr. Pinkerton was employed by Snyder Oil Corporation, serving in numerous capacities the last of which was Senior Vice President. Mr. Pinkerton currently serves on the Board of Trustees of Texas Christian University and is a member of the Executive Committee of America’s Natural Gas Alliance (ANGA). Mr. Pinkerton received his Bachelor of Arts in Business Administration from Texas Christian University and a Master’s degree from the University of Texas at Arlington. Mr. Pinkerton has been in the energy industry almost his entire professional career and founded and guided the growth of the Company for over 20 years. In addition to his corporate management experience, Mr. Pinkerton has significant experience in the acquisition and divestiture of oil and gas properties, oil and gas hedging, risk analysis and evaluation and corporate finance and he serves in an important role of representing the Company in the industry and with state and national policymakers. The Governance and Nominating Committee, in addition to valuing the business expertise possessed by Mr. Pinkerton as a director, believes that having his perspective as the immediate past Chief Executive Officer of the Company represented among the members of the Board enhances the Board’s focus on and contribution to the growth and development of the Company and is in the best interest of the Company’s stockholders. Accordingly, the committee determined to nominate him for election to the Board.

Jeffrey L. Ventura

Jeffrey L. Ventura, President and Chief Executive Officer and a director, joined Range in 2003 as Chief Operating Officer and became a director in 2005. Mr. Ventura was named Chief Executive Officer effective January 1, 2012. Previously, Mr. Ventura served as President and Chief Operating Officer of Matador Petroleum Corporation which he joined in 1997. Prior to his service at Matador, Mr. Ventura spent eight years at Maxus Energy Corporation where he managed various engineering, exploration and development operations and was responsible for coordination of engineering technology. Previously, Mr. Ventura was with Tenneco Oil Exploration and Production, where he held various engineering and operating positions. Mr. Ventura earned a Bachelor of Science degree in Petroleum and Natural Gas Engineering from the Pennsylvania State University. Mr. Ventura is a highly experienced oil and gas business executive who has a very deep technical understanding of the development of oil and gas reserves, particularly oil and gas reserves from unconventional resources with a focus on management of finding and development costs. Additionally, Mr. Ventura has significant experience in the evaluation and reporting of oil and gas reserves, evaluation of acquisition opportunities, analysis of producing properties considered for divestiture and management and development of technical human resources. The Governance and Nominating Committee considers having the benefit of the technical management perspective provided to the Board from Mr. Ventura as a director highly desirable and beneficial to the long term growth and development of the Company since its exploration and development strategies, especially in the Marcellus Shale play, are important to stockholder value. The Governance and Nominating Committee also believes having the point of view of the Chief Executive Officer represented on the Board is in the best interest of the stockholders and therefore, the committee nominated Mr. Ventura as a candidate for director.

Required Vote and Recommendation

Since it is an uncontested election of directors, each nominee must receive more votes “for” the nominee than votes cast “against” the nominee in order for the nominee to be elected to the Board of Directors. Under our bylaws, in the event a candidate for the board does not receive more “for” votes than votes “against,” the candidate’s resignation from the Board will be considered by the Governance and Nominating Committee. A properly executed proxy marked “Withhold authority” with respect to the election of one or more of our directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Uninstructed shares are not entitled to vote on this proposal; therefore broker non-votes will not affect the outcome of this proposal. Please see the discussion above under the captions “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures related to the election of directors in an uncontested election.

For the reasons described at the end of each biographical summary regarding each candidate which discussed the skills, qualifications and attributes that lead the Governance and Nominating Committee to recommend such persons for election to the Board, the Board of Directors recommends a vote FOR the election of each of the nominees.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 11

Back to Contents

PROPOSAL 2    ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company and the Board of Directors recognize that executive compensation is an important matter for our stockholders. As described in detail in the Compensation Committee’s report and the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee is tasked with the implementation of the Company’s executive compensation philosophy. The core of that philosophy has been and continues to be to structure our compensation programs so the compensation of the Company’s executives is largely based on the Company’s performance. In particular, the Compensation Committee strives to base a substantial portion of executive compensation on performance metrics that are based on finding and development of oil and gas reserves at reasonable cost and the consequent long term increase in the value of the Company for its owners – the stockholders. It is always the intention of the Compensation Committee that the Company’s executive officers be compensated competitively and consistently with the Company’s strategy, sound corporate governance principles, and stockholder interests and concerns. As described in the Compensation Discussion and Analysis section of this Proxy Statement, we believe our compensation program is strongly aligned with the long-term interests of our stockholders. As you consider this proposal, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation, including the more detailed information about the Company’s compensation philosophy and objectives and the past compensation of the Named Executive Officers.

The legislation requiring a non-binding, advisory “Say on Pay” vote on executive compensation was first effective in 2011 and the first such vote was received by the Company at its annual meeting in May 2011, at which time a majority of stockholders also voted in favor of the submission of the say on pay vote annually. Based on the advisory vote on the frequency preference for the say on pay vote, the Board determined to submit such a vote again this year and welcomes the opportunity for our stockholders to provide us with a say on pay vote on executive compensation again at our 2012 annual meeting.

We are therefore asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of the Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis and the compensation tables.

Required Vote and Recommendation

As an advisory vote, the matter for which stockholders have the opportunity to vote under Proposal 2 is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

If you own shares through a bank, broker or other holder of record, you must instruct them how to vote so that your vote can be counted on this proposal as uninstructed shares are not entitled to vote with regard to Proposal 2. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this Proposal 2.

The Board of Directors recommends that the stockholders vote FOR Proposal 2.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 12

Back to Contents

PROPOSAL 3    RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee of our Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2012 and our internal controls over financial reporting and our Board of Directors has ratified that selection. During fiscal years 2004 to 2011 Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and other services. Representatives of Ernst & Young LLP are expected to be present at the 2012 annual meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012. Abstentions have the effect of negative votes on this proposal. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm. Please see the discussion above under the captions “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year.

PROPOSAL 4    IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL

The Massachusetts Laborers’ Pension Fund, located at 14 New England Executive Park, Suite 200, Burlington, Massachusetts 01803-5201, telephone (800) 342-3792, is the beneficial owner of more than $2,000 worth of the Company’s common stock, and has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders:

RESOLVED: The shareholders urge the board of directors of Range Resources Corporation (“Company”) to adopt a policy that in the event of a senior executive’s termination or a change of control of the Company, there shall be no acceleration in the vesting of any equity awards to senior executives, except that any unvested equity awards may vest on a pro rata basis. To the extent that any such unvested equity awards are based on performance, the performance goals must be met. This policy shall not affect any legal obligations that may exist at the time of adoption of this policy.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 13

Back to Contents

Supporting Statement By the Proponent of the Resolution

We support the concept of performance-based equity awards to senior executives to the extent that such awards are tailored to promote performance and align executives’ interests with those of the shareholders. We also believe that the severance payments may be appropriate in some circumstances following a change of control of the Company or a termination of a senior executive’s employment.

We are concerned, however, that the acceleration of equity awards after the termination of a senior executive or a change of control of the Company may reward poor performance. The vesting of equity awards over a period of time is intended to promote long-term improvements in performance. The link between pay and long-term performance can be severed if awards vest on an accelerated schedule.

According to the Company’s 2011 proxy statement, if a change of control occurs, the Company will accelerate vesting on all long-term equity incentive awards. There is no requirement that an officer must leave the Company in order for awards to vest. The accelerated vesting of awards following a change of control would result in a payment of $6,102,663 to Mr. John H. Pinkerton, the Company’s Executive Chairman. The Company does not have a general severance plan for executives; however, the Company states that the Compensation Committee has discretion to award severance benefits if an executive terminates employment.

We do not feel that such a significant windfall is justified, particularly as it would not in any way be tied to performance.

We propose that the Company limit the acceleration of equity awards following a termination or a change of control to permit vesting only on a pro rata basis that is proportionate to the executive’s service during the vesting period. To the extent that any such awards are performance-based, the performance goals must also be met.

Board of Directors’ Statement Regarding Proposal

The Board of Directors recommends a vote “AGAINST” the above stockholder proposal for the following reasons:

The Compensation Committee and the Board believe the current structure of the Company’s executive compensation program is in the best interest of the Company and its stockholders and is consistent with the compensation practices of our industry peer group. The inclusion of provisions in the Company’s executive change in control plan providing for the accelerated vesting of executive officer equity awards upon a change of control is appropriate and effective to further the objectives of our executive compensation program by aligning the interests of our executive officers with the interests of our stockholders. A significant portion of each executive’s annual target total compensation opportunity is paid in the form of long-term equity awards and considered at-risk compensation. Awards are structured in a combination of equity-based awards (currently a 50-50 mix of time-based restricted stock and SARs), as discussed in the Compensation Discussion and Analysis section of this Proxy Statement and encourages retention and aligns compensation of our executives with stockholder value. In addition to providing a retention component to our compensation program, the Company believes that placing a significant percentage of compensation at risk over the three year vesting periods incentivizes executive officers to have a long-term perspective, focus on long-term stock price performance and create long-term value for our stockholders. Further, the use of SARs is performance based compensation since the only value of a SAR results when the current value of the Company’s stock is in excess of the value of the common stock on the day that the SAR was granted or valued.

The provisions in our executive change in control plan that provide for vesting of unvested awards in the event of a change of control event (such as a merger, reorganization or tender offer) allow the Company’s executive management to remain objective regarding such a potential transaction; focused on protecting stockholders’ interests and maximizing stockholder value during a potential change of control event. These terms of our change in control plan also enable our executive management to avoid distractions and potential personal conflicts of interest that could otherwise arise when the Board is considering a potential change of control transaction, thus permitting a continued focus on business operations; reducing the risk of executive management turnover and keeping executive management’s objective input available to the Board during any such transaction. As a result, the Board and the Compensation Committee believe that vesting of unvested awards at the time a change in control occurs is warranted.

The Company’s stockholders are free to sell their stock at the time of a change of control or earlier and thereby realize the value created at the time of the transaction or even before a transaction closes. The Board believes that the value created at the time of a change of control transaction should be attributed, at least in part, to the efforts and talents of the Company’s executive officers. Given the payment of a majority of annual compensation in the form of long-term equity awards for the purpose of incentivizing executive officers to have a long-term perspective, the Board believes that accelerating the vesting of executive officer equity awards upon a change of control is appropriate given the design of the Company’s current executive compensation program because it provides executive officers with the opportunity to realize the full value of their equity awards and participate with the Company’s stockholders in the value created as a result of the change of control transaction.

Finally, our executive compensation program is designed to attract, motivate and retain a highly qualified executive management team and appropriately reward executive officers for their contribution to the achievement of our short-term and long-term goals and the creation and enhancement of stockholder value. Adoption of the proposal could significantly disadvantage the Company from a competitive standpoint, jeopardizing our long-term performance and ability to create and deliver maximum value to our stockholders because a majority of our peers provide for the accelerated vesting of equity if a senior executive is terminated in connection with a change of control. Further, adoption of the proposal could create a motivation for senior executives to leave the company for a competitor in the event a potential change in control event is considered by the Company, possibly resulting in the loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change in control transaction for the benefit of the stockholders. The Company’s executive change in control plan provides for the vesting of any unvested awards only at the finalization and transfer of control to another party, not upon the execution of an agreement or the announcement of a possible arrangement. Other provisions of the Company’s executive change in control plan, where appropriate, provide for a double trigger of events whereby there is a change in control and the executive is terminated within a specified time period. We believe that these arrangements are fair and equitable arrangements protecting and incent both the executives and the stockholders to maximize the value to the stockholders. Except in connection with a change in control, none of the Company’s compensation plans or programs provide for acceleration of vesting of equity nor pay compensation to executives simply upon termination and the Company does not currently have any employment agreements with any executives, thus there are no contractual rights to accelerated vesting of equity in the event of a termination not related to a change in control. Any such arrangements for accelerated vesting upon a termination unrelated to a change in control would be agreed to only in unique circumstances and would be specifically reviewed and approved by the Compensation Committee on a case by case basis.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 14

Back to Contents

In summary, we believe that the current structure of the Company’s executive compensation programs, including the provision of the Company’s change in control plan providing for the accelerated vesting of executive officer equity awards upon a change of control, is appropriate and effective, is consistent with the compensation practices of our industry peer companies and is in the best interest of the Company and its stockholders, therefore our Board recommends that you vote AGAINST this stockholder proposal.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required to approve the stockholder proposal set forth as Proposal 4. Uninstructed shares are not entitled to vote on this proposal, therefore broker non-votes will not affect the outcome of this proposal. Abstentions have the effect of negative votes on this proposal.

For the reasons set forth above, our Board of Directors recommends that you vote AGAINST Proposal 4.

PROPOSAL 5    IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL

The Amalgamated Bank’s Long View Large Cap 500 Index Fund, located at 275 Seventh Avenue, New York, NY 10001, telephone (212) 255-6200, is the beneficial owner of more than $2,000 worth of the Company’s common stock, and has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders:

RESOLVED: The stockholders of Range Resources Corporation (the “Company”) ask the Board of Directors to adopt a policy that incentive compensation for senior executives should include a range of non-financial measures based on sustainability principles and reducing negative environmental impacts related to Company operations. For purposes of this resolution, “sustainability” refers to the methods by which environmental, social and economic considerations are integrated into long-term corporate strategy.

Supporting Statement by the Proponent of the Resolution

As shareholders, we support executive compensation policies that motivate and reward senior executives for actions that contribute to a company’s long-term growth.

An important element of senior executive compensation is incentive compensation, including both annual cash bonuses and long-term incentive awards. At-risk pay is the predominant form of compensation for the Company’s senior executives. According to last year’s proxy statement, such pay comprises approximately 80% of the total compensation for the five most senior executives that year.

Considering the significance of incentive pay in the Company’s compensation policies, we believe it is important for the Board of Directors to ensure that compensation incentives are aligned with business strategies for creating sustainable, long-term shareholder value and mitigating risks that could have a detrimental impact on value creation. The Company recognizes environmental performance as a key business risk, stating in its 2011 annual report: “Natural gas and oil operations are subject to many risks, including well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic natural gas and other environmental hazards and risks. If any of these hazards occur, we could sustain substantial losses . . . .” We note that the Company has experienced recent spills within both its Barnett Shale and Marcellus Shale operations and has been subject to fines and regulatory scrutiny.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 15

Back to Contents

Accordingly, we believe the board should consider and disclose a variety of factors in determining incentive pay, including metrics that promote sustainable value creation and reduce negative environmental impacts. In discussing the factors that go into setting compensation levels for senior executive compensation, the Company’s April 2011 proxy statement indicates that at-risk compensation is largely based on a mix of internal and external performance metrics. Although the proxy statement acknowledges the importance of mitigating risk, there is no mention of environmental, safety or sustainability issues or how avoiding risk in those areas is factored into incentive compensation for senior executives. By contrast, approximately two-thirds of the 42 energy firms in the S&P 500 index cite non-financial factors, such as environmental performance and worker safety, in their 2010 proxies.

We believe that the need for a greater emphasis on sustainability factors in incentive pay is illustrated by BP’s 2010 Deepwater Horizon oil spill, where a single incident caused significant losses to a company’s shareholders.

We believe that the Company can and should do more in this area, as a way of promoting long-term sustainability and growth. We urge you to vote FOR this proposal.

Board of Directors’ Statement Regarding Proposal

The Board of Directors recommends a vote “AGAINST” the above stockholder proposal for the following reasons:

The Company’s Board, which ultimately guides executive officer performance at the Company, places the highest priority on the health and safety of the citizens in the communities where we operate, our workforce and the protection of the environment. To ensure our operations are environmentally sound, the Company has established rigorous standards for protecting the environment where we operate. The Company’s operating and environmental assessment processes help the Company to identify, analyze and manage social, environmental, health and safety issues, which directly translates to environmental stewardship. The Company’s executive compensation philosophy, which is discussed at length in this Proxy Statement under “Compensation Discussion and Analysis,” guides the Board, through the Compensation Committee, to reward executives whose performance furthers the Company’s environmental, social, financial and operational objectives. The Board believes that environmental, social, financial and operational elements of the Company’s performance are incorporated into its executive compensation policies and practices as a result of the manner in which the Board applies those factors to its evaluation of the performance of the Company, its business units and individual executives.

Sustainability as proposed for inclusion by the proponent is not an objectively calculated formulaic metric which would qualify the metric under 162(m) for tax-deductible performance-based incentive compensation. Non-performance based compensation places a tax burden on the Company while current methodologies allow for the full deduction of such compensation without penalizing the Company and our stockholders. Furthering the Company’s environmental, social, financial and operational objectives are all important factors in the evaluation of the performance of the Company and of its senior executives and the Compensation Committee retains discretion to reduce the annual bonus payable to particular executives and it has discretion in the award of long term compensation to executives. Thus the ability of the Compensation Committee to consider a particular executive’s or the entire executive team’s commitment to important matters such as environmental stewardship and sustainability and incorporate an executive’s commitment to sustainability is already a fundamental part of the Company’s compensation process. The most important success factor of environmental stewardship and sustainability is the tone at the top and how the focus on the Company’s environmental commitment is communicated throughout the organization. We believe that Range has one of the strongest of such programs in the industry and that belief is supported by our actions. In 2009, when the Company first commenced operations in Lycoming County where drilling operations were new, we voluntarily organized and conducted a first responder practice drill and similar efforts have occurred in other areas where we work. This first responder practice drill involved local, state and federal agencies and major hospitals from the area. These practice drills are now the industry standard used throughout the Appalachia. The Company also helped to lead the industry toward greater disclosure of hydraulic fracturing fluids with the Company’s commitment to voluntary disclosure of fracturing fluid additives in July 2010. We’ve supported such efforts in states where we operate and participate in the Groundwater Protection Council’s FracFocus registry. Our personnel have testified before state and federal legislatures on health, safety and environmental issues as used by the Company as best practices. In addition our Chief Operating Officer is also the Company’s lead environmental, health and safety officer.

The Board believes that the long-term interests of stockholders are best served by the Company growing, managing and operating the businesses in a responsible manner that is focused on long-term value creation. We believe that rewarding those employees who manage environmental, social, financial and operational issues in a way that creates measurable long-term stockholder value is the key to sustainability. The Company daily strives to operate responsibly in support of our stockholder’s long-term interests. The Board believes that the Company’s executive compensation program as currently designed and administered by the Compensation Committee motivates our executives to manage the Company in a way that provides long-term value for our stockholders and that altering the compensation philosophy to attempt to include objective criteria for factors which are inherently best evaluated subjectively by the Compensation Committee as is the current practice of the Company is unwise and unwarranted, therefore,

The Board recommends that you vote AGAINST this stockholder proposal.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 16

Back to Contents

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required to approve the stockholder proposal set forth as Proposal 5. Uninstructed shares are not entitled to vote on this proposal, therefore broker non-votes will not affect the outcome of this proposal. Abstentions have the effect of negative votes on this proposal.

For the reasons set forth above, our Board of Directors recommends that you vote AGAINST Proposal 5.

GOVERNANCE OF THE COMPANY

We are committed to having sound corporate governance principles. We believe having such principles and using them in the daily conduct of our business is essential to running our business efficiently and to maintaining our integrity in the marketplace and among the Company’s various constituents, including the public. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available under the Corporate Governance section of our website at http://www.rangeresources.com, and are available in printed form upon request by any stockholder.

Code of Business Conduct and Ethics

We have developed a Code of Business Conduct and Ethics, which is applicable to all of our directors, employees and consultants, including our principal executive officers and our principal financial officer. We intend to post amendments to and waivers, if any, from our code of ethics (to the extent applicable to our principal executive officers and directors) on our website at http://www.rangeresources.com under the section titled “Corporate Governance.” The latest change to our Code of Business Conduct and Ethics was posted March 30, 2009. The Code of Business Conduct and Ethics has been reviewed by our Board of Directors and our Governance and Nominating Committee in 2012. All of our directors acknowledge annually that they have reviewed and are in compliance with the Code of Business Conduct and Ethics.

Board Independence

Our Board of Directors has considered the issue of director independence and determined that, except for Mr. John Pinkerton, our Chairman, and Mr. Jeffrey L. Ventura, our President & Chief Executive Officer, none of the current directors standing for re-election, who are Messrs. Charles L. Blackburn, Anthony V. Dub, V. Richard Eales, James M. Funk, Allen Finkelson, Jonathan S. Linker and Kevin S. McCarthy, have a material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and each of these directors is independent within the meaning of our director independence standards. Our director independence standards are included in our Code of Business Conduct and Ethics, available under the Corporate Governance section of our website at http://www.rangersources.com. Our director independence standards reflect the standards required by the NYSE, and SEC rules as currently in effect. Furthermore, our Board of Directors has determined that each of the current members of each of the committees, except Mr. Pinkerton who serves on the Dividend Committee, have no material relationship with us (directly or as a partner, stockholder or officer of an organization that has a relationship with us) and are “independent” within the meaning of our director independence standards. We have made no contributions to any charitable organization in which a director serves as an officer or director.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 17

Back to Contents

Board Structure and Committee Composition

As of the date of this Proxy Statement, our Board of Directors has nine directors and the following four committees: (1) Audit, (2) Compensation, (3) Dividend, and (4) Governance and Nominating. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted and approved by our Board of Directors. All of the committee charters are available under the Corporate Governance section of our website at http://www.rangeresources.com and are available in printed form upon request by any stockholder. During 2011, our Board of Directors held eight meetings and acted seven times by unanimous written consent. The independent directors met four times during 2011 without the employee directors. Each director attended all of the regularly scheduled Board of Directors meetings and all special meetings. Each director attended all meetings of the committees of which they are members. Directors are encouraged to attend the annual meeting of our stockholders. All directors attended the last annual meeting of our stockholders.

Name of Director	Audit	Compensation	Dividend	Governance and Nominating
Non-Employee Directors:
Charles L. Blackburn		Member	Chair
Anthony V. Dub	Chair
V. Richard Eales	Member
Allen Finkelson		Member		Member
James M. Funk		Member
Jonathan S. Linker	Member			Chair
Kevin S. McCarthy		Chair		Member
Employee Directors:
John H. Pinkerton			Member
Jeffrey L. Ventura
Number of meetings in 2011	4	4	0	5
Number of Unanimous Written Consents	0	0	4	0

During 2011, our Board of Directors appointed a special Pricing Committee in connection with one senior subordinated note offering. The Pricing Committee met once.

Currently, three directors serve on other boards. Mr. Funk serves on the board of Superior Energy Services, Inc. and Sonde Resources Corporation. Mr. Linker serves on the boards of three small private companies that are investments by the private equity funds he manages. Mr. McCarthy serves as chairman on the board of the three companies that he serves as President and CEO and as a director for two private master limited partnerships in which his firm owns an interest. Our Governance and Nominating Committee reviews any requests from directors to serve on other public boards of directors and considers such service when considering candidates for the Board of Directors to determine that any time commitments associated with such proposed service would not interfere with our Board of Directors’ activities.

Chairmanship, Board Leadership and Lead Independent Director

For the past four years, John Pinkerton has been elected by the Board to serve as the Chairman of the Board while he also served as Chief Executive Officer. Effective January 1, 2012, Mr. Pinkerton was elected Executive Chairman and Jeffrey L. Ventura was elected Chief Executive Officer. In accordance with the Company’s Corporate Governance Guidelines, so long as the Chairman of the Board is an officer of the Company, the Board annually elects a Lead Independent Director. While Mr. Pinkerton served as Chairman and CEO, the Board had elected V. Richard Eales as the Lead Independent Director, and Mr. Eales continues to serve as Lead Independent Director after Mr. Pinkerton’s election to the position of Executive Chairman since Mr. Pinkerton remains an officer of the Company. The Company has not made a commitment to Mr. Pinkerton to elect him as Chairman of the Board and the Company has no contractual obligation to Mr. Pinkerton in the event he is not elected to serve as the Chairman of the Board, nor would any such obligation accrue in the event Mr. Pinkerton is not elected Chairman in the future. While the Company acknowledges that having an officer of the Company as Chairman can present an issue for some companies or some boards, the Company, the Governance and Nominating Committee and the Board do not believe there is any material corporate governance benefit to limiting the position of Chairman of the Board to the independent directors. The Chairman of the Board of the Company does not have any enhanced rights as a director, but has the same voting authority as all other directors and the role of Chairman is one which is principally that of presiding at Board meetings and taking the initiative on establishing the proposed agenda for Board meetings, which is a role senior management of the Company would play a significant part in regardless of which director serves as Chairman. Further, among the responsibilities of the Company’s Lead Independent Director is to be directly involved in setting the agenda for Board meetings and the Company’s independent Board members regularly communicate with the Chairman and our CEO directly with regard to their interest in having particular issues or topics addressed in a Board meeting. As a result, input from the independent members of the Board is consistently and regularly considered in developing the Board’s agenda whether or not a management director is elected as the Chairman. Additionally, the Board has established a Board calendar which includes a number of regular agenda items to insure that the Board spends an appropriate amount of time considering the key matters which are important to the growth and development of the Company at regular and established intervals. As a result of these various factors, the Company does not believe there is any corporate governance enhancement or benefit to the Company or its stockholders if it were to require that the Chairman be elected from the independent members of the Board. Accordingly, the Board may elect as Chairman any member of the Board. As described above, the Company’s Corporate Governance Guidelines ensure that the independent directors have a Lead Independent Director to chair executive sessions of the Board and to assist with interface between the Chairman and the independent directors when a management director is elected Chairman. Additionally, as previously described, all of the directors of the Company regularly communicate with the Chairman and each other resulting in communication by and among the independent and management members of the Board to facilitate the appropriate functioning of the Board and its committees.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 18

Back to Contents

Audit Committee

We have an Audit Committee established in accordance with Section 10A-3(b) of the Exchange Act. Our Audit Committee assists our Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the internal audit function, risk assessment and risk management, and serves as the primary point of interaction between the Company and our independent registered public accounting firm. Among other things, our Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews our Audit Committee charter and our Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees any investigations into complaints concerning financial matters; and reviews any risks that may have a significant impact on our financial statements. Our Audit Committee works closely with management as well as our independent registered public accounting firm. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, outside legal, accounting or other advisors as our Audit Committee deems necessary to carry out its duties.

All of the members of our Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. Our Board of Directors has determined that each member of the Audit Committee has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Our Board of Directors has determined and designated Mr. V. Richard Eales as our audit committee financial expert as defined in the rules of the SEC. No member of our Audit Committee serves on the audit committee of any other public company. The report of our Audit Committee is included in this Proxy Statement. Our Audit Committee charter is available under Corporate Governance/Committees and Charters at our website at http://www.rangeresources.com and is available in printed form upon request by any stockholder.

Compensation Committee

Our Compensation Committee discharges our Board of Director’s responsibilities relating to compensation of our executives and directors; produces an annual report on executive compensation for inclusion in our proxy statement; provides general oversight of our compensation structure, including our equity compensation plans and benefits programs; reviews and provides guidance on our human resource programs; provides guidance on succession planning for our senior management; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of our Compensation Committee include: evaluating human resources and compensation strategies and overseeing our total incentive compensation program including considering the risks associated with such programs; reviewing and approving objectives relevant to executive officer compensation and evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving and amending our incentive compensation and stock option programs (subject to stockholder approval, if required); recommending director compensation to our Board of Directors; monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

All of the members of our Compensation Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The report of our Compensation Committee is included in this Proxy Statement. Our Compensation Committee charter is available under Corporate Governance/Committees and Charters at our website at http://www.rangeresources.com and is available in printed form upon request by any stockholder.

Dividend Committee

The Dividend Committee is authorized to declare and set the record and payment dates of dividends in accordance with Board of Directors’ directives. The Dividend Committee charter is available under Corporate Governance/Committees and Charters at our website at http://www.rangeresources.com and is available in printed form upon request by any stockholder.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 19

Back to Contents

Governance and Nominating Committee

Our Governance and Nominating Committee identifies individuals qualified to become directors, consistent with criteria approved by our Board of Directors; oversees the organization of our Board of Directors to discharge our Board of Directors’ duties and responsibilities properly and efficiently; reviews when necessary any potential Related Person Transaction of our Company and identifies best practices and recommends corporate governance principles to our Board of Directors, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of our Governance and Nominating Committee include: annually assessing the size and composition of our Board of Directors including the diversity of the Board; developing membership qualifications for our Board committees; defining specific criteria for director independence; monitoring compliance with our Board of Directors and our Board committee membership criteria; annually reviewing and recommending directors for continued service; reviewing governance-related stockholder proposals and recommending our Board of Directors responses; and overseeing the evaluation of our Board of Directors and management.

All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the NYSE and our Corporate Governance Guidelines. Our Governance and Nominating Committee charter is available under Corporate Governance/Committees and Charters at our website at http://www.rangeresources.com and are available in printed form upon request by any stockholder.

Risk Oversight by the Board

As part of the function of the Board and the Audit, Compensation and Governance and Nominating Committees, the Directors of the Company regularly evaluate the risks of the Company and oversee such risk identification and evaluation. The Board regularly discusses the issues, both internally and externally, that could present risks in the success and growth of the Company including financial risks, operational risks, regulatory risks and other risks inherent in the operation of the Company and created or which could be created by external factors. Among the issues the Board regularly considers are risks associated with regulation (or potential regulation) of the Company’s operations and the environmental issues associated with the Company’s operations. The Audit Committee plays a central role in the Board’s oversight of internal risks, by evaluating the Company’s financial reporting, by supervising the internal audit function, interfacing with the independent auditor, regularly communicating with the Chief Financial Officer and other members of management, monitoring the Company’s compliance programs, including the Company’s third party anonymous hotline for the notification of compliance concerns, supervising the investigation of any alleged financial fraud, monitoring the Company’s internal risk forums and the Company’s enterprise risk management program (the responsibility for which the Audit Committee shares with the Board). The Compensation Committee considers the possible risk implications of the Company’s various compensation programs and plans and monitors the elements of such compensation programs so that risk in the behavior of the employees of the Company, including its Senior Officers, is considered in such policies and programs. The Governance and Nominating Committee is responsible for the oversight of the Company’s governance processes and monitors those processes including the Company’s Code of Conduct and Business Ethics, compliance function, Board Committee Charters and Board annual evaluations to evaluate their effectiveness in avoiding the creation of risk to the Company and providing for proper and effective governance of the Company.

Review and Approval of Related Person Transactions

Our Governance and Nominating Committee charter includes a policy regarding the review and approval of related person transactions. Our Governance and Nominating Committee is charged with reviewing transactions which would require disclosure under our filings under the Securities Act or the Exchange Act, and related rules, as a related person transaction, and making a recommendation to our Board of Directors regarding the initial authorization or ratification of any such transaction. If our Board of Directors considers ratification of a related person transaction and determines not to ratify the transaction, management is required to make all reasonable efforts to cancel or annul such transaction.

In determining whether or not to recommend the approval or ratification of a related person transaction, our Governance and Nominating Committee will consider the relevant facts and circumstances including, if applicable: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to us as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions and (vii) whether entering into the transaction would be consistent with our Code of Business Conduct and Ethics. No related person transaction in an amount exceeding $60,000 occurred during 2011.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 20

Back to Contents

Consideration of Stockholder Nominees for Director

The policy of our Governance and Nominating Committee is to consider properly submitted stockholder nominations for director candidates as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and to address the membership criteria set forth under “Director Qualifications” including diversity. Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board of Directors membership and should be addressed to: Corporate Secretary, Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

Director Qualifications

Our Corporate Governance Guidelines contain criteria that apply to Governance and Nominating Committee-recommended nominees for positions on our Board of Directors. Under these criteria, members of our Board of Directors should have high professional and personal ethics and values. They should have broad experience in management, policy-making and/or finance. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience and knowledge. Their service on other boards of other public companies should be limited to a number that permits them, given their individual circumstances, to perform the duties for the Company. Each director must represent the interests of all stockholders. Our Board of Directors prefers to have a reasonable number of directors who have experience within the oil and gas industry. Our Board has also adopted a policy with regard to the consideration of diversity in the selection of candidates for the Board of Directors and that policy has been included in the Governance and Nominating Committee’s charter.

Identifying and Evaluating Nominees for Directors, including Diversity Considerations

Our Governance and Nominating Committee uses a variety of avenues to identify and evaluate director nominees. The Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, our Governance and Nominating Committee considers various potential candidates for the Board of Directors. Candidates may come to the attention of the Committee through current Board members, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Committee, and may be considered at any point during the year. The Committee also considers any properly submitted stockholder nominations for candidates for our Board of Directors. Following verification of the stockholder status of persons proposing candidates, recommendations are provided to and considered by our Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting before the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Governance and Nominating Committee. Our Governance and Nominating Committee also reviews materials provided by other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and evaluates the experience, skills, abilities and qualifications or each candidate and considers the diversity of the current members of the Board. Our Governance and Nominating Committee does not currently expect to use a paid third-party in identifying potential directors but if it does, it is committed to having any such third party seek candidates from both traditional and non-traditional candidate pools, regardless of gender, ethnicity or national origin, as part of the Board’s commitment to consideration of diversity as described in the Company’s Corporate Governance Guidelines and the Committee’s charter. The Governance and Nominating Committee annually assesses the effectiveness of the Company’s diversity policy in connection with the selection of individual candidates for election or re-election to the Board.

Executive Sessions

Executive sessions of non-management directors are generally held at each regularly scheduled quarterly Board meeting. The sessions are scheduled and chaired by the Lead Independent Director, currently Mr. Eales. Any non-management director can request that an executive session be scheduled. During 2011, four executive sessions were held by non-management directors.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 21

Back to Contents

Communications with our Board of Directors

Interested parties may communicate with the Lead Independent Director of our Board of Directors by submitting correspondence to the Corporate Secretary at Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention: Lead Independent Director. Any confidential matters intended only for the Lead Independent Director may be submitted in a separately enclosed envelope marked “confidential.” Similarly, any correspondence to individual Board members or the Board as a whole can be submitted to the same address and such correspondence will be forwarded to the Board member(s) to whom the correspondence is addressed.

EXECUTIVE OFFICERS

Information regarding our executive officers as of March 31, 2012 is summarized below:

Name	Age	Held Office Since	Position
John H. Pinkerton	58	1990	Executive Chairman
Jeffrey L. Ventura	54	2003	President and Chief Executive Officer
Roger S. Manny	54	2003	Executive Vice President and Chief Financial Officer
Ray N. Walker	54	2010	Senior Vice President – Chief Operating Officer
Alan W. Farquharson	54	2007	Senior Vice President – Reservoir Engineering & Economics
David P. Poole	50	2008	Senior Vice President – General Counsel and Corporate Secretary
Chad L. Stephens	56	1990	Senior Vice President – Corporate Development
Rodney L. Waller	62	1999	Senior Vice President and Assistant Secretary
Mark D. Whitley	60	2005	Senior Vice President – Northern Appalachia and Southwest Divisions
Dori A. Ginn	54	2009	Vice President, Controller and Principal Accounting Officer

Officers are typically elected annually by our Board of Directors at the Board meeting held in conjunction with the annual meeting of Stockholders in May of each year. For Mr. Pinkerton’s and Mr. Ventura’s biographical information, see the section of this Proxy Statement entitled “Election of Directors — Information Concerning Nominees” above.

Roger S. Manny, Executive Vice President and Chief Financial Officer. Mr. Manny joined Range in 2003. Previously, Mr. Manny served as Executive Vice President and Chief Financial Officer of Matador Petroleum Corporation from 1998 until joining Range. Before 1998, Mr. Manny spent 18 years at Bank of America and its predecessors where he served as Senior Vice President in the energy group. Mr. Manny holds a Bachelor of Business Administration degree from the University of Houston and a Masters of Business Administration from Houston Baptist University.

Ray N. Walker, Jr., Senior Vice President – Chief Operating Officer, joined Range in 2006 and was elected to his current position in January 2012. Previously, Mr. Walker served as Senior Vice President- Environment, Safety and Regulatory and previously as Senior Vice President - Marcellus Shale where he led the development of the Company’s Marcellus Shale division. Mr. Walker is a Registered Petroleum Engineer with more than 35 years of oil and gas operations and management experience having previously been employed by Halliburton in various technical and management roles, Union Pacific Resources and several private companies in which Mr. Walker served as an officer. Mr. Walker has a Bachelor of Science degree in Agricultural Engineering with honors from Texas A&M University.

Alan W. Farquharson, Senior Vice President – Reservoir Engineering & Economics, joined Range in 1998. Mr. Farquharson has held the positions of Manager and Vice President of Reservoir Engineering before being promoted to Senior Vice President – Reservoir Engineering in February 2007 and his current position in January 2012 with his assumption of additional responsibilities for strategic allocation of capital. Previously, Mr. Farquharson held positions with Union Pacific Resources including Engineering Manager Business Development – International. Before that, Mr. Farquharson held various technical and managerial positions at Amoco and Hunt Oil. He holds a Bachelor of Science degree in Electrical Engineering from the Pennsylvania State University.

David P. Poole, Senior Vice President – General Counsel and Corporate Secretary, joined Range in June 2008. Mr. Poole has over 23 years of legal experience. From May 2004 until March 2008 he was with TXU Corp., serving last as Executive Vice President – Legal, and General Counsel. Prior to joining TXU, Mr. Poole spent 16 years with Hunton & Williams LLP and its predecessor, where he was a partner and last served as the Managing Partner of the Dallas office. Mr. Poole graduated from Texas Tech University with a Bachelor of Science in Petroleum Engineering and received a J.D. magna cum laude from Texas Tech University School of Law.

Chad L. Stephens, Senior Vice President – Corporate Development, joined Range in 1990. Before 2002, Mr. Stephens held the position of Senior Vice President – Southwest. Previously, Mr. Stephens was with Duer Wagner & Co., an independent oil and gas producer for approximately two years. Before that, Mr. Stephens was an independent oil operator in Midland, Texas for four years. From 1979 to 1984, Mr. Stephens was with Cities Service Company and HNG Oil Company. Mr. Stephens holds a Bachelor of Arts degree in Finance and Land Management from the University of Texas.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 22

Back to Contents

Rodney L. Waller, Senior Vice President joined Range in 1999. Mr. Waller served as Corporate Secretary from 1999 until 2008. Previously, Mr. Waller was Senior Vice President of Snyder Oil Corporation. Before joining Snyder, Mr. Waller was with Arthur Andersen. Mr. Waller is a certified public accountant and petroleum land man. Mr. Waller received a Bachelor of Arts degree in Accounting, summa cum laude, from Harding University.

Mark D. Whitley, Senior Vice President – Northwest Appalachia and Southwest Divisions, joined Range in 2005. Previously, he served as Vice President – Operations with Quicksilver Resources for two years. Before joining Quicksilver, he served as Production/Operation Manager for Devon Energy, following the merger of Mitchell Energy with Devon. From 1982 to 2002, Mr. Whitley held a variety of technical and managerial roles with Mitchell Energy. Notably, he led the team of engineers at Mitchell Energy who applied completion and stimulation techniques to unlock the shale gas potential in the Barnett Shale formation in the Fort Worth Basin. Previous positions included serving as a production and reservoir engineer with Shell Oil. Mr. Whitley holds a Bachelor’s degree in Chemical Engineering from Worcester Polytechnic Institute and a Master’s degree in Chemical Engineering from the University of Kentucky.

Dori A. Ginn, Vice President, Controller and Principal Accounting Officer, joined Range in 2001. Ms. Ginn has held the positions of Financial Reporting Manager, Vice President and Controller before being elected to Principal Accounting Officer in September 2009. Prior to joining Range, she held various accounting positions with Doskocil Manufacturing Company and Texas Oil and Gas Corporation. Ms. Ginn received a Bachelor of Business Administration in Accounting degree from the University of Texas at Arlington. She is a certified public accountant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees our compensation program. Our compensation program includes programs that are designed specifically for: (i) the Executive Chairman, President and Chief Executive Officer (“CEO”), our principal executive officer, the Executive Vice President & Chief Financial Officer (“CFO”), our principal financial officer, and the three other executives named in the Summary Compensation Table (collectively, the “Named Executive Officers”) along with our four other senior vice presidents (collectively with the Named Executive Officers, the “Senior Executives”); (ii) our officers of the Company and its subsidiaries, other than our Senior Executives (the “Other Corporate Officers”); (iii) key professional employees other than our Senior Executives and Other Corporate Officers (“Key Professional Employees”) and (iv) all of our remaining full-time employees. Our executive compensation program is designed to incentivize our Senior Executives to consistently build stockholder value. The following Compensation Discussion and Analysis explains how the Compensation Committee has structured our executive compensation program to achieve this objective.

Although this section of the Proxy Statement specifically addresses the compensation program for our Senior Executives and, in particular, the Named Executive Officers, we are focused on the compensation of all of our employees and structuring all of our compensation programs to increase stockholder value, and the Compensation Committee considers compensation programs for all of the employees with the focus of tying a substantial portion of compensation to stockholder value.

Objectives of Our Executive Compensation Program

Notwithstanding the decreases in natural gas prices over the last several years, oil and natural gas liquid (NGL) prices have remained relatively high and the oil and gas business continues to experience a shortage of professionals who have a demonstrated ability to find natural gas, NGL and oil on a cost effective basis. Our strategy is to emphasize the cost effective creation of long-term development projects from the ground up. To do this consistently, we need an outstanding group of talented individuals working together as a team to find and develop natural gas, NGL and oil reserves at attractive costs. We believe that if we accomplish this goal, we will consistently grow production per share and reserves per share at reasonable cost and therefore build stockholder value, even in lower commodity price environments as the industry is currently experiencing. Thus, we focus on maintaining competitive compensation arrangements for all of our employees and creating a work environment that develops each individual as well as to challenge and encourage them to continuously improve the Company and its operations resulting in economic reward for the individual, the Company and its stockholders. We have always believed in aligning the interests of our employees with the interests of our stockholders. Therefore, since 1989, we have granted long-term equity incentive awards to virtually all of our full-time employees each year. We believe that, as a result, our employees understand and are more focused on how each of them contributes to our goal of finding and producing natural gas, NGL and oil at top quartile performance levels. Over time, the form and structure of our long-term equity incentive awards have changed but we continue to believe long-term equity incentive awards similar to those granted to our Senior Executives should also be awarded to all Other Corporate Officers and Key Professional Employees. For the same reason, virtually all other full-time employees of Range and its subsidiaries are also granted restricted stock units.

Our compensation program is intended to achieve three objectives: retention of experienced professionals and staff; attracting new talent to the Company and alignment of our employees’ interests with the interests of our stockholders. Each element of our executive compensation program is intended to further at least one of these three objectives. In most instances our compensation polices and decisions provide support for more than one of these objectives. For example, our policy of maintaining base salaries at competitive levels relative to those paid by a group of comparable companies in the oil and gas exploration and production sector serves to both attract and retain our employees, including the Senior Executives. The group of companies used for such comparisons is selected by the Compensation Committee in the first quarter of each calendar year and is referred to as the “Peer Group.” Similarly, our policy of granting long-term equity incentive awards to nearly all full-time employees serves not only to align the interests of each employee with the interests of our stockholders, but also serves to attract and retain employees who desire to share in our success and earn the benefits of long-term equity compensation. The Committee is mindful of the necessity to align compensation policies with Company objectives and stockholder value and has consistently considered the possibility of misalignment when evaluating compensation policies, programs and decisions. As a result, the Committee and the Company do not believe that the Company’s compensation policies or practices are reasonably likely to have a material adverse effect on the Company. In particular, the Committee believes the criteria used by the Committee with regard to Senior Execitives bonuses provide a significant mitigant against encouraging excessive risk acceptance in key management decisions. Specifically, the use of finding and development cost as a factor in the bonus determination results in increased bonus opportunities for creating and maintaining a low cost structure and is a significant risk mitigant in a commodity industry such as the Company’s where the price of the commodity can vary significantly because long term success of commodity companies is much more likely with a low breakeven cost structure. Use of reserves and production growth per share, another of the key executive bonus criteria, encourages prudent, measured, and thoughtful growth through the drillbit and acquisitions. The practice of debt adjusting the growth metrics as is the Committee’s practice prevents rewarding risk taking through highly leveraged transactions and expansions. The use of EBITDAX tied to the business plan as an executive bonus criterion encourages risk mitigation through hedging and continuous cost control. Other policies and practices utilized by the Company to mitigate risk in compensation include not using pay and bonus that could encourage cost centers to take risk to become profit centers, therefore activities such as treasury investing and hedging outcomes are not separately financially rewarded.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 23

Back to Contents

The Compensation Committee strongly believes that in order to achieve our compensation objectives it is important to review and compare our performance with that of the Peer Group companies. Ultimately, the total compensation for each of our Senior Executives is determined based on our performance as compared to the performance of the Peer Group for each corresponding comparable Senior Executive position. The difference in the cash compensation paid to each Senior Executive (including compensation we consider the equivalent of cash compensation described in this Compensation Discussion and Analysis) and the total compensation for each Senior Executive based on our performance as determined by the Compensation Committee is paid in long-term equity awards. Please see the discussion below under the captions “Components of Executive Compensation” and “Allocation Among Types of Compensation.”

The Board, through the Compensation Committee, reviewed and considered the results of the advisory “say on pay” stockholder proposal received by the Board at the May 2011 annual meeting when considering the Company’s executive compensation policies. The majority of the votes cast at the annual meeting were in favor of the Company’s current executive compensation program, which are largely tied to the Company’s performance metrics. The Compensation Committee intends to monitor the results of the Company’s “say on pay” advisory proposal when evaluating the effectiveness of the Company’s compensation policies, particularly in the event of a negative vote or significant changes in the percentage of favorable votes with regard to such proposal. For fiscal year 2011, the Compensation Committee did not change its compensation policies as a result of the results of the advisory “say on pay” proposal.

Setting Executive Compensation

The Role of the Compensation Committee

The Compensation Committee oversees our compensation benefit plans and policies, administers our stock plans (including reviewing and approving equity grants to all officers of the Company and its subsidiaries) and reviews and approves all compensation decisions relating to our Senior Executives and Other Corporate Officers. The Compensation Committee is empowered by the Board of Directors and by the Compensation Committee’s Charter to make all the decisions regarding compensation for all of our employees without ratification or other action by the Board of Directors.

Consistent with applicable New York Stock Exchange, Internal Revenue Code of 1986, as amended (the “Code”), and SEC regulations, the Compensation Committee is composed of four “independent,” non-management members of the Board of Directors. The Governance and Nominating Committee recommended the appointment of these directors after determining that they had the knowledge and skills to accomplish the scope of responsibilities set out in the Compensation Committee’s charter.

The Compensation Committee has the authority to secure services for executive compensation matters, legal advice, or other expert services, both from within and outside the Company. In his role as Chairman of the Compensation Committee, Mr. Kevin McCarthy sets the Compensation Committee’s meeting agendas, meeting times and calendar. Mr. McCarthy generally coordinates with our CEO and the CFO so that all appropriate compensation matters are included on the agendas for Compensation Committee meetings. In addition, the Compensation Committee members communicate frequently with each other concerning compensation matters outside of the regularly scheduled Compensation Committee meetings. The Compensation Committee has not delegated any authority to act on behalf of the Compensation Committee to any other committee of the Board of Directors or to any member of our management.

The Role of Executive Officers

Each year, our CEO submits recommendations to the Compensation Committee for adjustments to the salary, bonuses and long-term equity incentive awards payable to all employees, including himself. As Senior Executives, Other Corporate Officers and Key Professional Employees are hired and promoted during the year, our CEO or CFO makes recommendations to the Compensation Committee for long-term equity incentive award grants during interim periods for newly hired or promoted employees. Our CEO also works closely with the Compensation Committee in negotiating compensation arrangements for potential Senior Executives to ensure that our compensation arrangements are consistent with our existing compensation strategies and philosophy and are approved by the Compensation Committee. The Compensation Committee considers the recommendations of our CEO as one factor, in addition to the other factors described in this Compensation Discussion and Analysis, in setting our Senior Executive and other employee compensation. At the request of the Compensation Committee, historically our CEO, our President and Chief Operating Officer and our CFO attended certain meetings and work sessions of the Compensation Committee, and in the future it is expected that our Executive Chairman, our CEO and our CFO will attend certain of the Committee’s meetings and work sessions. The Compensation Committee also individually reviews and approves all compensation granted to our Senior Executives and Other Corporate Officers. There are currently nine Senior Executives and 23 Other Corporate Officers.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 24

Back to Contents

The Role of Compensation Consultants

Since September 2006, the Compensation Committee has engaged Alvarez & Marsal Taxand, LLC (“Alvarez & Marsal”) as its independent compensation consultant. The Compensation Committee directs, and works extensively with, Alvarez & Marsal to determine how Peer Group executive officer compensation data should be quantified and valued in comparison with our compensation arrangements. These comparisons include valuing Peer Group equity awards with different vesting and expiration terms than the awards we grant to our employees.

Since the Compensation Committee retained Alvarez & Marsal, the Company has not engaged, and will not engage, Alvarez & Marsal to advise us on any matters other than those issues authorized by the Compensation Committee. In 2011, the Company paid Alvarez & Marsal a total of $285,159.00 for work and consulting services related to executive and director compensation. The Company did not engage Alvarez & Marsal to provide any other services to the Company in 2011 nor has it done so in 2012 as of the date of this Proxy Statement.

At the instruction of the Compensation Committee, Alvarez & Marsal works primarily with our CFO and Director of Finance to gather the Peer Group data necessary to create a meaningful comparison with our data. All contact between our Senior Executives and the independent compensation consultant is approved by the Compensation Committee.

Use of Tally Sheets

In its analysis of the appropriate compensation, the Compensation Committee reviewed a summary report or “tally sheet” prepared by Alvarez & Marsal for each Senior Executive. This includes each Senior Executive’s salary, performance based annual cash incentive award, long-term equity incentive awards, retirement and other benefits and any other compensation.

The tally sheets reflect the total annual compensation for each Senior Executive, as well as the potential payments under selected performance scenarios, termination of employment and change in control scenarios. In valuing termination and change in control payments, we calculate the total payments under each of the potential termination or change in control scenarios that are contemplated under the Range Resources Corporation Executive Change in Control Severance Benefit Plan. The purpose of the tally sheets is to bring together all of the elements of actual and potential future compensation of our Senior Executives so that the Compensation Committee can analyze both the individual elements of compensation as well as the aggregate total amount of actual and potential future compensation.

Use of Peer Group Comparisons Overview of Executive Compensation Program

The Compensation Committee reviews the composition of the Peer Group with advice from Alvarez & Marsal in the first quarter of each calendar year and any additions or deletions are made in the Peer Group when the Compensation Committee establishes the performance standards for our Senior Executive compensation for the applicable year. Each year, companies that are acquired or merged into other entities or expected to be acquired or merged, during the year are eliminated from that year’s Peer Group.

The companies comprising the Peer Group for 2011 were: Cabot Oil & Gas Corporation; Chesapeake Energy Corporation; Cimarex Energy Co.; Concho Resources, Inc.; Continental Resources, Inc.; Denbury Resources Inc.; Encana Corporation; EOG Resources, Inc.; EQT Corporation; Forest Oil Corporation; LINN Energy, LLC; Newfield Exploration Company; Noble Energy, Inc.; Petrohawk Energy Corporation; Pioneer Natural Resources Company; Plains Exploration & Production Company; QEP Resources, Inc.; SandRidge Energy, Inc.; SM Energy Company; Southwestern Energy Company; Ultra Petroleum Corp; and Whiting Petroleum Corporation.

For 2012, the Compensation Committee added Devon Energy, Rosetta Resources and WPX Energy to the Peer Group and removed Petrohawk Energy and Forest Oil. In each case, these changes were made to eliminate entities that were acquired and to maintain a Peer Group that is generally similar to us in respect of business activity and with Range having a market capitalization near the median of the Peer Group.

Compensation Committee Charter

The Compensation Committee’s Charter was prepared by the Compensation Committee and approved by the Governance and Nominating Committee and the Board of Directors. The full text of the Compensation Committee charter is on our website at www.rangeresources.com under the Corporate Governance/Committees and Charters section.

Components of Executive Compensation

The Compensation Committee believes that compensation paid to our employees, including our Senior Executives, should be both competitive with the Peer Group and closely aligned with our performance on both a short-term and long-term basis. Our Senior Executive compensation program is also designed to assist us in attracting and retaining executives critical to our long-term success. In addition, our Senior Executive compensation is structured to ensure that a significant portion of the compensation is directly related to our relative stock performance, financial results and operating results that directly and indirectly influence stockholder value. To that end, the Compensation Committee believes that our Senior Executive compensation program should consist principally of the following components:

•

base salary;

•

performance based annual cash incentive awards;

•

long-term equity incentive awards;

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 25

Back to Contents

•

retirement and other benefits; and

•

certain limited personal benefits.

The Compensation Committee believes that equity compensation is an important element of our compensation philosophy for our full-time employees. Consequently, we currently provide the following long-term equity incentive awards to our employees:

•

unvested discretionary contributions to our deferred compensation plan, which employees may elect to be made in our common stock (“Annual Stock Awards”);

•

stock-settled stock appreciation rights (“SARs”); and

•

restricted stock units (“RSUs”).

The Compensation Committee has also made one-time, unvested discretionary contributions to our deferred compensation plans upon the hiring of certain Named Executive Officers (“Initial Employment Stock Awards”). When appropriate, the Compensation Committee may approve additional one-time, unvested discretionary contributions to our deferred compensation plans upon the initial employment of new Senior Executives, which those new Senior Executives may elect to receive in the form of Initial Employment Stock Awards or cash.

In addition to the long-term equity incentive awards listed above and any Initial Employment Stock Awards granted to certain Senior Executives, the Company provides the following retirement and other benefits to all of our employees:

•

matching contributions to our deferred compensation plan, for those employees that participate in the deferred compensation plan and which our employees can elect to have contributed in our common stock (“Matching Stock Awards”) or in cash; and

•

cash matching contributions to our 401(k).

Determination of Total Executive Compensation

The Compensation Committee, with assistance from Alverez & Marsal, determines total executive compensation for our Senior Executives based on our performance relative to the Peer Group, measured by comparing performance measures that the Compensation Committee believes to be key indicators of superior performance for oil and gas exploration and production companies. As described in more detail below, the Compensation Committee uses long-term equity incentive awards as the final element of total compensation, and sets total compensation based on our performance relative to the Peer Group for the prior calendar year. Thus, during May 2011, the Compensation Committee made its determination of long-term equity incentive awards for each Senior Executive for 2010 based on our relative performance compared to the Peer Group for 2010 and the total compensation received by executive officers in the Peer Group for 2010. The information for the Peer Group for 2010 was taken from each company’s audited financial statements for 2010 along with the compensation information for 2010 disclosed in each company’s 2011 proxy statement. Each company in the Peer Group was measured in six categories for 2010 results: (i) drill-bit finding and development costs; (ii) cash flow growth per share; (iii) debt-adjusted production growth per share; (iv) debt-adjusted reserve growth per share; (v) unit costs and (vi) stock price appreciation. Although we only acheived the highest performance in one category, we achieved the eighth highest percentile rank when computing an overall average on an equal weighting basis of the 21 companies in the Peer Group for 2010. Based upon our 2010 comparative results, the Compensation Committee concluded that each Senior Executive’s level of compensation would generally be based upon the 64th percentile.

Compensation of our Senior Executives

In determining an individual Senior Executive’s total compensation, the Compensation Committee reviewed the compensation paid in 2010 to the corresponding comparable executives in the Peer Group as compiled from the 2011 proxy data by Alvarez & Marsal. In reviewing compensation for our Senior Executives, data for certain positions in the Peer Group was excluded where the Compensation Committee determined that total compensation at a Peer Group company was not comparable or was affected by non comparable factors. In those instances where a comparable position for a Senior Executive did not exist at a company in the Peer Group, the Compensation Committee used a relative ranking of the compensation paid to the five most highly compensated officers at that Peer Group company to create a relative value for comparison purposes with our Senior Executives. Total compensation for each Senior Executive was then initially calculated at the 64th percentile performance level by Alvarez & Marsal.

After determining the initial total compensation for each Senior Executive for 2010 performance, the Compensation Committee reviewed with Alvarez & Marsal the relative differences among total compensation amounts between each of our Senior Executives, especially between our then CEO and our other Senior Executives. The Compensation Committee determined that relative differences in the total compensation provided to our Senior Executives were reasonable (including, for example, the fact that the total compensation for our then President and Chief Operating Officer was approximately 80% of the total compensation for the then CEO) before finalizing total compensation for each Senior Executive.

Base Salary

The Compensation Committee reviews the base salaries of our Senior Executives on an annual basis, at the time of a promotion or changes in responsibilities and when market conditions warrant. Base salaries for our Senior Executives are targeted at the 50th percentile of the Peer Group adjusted for certain factors. Increases in salaries of our Senior Executives are based on an evaluation of (i) the complexity of their respective positions and specific technical experience required, (ii) experience and tenure, (iii) the amount of compensation relative to the performance of Peer Group companies, (iv) competitive market conditions and (v) internal pay equity between Senior Executives. Salary adjustments for our Senior Executives have been approved by the Compensation Committee in May of each year and take effect on the first payroll period after approval. Making salary adjustments in May of each year allows the Compensation Committee to determine compensation for our Senior Executives after the completion of the Peer Group analysis of proxy data and audited financial statements to determine compensation paid during the prior calendar year to executive officers of the Peer Group companies. The salary changes made on May 18, 2011 for the Named Executive Officers were consistent with the Compensation Committee’s objectives of targeting salaries at the 50th percentile of the Peer Group adjusted for the factors listed in the section of this Proxy Statement entitled “Compensation Discussion and Analysis - Components of Executive Compensation – Base Salary.” Salary adjustments and long-term equity incentive awards for all other employees were awarded on February 15, 2012 when cash incentive awards were determined. For additional description of the base salaries paid to the Named Executive Officers, including historical salary increases, please refer to the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Salaries.”

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 26

Back to Contents

Performance-Based Annual Incentive Awards

In accordance with our philosophy of rewarding performance, we established the Amended and Restated 2005 Equity-Based Compensation Plan, which includes an annual cash incentive award program that is designed to comply with Section 162(m) of the Code. We refer to cash awards paid under the Amended and Restated 2005 Plan as “Annual Incentive Awards.” The Annual Incentive Awards are paid to each Senior Executive upon the achievement of certain performance criteria that are discussed more fully below. The Compensation Committee develops the performance criteria to be used for the Annual Incentive Awards, reviews the performance criteria with Alvarez & Marsal and then discussed the performance criteria with our Chairman, CEO and CFO. In accordance with the Amended and Restated 2005 Plan, the Compensation Committee established the criteria, weighting and performance achievement levels necessary to calculate payouts under the Annual Incentive Awards based upon payout percentages established for each Senior Executive. For 2011, the performance criteria were generally based upon either industry standards or our annual business plan (the “Annual Business Plan”). Our Annual Business Plan is a forecast of expected business results for the applicable fiscal year based upon certain assumptions made by our management. The Compensation Committee believes that the performance criteria, taken together, are objective indicators of our overall performance.

The Annual Incentive Awards are subject only to the negative discretion of the Compensation Committee. Negative discretion means that the Compensation Committee can reduce the payout amounts but cannot increase the amounts. The Annual Incentive Awards are determined without reference to Peer Group data (except with respect to relative stock price appreciation), because each performance criteria has been pre-established by the Compensation Committee. Therefore, the Annual Incentive Awards for our Senior Executives are paid at the same time as the cash incentive awards are approved by the Compensation Committee for all of our other employees in February of each year. The payment of Annual Incentive Awards within this time frame allows us to deduct for tax purposes the amounts accrued under generally accepted accounting principles for the recently completed calendar year period.

Target Annual Incentive Awards are determined as a percentage of each Senior Executive’s base salary paid during the year. This target payout is established through an analysis of cash compensation for comparable positions in the Peer Group and is intended to provide a competitive level of compensation when our Senior Executives achieve the performance criteria established by the Compensation Committee. The six performance criteria selected with respect to the Annual Incentive Awards for 2011 are shown in the table below, together with the target levels of achievement with respect to each criterion. Four of the performance criteria are internal performance measures, the fifth performance criterion (relative stock price performance) is an external performance measure based on comparison with the Peer Group and the sixth performance criterion (absolute stock price performance) is an external performance measure.

Criterion	Unit of Measurement	Actual for 2010	2011 Performance Levels			Actual for 2011	Payout% Achieved(1)
			Threshold	Target	Excellent
Finding & development costs	$ per mcfe	$0.69	$2.30	$1.80	$1.50	$0.89	200%
EBITDAX	$ millions	$691	$766	$807	$847	$869	200%
Production growth per share	Percentage Increase	11.5%	5.0%	7.0%	9.0%	12.1%	200%
Reserves growth per share	Percentage Increase	30.4%	5.0%	7.0%	9.0%	18.0%	200%
Relative Stock price performance	Percentile	15th	50th	62.5	75th	95th	200%
Absolute Stock price performance	Percentage Increase	(9%)	4%	8%	12%	38%	200%
(1) The Payout percentage achieved is shown for the CEO and COO and is prorated for other officers.

The first criterion the Compensation Committee selected for 2011 was finding and development costs. The Compensation Committee believes that finding and development costs is one of the key measurements of the performance of an oil and gas exploration and production company and one that is used by financial analysts to evaluate our performance. The Compensation Committee specified that, in determining our finding and development costs, only cash costs incurred in connection with exploration and development would be used, and the costs of acquisitions would be excluded since the Board of Directors approves each material acquisition. In determining the reserve additions for this calculation, any reserve revisions for changes in commodity prices between years are excluded, but any performance related reserve revisions are included. In setting the performance levels (i.e., threshold, target and excellent) for finding and development costs, the Compensation Committee considers historical finding and development costs of the peer group. Our 2011 finding and development costs performance as compared with the targets, was achieved primarily through focusing drilling capital in areas which added new reserves at a cost that is lower than the oil and gas industry in general.

The second criterion the Compensation Committee selected for 2011 was EBITDAX. EBITDAX is calculated by adding back exploration expense, interest expense and depletion, depreciation and amortization expense to income before income taxes (including discontinued operations), excluding any non-cash revenues and expenses. The Compensation Committee selected this criterion to measure our ability to achieve the results targeted by our Annual Business Plan. The Compensation Committee determined that the EBITDAX measure was appropriate because it captures our ability to adapt to the impact of changing commodity prices as well as changing costs. The 2011 EBITDAX performance levels were based on the 2011 Annual Business Plan, which reflected an EBITDAX level of $807 million. Our actual 2011 EBITDAX totaled $869 million.

The third and fourth criteria the Compensation Committee selected for 2011 were production growth per share and reserves growth per share. The Compensation Committee believes that it is important to measure our growth on a per share basis so that our Senior Executives are incentivized to build stockholder value. Two essential measurements of performance are growth in production and reserves on a debt adjusted per share basis. Production and reserves used in the calculation of these criteria are based on reported production and year-end reserves, adjusted for price revisions. The calculation is debt adjusted to insure that per share growth was not achieved by increasing leverage. We achieved the 2011 performance in regard to these two criteria, as compared with our performance targets, partially as a result of better than expected drilling results and the impact of additions to our reserves and production.

The fifth criterion the Compensation Committee selected for 2011 was the relative price performance of our common stock in relation to the stock price performance of other members of the Peer Group during calendar year 2011. The Compensation Committee believes that relative performance in stock appreciation among the Peer Group is a good measure as to our performance on a relative basis. In measuring stock price appreciation for 2011, both stock and cash dividends paid to their stockholders are added to the relative changes in the Peer Group’s common stock prices during the year.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 27

Back to Contents

The sixth criterion the Compensation Committee selected for 2011 was the absolute performance of our common stock during calendar year 2011. The Compensation Committee believes that absolute performance in stock appreciation is an appropriate measure to include as it is obviously one that stockholders experience directly.

In addition to selecting the performance criteria, the Compensation Committee determined, after consultation with Alvarez & Marsal, the respective performance payout percentages for each of our Senior Executives. In determining these payout percentages, the Compensation Committee attempted to ensure that the payouts provided meaningful incentives to each of our Senior Executives. For 2011, the annual incentive payout percentage was a weighted average of the payout percentage for each category using the percentages set forth below in the table for 2012 as the weighting is the same for 2011 as for 2012. When actual results achieved fall between the performance levels, the percentile performance used to determine the payout percentage is proportionately adjusted between the performance levels.

The Compensation Committee’s policy is to determine the Annual Incentive Awards for each year in February of the following year based upon our performance with respect to the performance criteria established by the Compensation Committee, subject to the Compensation Committee’s negative discretion. The Compensation Committee awarded the annual incentive payout percentages, as shown in the table below under the heading “Actual Payment % for 2011.”

		Annual Incentive Payout % of Salary
	Threshold	Target	Excellent	Payout % Achieved(1)	Actual Payment % For 2011(2)
Chairman and CEO	50%	100%	200%	200%	200%
President and COO	50%	100%	200%	200%	200%
EVP and CFO	40%	80%	160%	160%	160%
Senior Vice Presidents	30%	60%	120%	120%	120%

(1) Reflects the payout percentage prior to any negative discretion applied by the Compensation Committee

(2) Reflects the payout percentage after negative discretion was applied by the Compensation Committee, if any. None was applied for 2011.

The 2012 performance criteria, weighting and target levels of achievement with respect to each of the 2012 criterion are shown in the table below:

Criterion	Weighting	Unit of Measurement	2012 Performance Levels
			Threshold	Target	Excellent
Finding & development costs	30%	$ per mcfe	$2.30	$1.90	$1.70
EBITDAX	10%	$ millions	$926	$975	$1,024
Production growth per share	15%	percentage increase	5%	7%	10%
Reserves growth per share	15%	percentage increase	5%	7%	10%
Relative stock price performance	15%	percentile	50th	63rd	75th
Absolute stock price performance	15%	percentage increase	4%	8%	12%

Long-Term Equity Incentive Compensation

One of the fundamental philosophies of our compensation program is that all of our full-time employees are granted long-term equity incentive awards to focus and align their interests with those of our stockholders. The Compensation Committee believes that Annual Stock Awards, Initial Employment Stock Awards, Matching Stock Awards, RSUs and SARs give recipients of such equity awards a direct interest in our financial results, furthering our goal of aligning the interests of each employee with those of our stockholders. While we believe our awards of equity based compensation for Senior Executives are comparable to our Peer Group, we also believe that our philosophy of granting long-term equity incentive awards to all full-time employees is somewhat unusual in our industry, although it has become more prevalent in recent years to grant equity awards to attract and retain employees at various levels in our industry.

In general, the grant of Annual Stock Awards and SARs to our Senior Executives is based, in part, on our performance in the prior year relative to the Peer Group and the total compensation paid to comparable executive officers at the Peer Group companies. In addition, each Senior Executive is compared to the most closely comparable executive officer positions within the Peer Group as to (i) the relative complexity of the positions, (ii) relative experience and tenure, (iii) the amount of compensation relative to the performance of the respective Peer Group company, (iv) competitive market conditions and (v) relative value of the position, as determined by the Compensation Committee in relation to its impact on our success. Annual Stock Awards and SARs are intended to bring the total compensation of each Senior Executive to an amount comparable to compensation of other Peer Group executive officers after taking into consideration our relative performance as compared to the Peer Group.

Our Amended and Restated 2005 Plan provides for the grant of stock-based awards including phantom stock rights, RSUs, SARs, stock options and restricted stock. The relative benefits of these different types of awards are discussed below under the caption “Allocation Among Types of Compensation — Allocation Among Long-Term Equity Incentive Compensation Components.”

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 28

Back to Contents

Under the Amended and Restated 2005 Plan, the Compensation Committee may structure the terms of SARs and RSUs in any way that it determines is appropriate. The Compensation Committee, in implementing our compensation policies covering all employees, has developed a practice of determining how equity awards are apportioned to our employees in various salary grades. Our Senior Executives receive a greater percentage of their total compensation in Annual Stock Awards and SARs than our other employees who receive RSUs since their performance tends to have a greater impact on our financial results. All SARs granted to our Senior Executives for 2011 (i) were valued on the date of grant at the closing price of our common stock, (ii) have a five-year term and (iii) are subject to a three-year vesting schedule.

As part of our long-term incentive compensation program, we make unvested discretionary contributions to our deferred compensation plan on behalf of our Senior Executives, Other Corporate Officers and Key Professional Employees. Recipients of such awards can elect to receive these contributions in the form of Annual Stock Awards or in cash. All our Senior Executives received unvested discretionary contributions in 2011 and all elected to receive Annual Stock Awards. In addition, the Compensation Committee generally approves unvested discretionary contributions to the deferred compensation plan upon the initial employment of new Senior Executives. New Senior Executives can elect to receive these contributions in the form of Initial Employment Stock Awards or in cash. We contribute the shares of our common stock or cash, as applicable, to our deferred compensation plans’ rabbi trust and allocate such shares or cash to the account of the recipient who elects such Annual Stock Awards, Initial Employment Stock Awards or cash. Any cash award elected by our Senior Executives or other employees in lieu of our common stock is subject to the same vesting requirements as the corresponding Annual Stock Awards or Initial Employment Stock Awards. Since all Annual Stock Awards and Initial Employment Stock Awards are credited to the recipient’s account in our deferred compensation plan when granted, our liability is fixed and any future appreciation of our common stock will accrue to the benefit of the award recipient without any further financial obligation for us. However, for financial reporting purposes, any change in the market value of our common stock for vested stock awards held in the deferred compensation plan is reflected in our earnings (i.e., if our common stock increases in value, we increase our deferred compensation expense and vice versa).

The purpose of the vesting schedules applicable to Annual Stock Awards, Initial Employment Stock Awards, RSUs and SARs is to promote employee retention. In the case of Annual Stock Awards, RSUs and SARs, generally the first 30% of the awards vest on the first anniversary of the date of grant, a second 30% of the awards vest on the second anniversary of the date of grant and the remaining 40% of the awards vest on the third anniversary of the date of grant. On occasion, the Compensation Committee makes special grants of equity awards that have a three year “cliff” vesting period. These awards are generally granted to employees who demonstrate exceptional performance and the three year cliff vesting is used to promote retention of such employees. The Compensation Committee grants Initial Employment Stock Awards individually and vesting schedules may vary based upon the individual circumstances of the grantee. The Compensation Committee uses guidelines for such awards utilizing targeted ranges of a percentage of the base compensation of the individual grantee and generally provides for vesting of such awards over three years. In addition, Annual Stock Awards, Initial Employment Stock Awards, RSUs and SARs provide for the acceleration of vesting upon a change in control or the death, disability or retirement of the employee. The Compensation Committee chose to include these limited accelerated vesting provisions for competitive reasons as substantially all of the Peer Group companies provide similar accelerated vesting provisions in their equity compensation awards. In addition, under the Accounting Standards Codification 718 (“ASC 718”), significant adverse accounting results would occur, which would negatively impact earnings, if the Compensation Committee retained the discretion to determine accelerated vesting on a case-by-case basis.

Deferred Compensation, 401(k) and Other Benefits

Deferred Compensation Plan

Our Senior Executives, Other Corporate Officers, directors and certain Key Professional Employees specifically selected by the Compensation Committee are entitled to participate in our deferred compensation plan each year. Currently we have one active deferred compensation plan (the “Active Deferred Compensation Plan”) and we have a second deferred compensation plan participation in which was frozen at the end of 2004 with the changes in law (the “Frozen Deferred Compensation Plan”). These deferred compensation plans are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.” Under the Active Deferred Compensation Plan, our Senior Executives and other participating employees and directors may defer a dollar amount or percentage amount of their base salary and/or bonus. Currently, we match the voluntary deferrals of the employee participants, including our Senior Executives, up to 10% of their base salary. Employee participants can elect to have the match paid in cash or Matching Stock Awards. We believe that the matching component of the Active Deferred Compensation Plan is not common among the Peer Group. However, the matching component is a significant component to our compensation practices because we allow all our Senior Executives, Other Corporate Officers and Key Professional Employees to participate in the plan since we do not provide any pension or retirement benefits other than the 401(k) Plan.

The Compensation Committee considers the matching contributions, whether paid in cash or by Matching Stock Awards, as additional cash compensation in calculating the total cash compensation for purposes of determining the amount of long-term equity incentive compensation to award to each Senior Executive.

In addition, when our Senior Executives receive Annual Stock Awards or the cash equivalent as described above, we contribute the awards to the Active Deferred Compensation Plan on our Senior Executives’ behalf, and such contributions constitute unvested discretionary contributions. The investment options under the two deferred compensation plans are similar to the investment options under our 401(k) Plan. These investment options are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 29

Back to Contents

401(k) Plan

The 401(k) Plan is a tax-qualified retirement savings plan pursuant to which all of our full-time employees, including our Senior Executives, are eligible to contribute the lesser of up to 75% of their annual salary or the limit prescribed by law to the 401(k) Plan on a before-tax basis. In addition, participants age 50 or over may contribute additional before-tax amounts up to the annual catch-up contribution limit determined by the IRS, and any participant may contribute rollover amounts from certain other qualified plans. Participants may also receive matching contributions, payable in cash, in an amount equal to 100% of their before-tax contributions to the 401(k) Plan up to a maximum matching contribution of 6% of their base salaries. The Company has adopted an auto enrollment process for new employees which results in the employees participating in the 401(k) plan unless they determine not to participate.

The Compensation Committee considers the dollar value of the 401(k) matching contributions as additional cash compensation in calculating total cash compensation for purposes of determining the amount of long-term equity incentive compensation to award to each Senior Executive.

Matching contributions vest over the first two years of employment at the rate of 50% for the first year and 50% for the second year. Once an employee has been employed by us for two years, all of his or her current and future matching contributions are fully vested. Participants are always 100% vested in any before-tax, catch-up and rollover contributions they make to the 401(k) Plan. In addition to the other investment options available under the 401(k) Plan, participants may invest all or a portion of their 401(k) Plan account in our common stock. The 401(k) Plan investment options are listed in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”

Certain Other Benefits

We provide our Senior Executives with certain other limited personal benefits the Compensation Committee determines are reasonable and consistent with our overall compensation philosophy. The Compensation Committee believes that these benefits are consistent with those provided to executive officers of the Peer Group companies, are an important factor in retaining our Senior Executives and are in accordance with general compensation practices in our industry. Moreover, the Compensation Committee considers the cost and value of the perquisites as additional cash compensation when calculating the total cash compensation for purposes of determining the amount of long-term equity incentive compensation to award to each Senior Executive. We provide medical, dental and life insurance and disability benefits to all eligible employees, including our Senior Executives. We also provide our Senior Executives with the following benefits: (i) supplemental disability plans, (ii) secretarial service for some personal matters, (iii) occasional use of Company-owned facilities or equipment, (iv) relocation benefits and (v) reimbursement for approved spousal travel expenses related to Company business. In the past we have provided club membership dues reimbursement and reimbursement of certain expenses to certain of our Senior Executives to the extent such membership dues and expenses are related to the conduct of our business. The Compensation Committee believes these particular benefits help our Senior Executives to network and foster relationships in the oil and gas industry and community that are important to our company. A Senior Executive must reimburse us for any personal club use by the Senior Executive or a member of his family. Perquisites are described in greater detail in the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Other Benefits and Perquisites.”

Allocation Among Types of Compensation

Allocation Among Compensation Components

The Compensation Committee does not set target allocations for the different components of compensation (i.e. base salary, Annual Incentive Awards, long-term equity incentive compensation, etc.). As described above, base salaries for our Senior Executives are targeted at the 50th percentile of the Peer Group adjusted for certain factors. Annual Incentive Awards are based upon our performance using the preset performance criteria established by the Compensation Committee at the beginning of each year. The Compensation Committee then sets the long-term equity incentive compensation amounts for each Senior Executive by first calculating the Senior Executive’s total cash compensation as described above, then deducting the total cash compensation from the targeted total compensation. Each Senior Executive’s long-term equity incentive compensation amount is then set at a level that results in a total compensation amount that appropriately reflects our performance for the year relative to the Peer Group and the total compensation paid to comparable executive officers at the Peer Group companies.

Allocation Among Long-Term Equity Incentive Compensation Components

In determining the percentage of long-term equity incentive awards granted in the form of Annual Stock Awards to an employee’s Active Deferred Compensation Plan account versus SARs, the Compensation Committee takes into account several considerations. First, the Compensation Committee believes that SARs closely align the interests of our employees with the interests of our stockholders because SARs only become “in the money” when our common stock price appreciates above the price at the time of grant. Further, our SARs qualify as performance-based compensation under Section 162(m) of the Code. For additional discussion of these tax implications, please refer to the section below under the caption “Tax and Accounting Implications - Tax Deductibility of Pay.” However, the Compensation Committee also recognizes that SARs result in the issuance of a greater number of awards compared to Annual Stock Awards of equal cash value and do not create as much of a retention benefit as compared to Annual Stock Awards since they only have value if our common stock appreciates from the date of issuance. The Compensation Committee believes that Annual Stock Awards and Initial Employment Stock Awards also align the interests of our employees with the interests of our stockholders and may provide better employee retention benefits.

As a result, the Compensation Committee currently has concluded that it is in our best interest to divide the value of the total long-term equity incentive awards granted to our Senior Executive and Other Corporate Officers equally between Annual Stock Awards and SARs. The Compensation Committee reached this decision based upon its analysis of the relative benefits of the two types of awards, the retention effect on employees in a highly competitive job market and the advice of its independent compensation consultant. Data from the 2011 proxies of the Peer Group utilized to determine May 2011 equity grants to our Senior Executives indicated that 50% of the Peer Group companies granted both options/SARs and restricted stock awards, 18% granted only restricted stock awards and 5% granted only options/SARs. The Compensation Committee believes the award of 50% Annual Stock Awards and 50% SARs is an appropriate balance between the two types of awards, since SARs retain different performance-based characteristics than Annual Stock Awards. Key Professional Employees receive grants divided equally between SARs and RSUs.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 30

Back to Contents

After the Compensation Committee determines the aggregate value of Annual Stock Awards and SARs, the Compensation Committee determines the actual number of Annual Stock Awards and SARs to be issued based on the closing price of our common stock on the date of grant by the Compensation Committee. The value of an SAR is determined by using a Black-Scholes-Merton valuation model based upon the closing price of our common stock on the date of grant and the five-year term of the SARs. For financial reporting purposes under ASC 718, and as used in the Summary Compensation Table included in this Proxy Statement as required by SEC regulations, SARs were valued based on the average period that SARs were expected to remain outstanding, which we estimated based on historical data to be 3.7 years, rather than the five-year term that the Compensation Committee used to determine the number of grants. The Compensation Committee believes that valuing SARs based upon their full five-year term results in a more appropriate valuation of SARs and results in a smaller number of SARs being awarded, than if SARs were valued based on the value used for financial reporting purposes. As a result, the value that the Compensation Committee imputes to SARs is approximately 20% higher than the value of SARs set forth in the Summary Compensation Table for 2011.

We grant equity awards to the full-time employees of the Company and its subsidiaries each year. During 2011, the Named Executive Officers were granted 44% in the aggregate, and all nine of our Senior Executives were granted 57% in the aggregate, of the total number of SARs granted. The Named Executive Officers were granted 45% in the aggregate, and all nine of our Senior Executives were granted 58% in the aggregate, of the total number of the Annual Stock Awards granted during 2011. None of our Named Executive Officers or our nine Senior Executives received RSUs during 2011. Based on the total value of Annual Stock Awards, SARs and RSUs granted, the Named Executive Officers were granted 31% of the total value of the awards, and all nine of our Senior Executives were granted 41% of the total value of the awards during 2011.

Finally, the Compensation Committee is cognizant of the dilutive effect of its equity incentive compensation program and seeks to grant its awards within certain industry benchmarks. Our “burn rate” and “overhang” are important metrics that the Compensation Committee monitors and evaluates in determining the number and mix of our long-term equity incentive compensation awards.

The “burn rate” measures the potential future dilution to our stockholders as a result of long-term equity incentive awards granted by the Compensation Committee each year. The burn rate percentage is computed by dividing the number of shares of our common stock outstanding at the end of a year into the sum of the total number of Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards, Matching Stock Awards and Option Awards/SARs/RSUs granted during the relevant year less any forfeitures or unused SARs upon settlement of SARs exercised during that year. In the case of SARs, the burn rate is overstated when the awards are initially granted. This is because the increase in the price of the common stock above the price at the time the SAR was granted is paid in common stock, thus the number of shares received on exercise is less than the number of shares covered by the SAR award. The balance of the shares is added back to the total authorized shares of common stock that the Compensation Committee can issue in the future under the Amended and Restated 2005 Plan.

“Overhang” is a measure of potential future dilution to our stockholders from the exercise of long-term equity incentive awards granted and outstanding even if such awards are not vested. The overhang percentage is calculated by dividing the amount of total unexercised Option Awards/SARs/RSUs outstanding at the end of the year by the total shares of our common stock outstanding at the end of the year. The overhang percentage is significantly affected by the rate at which participants exercise awards. This measurement does not consider any additional shares authorized by our stockholders for issuance under any benefit plans that have not been granted but could be granted in the future by the Compensation Committee. All Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards are included in the shares of our common stock outstanding even though such awards may not be vested.

The Compensation Committee reviews the appropriate level of our burn rate and overhang. Generally, the Compensation Committee intends for the burn rate to be no higher than 3% and the overhang percentage to be no greater than 10%. The following table sets forth in summary the long-term equity incentive awards granted over the past three years and their effect on both our burn rate and overhang.

Year	SARs/RSUs Granted	Forfeited and Unused Shares		Stock Awards Granted(1)	Common Shares Outstanding at Year End	Burn Rate %	Total Outstanding(2)	Overhang %
2011	1,174,694	1,907,960	(3)	320,548	161,302,973	(0.26)%	4,865,915	3.0%
2010	1,394,136	1,089,982	(4)	394,923	160,113,608	0.44%	6,461,839	4.0%
2009	1,714,165	395,529	(5)	675,178	158,336,264	1.26%	7,154,712	4.5%

(1) The “Stock Awards Granted” amount is net of forfeitures.

(2) “Total Outstanding” disclosed in the above table represent both Option Awards issued before June 2005 and SARs/RSUs issued in and after June 2005. This includes all equity plans.

(3) In 2011, a total of 2,364,806 SARs were exercised resulting in 712,318 shares of common stock being issued. The remaining unused SARs were added back to the number of shares authorized to be granted under the Amended and Restated 2005 Plan. During 2011, 234,726 SARs/Options and 20,746 RSUs were forfeited.

(4) In 2010, a total of 1,386,349 SARs were exercised resulting in 500,285 shares of common stock being issued. The remaining 886,064 unused SARs were added back to the number of shares authorized to be granted under the Amended and Restated 2005 Plan. During 2010, 203,918 SARs/Options were forfeited.

(5) In 2009, a total of 454,945 SARs were exercised resulting in 149,951 shares of common stock being issued. The remaining 304,994 unused SARs were added back to the number of shares authorized to be granted under the Amended and Restated 2005 Plan. During 2009, 90,535 SARs/Options were forfeited.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 31

Back to Contents

Impact of Prior Equity Awards on Current Awards

Each year, the Compensation Committee considers the potential impact of prior long-term equity incentive awards on future long-term equity incentive awards that will be granted under our current compensation arrangements. Since we do not provide a defined benefit pension plan, the future retirement needs of our officers and employees will need to be satisfied in significant part based on their investments, including investments in our common stock. As a result, and given the cyclical nature of our business, the Compensation Committee does not feel it is appropriate to limit future long-term equity incentive awards due to a strong historical stock price performance and likewise would not expect to compensate employees with additional amounts when the value of prior long-term equity incentive awards decline.

Tax and Accounting Implications

Tax Deductibility of Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our CEO and our other three most highly paid executive officers, not including the CFO. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual Incentive Awards and SARs generally are performance-based compensation meeting those requirements and, as such, are fully deductible by us. Non-performance based compensation would include any salaries not deferred, distributions from the deferred compensation plans and the IRS value of any perquisites. Our Senior Executives generally defer significant portions of their salaries and Annual Incentive Awards either under our 401(k) Plan or Active Deferred Compensation Plan, which also may defer the amount that may otherwise be deductible by us for the applicable taxable year, as we can deduct amounts contributed to the 401(k) Plan at the time the contribution is made. Stock awards that vest solely with the passage of time are not considered performance-based under Section 162(m) of the Code and, as such, are not deductible by us if the $1,000,000 limit is exceeded. However, since currently all Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards are placed into our Active Deferred Compensation Plan, the deductibility of such awards are not subject to the Section 162(m) limitation until the common stock or the sale proceeds from the common stock are distributed from the deferred compensation plans. The deductibility of distributions from the deferred compensation plans under Section 162(m) is dependent on (i) the individual elections of each Senior Executive regarding time of payment, (ii) whether the Senior Executive is a covered employee at the end of the year when distributed, and (iii) whether the aggregate amount of all non-performance based compensation exceeds the $1,000,000 threshold. If such distributions are made after a Senior Executive is retired or no longer the CEO or one of the other three most highly compensated executive officers excluding the CFO, such distributions are fully deductible by us. To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

Tax Consequences of Equity Awards

Before July 2005, the Compensation Committee granted Option Awards to all full-time employees. Due to the Compensation Committee’s decision to award SARs rather than Option Awards, employees have lost the tax advantages of Option Awards (all of which were incentive stock options subject to favorable tax treatment pursuant to the Code). Upon the exercise of a SAR, the employee becomes obligated to pay taxes at ordinary income tax rates on the amount by which the market value of the common stock on the date of exercise exceeds the grant price of the SAR. We correspondingly receive a tax deduction of the same amount for tax reporting purposes. We issue our common stock to cover the stock appreciation based on the fair market value of our common stock on the date of exercise. We settle the payroll and withholding taxes associated with the exercise in cash, and the net appreciation after withholding taxes is used to determine the amount of our common stock actually issued. This results in less dilution to our current stockholders because it results in the issuance of fewer shares upon the exercise of the SARs than the SARs granted. Any later sale of our common stock received by the employee is subject to taxation on the long or short term capital gain or loss measured by the actual sales proceeds compared to the market value of our common stock on the date of exercise, which becomes the employee’s cost basis in the shares upon exercise.

Beginning in 2011 the Compensation Committee began granting restricted stock units (RSUs) to employees other than the Senior Executivies. In contrast to options or SARs, grants of RSUs are not inherently performance-based by default because the employee will receive compensation upon vesting even if the stock price decreases or stays the same. Thus, the grant of an RSU is not performance-based compensation unless the stock’s grant or vesting is based on the attainment of a performance goal and otherwise satisfies the standards for performance-based compensation. Compensation is not performance-based if the employee may receive the compensation notwithstanding the failure of: (1) the Compensation Committee to certify attainment of the performance goals; or (2) the shareholders to approve the compensation. In our case, the grants of RSUs are performance-based because the Compensation Committee has certified the attainment of the performance goals and the compensation was disclosed to and approved by the majority of shareholders. We receive a compensation deduction for the value of RSUs as they vest and are included in the employees’ W-2 wages. As is the case with SARs, we also settle payroll and withholding taxes associated with the vesting of RSUs in cash.

Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards granted to employees are placed in each employee’s account in the rabbi trust for our Active Deferred Compensation Plan. Therefore, we do not receive any deduction for such awards until shares of our common stock or the sales proceeds from our common stock are distributed to the individual participants. The time of distribution for these amounts is determined by the participant, and generally these amounts are expected to be distributed after the retirement of the participant. Currently, we have a significant net operating loss carryover for tax purposes and, therefore, such deferrals do not have any current effect on the taxes paid by us.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 32

Back to Contents

Policies Regarding Equity Awards

Financial Restatement

The Board of Directors’ policy is that the Compensation Committee, to the extent permitted by governing law, retains the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to our Senior Executives and Other Corporate Officers where the payment of such amounts was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by an individual.

Grant Timing

The Compensation Committee does not time, nor has the Compensation Committee in the past timed, equity grants in coordination with the release of material non-public information. Instead, we grant equity at the time or times dictated by our normal compensation process as developed by the Compensation Committee.

The Compensation Committee makes all equity grants to our Senior Executives in May of each year. This allows the Compensation Committee and its independent compensation consultant time to review the compensation packages of executive officers at the Peer Group companies, as reported in the Peer Group companies’ respective proxy statements and audited financial statements filed during the first four months of each year.

None of our employees have attempted to time long-term equity incentive award grants by making grant recommendations to the Compensation Committee. Certain Senior Executives are authorized to make requests to the Compensation Committee regarding awards for new professional personnel as part of the hiring process, to existing employees who are promoted, or where market conditions could reduce our ability to retain key employees. However, these are market driven occurrences and not timing issues, and such Senior Executives only provide recommendations that may or may not be approved by the Compensation Committee.

Stock Ownership Requirements

We do not currently have stock ownership requirements for our Senior Executives, Other Corporate Officers or directors. Historically, our Senior Executives have always held substantial amounts of our common stock, as shown in the table below. The Compensation Committee has elected not to impose a minimum ownership threshold for our common stock since our Senior Executives have historically demonstrated their commitment to being substantial stockholders. Furthermore, as we continue to expand our executive officer group in response to the expanding opportunities, the Compensation Committee does not want to limit our ability to attract new personnel. The Compensation Committee has also determined that it is not in our best interest to impose any hold-until-retirement policy for long-term equity incentive awards since we believe adopting such restrictions would put us at a competitive disadvantage in recruiting and retaining employees. If circumstances change, the Compensation Committee will review whether stock ownership requirements are appropriate for our Senior Executives, Other Corporate Officers and directors.

As of December 31, 2011, our Senior Executives held an average of 60 times their average base salary in value in our common stock, excluding any Option Awards or SARs. The table below reflects the equity ownership of the Named Executive Officers as of December 31, 2011, as compared to their base salaries:

	Directly Owned and 401(k) Plan	Deferred Compensation Plan	Multiple of Base Salary(1)
John H. Pinkerton	1,230,049	737,037	152x
Jeffrey L. Ventura	158,324	299,962	44x
Roger S. Manny	103,810	167,854	41x
Ray N. Walker	2,243	115,481	19x
Mark D. Whitley	63,284	56,647	20x

(1) Based on data as of December 31, 2011. The multiple of salary is calculated by dividing the annual base salary of each Named Executive Officer into the product of the total number of shares of common stock owned multiplied by the market value of the common stock assuming a common stock value of $61.94 per share, the closing price of our common stock as of December 31, 2011.

Trading in the Company’s Stock Derivatives

It is our policy that directors and all officers, including our Senior Executives, may not purchase or sell options on our common stock, nor engage in short sales with respect to our common stock. Trading by officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock is also prohibited.

Change in Control Arrangements

There are no employment agreements currently in effect between us and any employee, including any of our Senior Executives. The employees, including our Senior Executives, are not covered under any general severance plan. In the event a Senior Executive terminates employment, any severance benefits payable to him would be determined by the Compensation Committee in its discretion, unless such termination occurred following a change in control, in which case severance may be payable pursuant to the Range Resources Corporation Amended and Restated Executive Change in Control Severance Benefit Plan (the “Management CIC Plan”).

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 33

Back to Contents

In December 2008, the Board of Directors amended and restated our Management CIC Plan, which was initially adopted in March 2005. Pursuant to the Management CIC Plan all our Senior Executives, Other Corporate Officers and certain other employees selected by the Compensation Committee (the “Management Group”) may be entitled to receive certain payments and benefits if there is a “Change in Control” of the Company and a member of the Management Group is terminated other than for “Cause” or resigns for “Good Reason” within the “Protection Period.” The terms Change in Control, Cause, Good Reason, and Protection Period, as used in the Management CIC Plan, are defined in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.” If a member of the Management Group is terminated without Cause or resigns for Good Reason within the Protection Period, that participant will receive:

•

a lump sum payment equal to (i) the participant’s “benefit multiple” multiplied by (ii) the sum of (A) the average of the bonuses paid or awarded to the participant for the three prior fiscal years plus (B) the participant’s base salary; and

•

for a period of years equal to the participant’s “benefit multiple,” continued participation in any medical, dental, life, disability, and any other insurance arrangement for the participant (and, if applicable, the participant’s spouse and minor children) in which such person(s) were participating immediately prior to (x) the date of the participant’s termination as determined under the Management CIC Plan, or, if greater, (y) the occurrence of the Change in Control.

The “benefit multiples” applicable to the Named Executive Officers are as follows: Mr. Pinkerton – three; Mr. Ventura – three; Mr. Manny – two and one-half; Mr. Walker – two; and Mr. Whitley – two. In addition, all non-vested equity based compensation awards held by each participant will automatically vest upon the occurrence of a Change in Control regardless of whether or not the participant is later terminated.

Explanation of Significant Components of Management CIC Plan

Changes in control are common among oil and gas exploration and production companies and change in control arrangements are a significant and customary component of compensation that is necessary to attract experienced employees. The Compensation Committee therefore determined that the Company should provide change in control protection and has adopted the Management CIC Plan, which it believes fairly balances our and the participants’ interests. The Compensation Committee has concluded that a uniform plan applicable to all members of the Management Group is more efficient than negotiating separate change in control agreements with each officer or other key employee.

The Compensation Committee’s rationale behind the design of the material provisions of our Management CIC Plan is described below. A more detailed description of these provisions is provided in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.”

•

Change of Control Trigger. The Compensation Committee determined that, in order for the Management CIC Plan to be fair to our interests, any payments should occur only after a “double trigger” event. This means that no cash severance or benefit continuance will be received under the Management CIC Plan unless both (i) a Change in Control occurs and (ii) the participant is terminated within the “Protection Period.”

•

Definition of “Change in Control.” The Compensation Committee developed the definition of Change in Control in consultation with our legal counsel. Under this definition, a Change in Control does not occur unless the transaction potentially triggering a Change in Control is actually consummated.

•

Benefit Multiple. The Compensation Committee determined the “benefit multiple” applicable to the Named Executive Officers (in the amounts set forth above) based on the payment multiples for comparable positions with the companies in the Peer Group. The three times multiple selected for our CEO and COO is the dominant multiple used by members of the Peer Group for comparable positions. The Compensation Committee also determined that, based on the range in multiples paid to chief financial officers by other companies, our CFO should receive a two and one-half times multiple, which is the midpoint of the range. Similarly, the “benefit multiples” for our Other Corporate Officers were set at two times.

•

Protection Period. The Compensation Committee believes that in our circumstances any terminations would most likely occur within the first 12 months after the consummation of a Change in Control. Therefore, the Compensation Committee determined that an extended protection period over 12 months was not necessary.

•

Tax Gross Up. After reviewing change in control arrangements entered into by a broad group of our competitors and the potential for the erosion of the benefits otherwise provided under the Management CIC Plan, the Compensation Committee determined that any change in control arrangement would be largely ineffective without a tax gross up that would allow the members of the Management Group to actually realize the benefits of the Management CIC Plan. The Management CIC Plan provides for the payment of a tax-gross up to participants if amounts payable under the Management CIC Plan or payable pursuant to other arrangements between the participant and the Company (the “Change in Control Payments”) would result in excess parachute payments under of Section 280G of the Code. This tax-gross up entitles the participants to receive additional payments in an amount equal to (i) any excise tax that would be imposed on such members of the Management Group under Section 4999 of the Code (the “4999 Excise Tax”) with respect to the Change in Control Payments, (ii) all federal, state, and local taxes applicable to our payment of any 4999 Excise Taxes, and (iii) any additional 4999 Excise Tax amounts that are assessed by reason of our payment of the tax gross-up. The intent of the tax gross-up is to provide members of the Management Group after deduction of any 4999 Excise Tax on the Change in Control Payments and of any income, payroll, or excise taxes on our payment of the 4999 Excise Tax, with a net payment equal to the total Change in Control Payments. The average W-2 income of an individual over the five years preceding a change in control will affect the amount of the individual’s 4999 Excise Tax. All other factors being equal, higher historical taxable compensation will result in a lower 4999 Excise Tax (and, hence, a lower tax gross up). Members of the Management Group’s W-2 income is minimized because we (i) place all Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards in our Active Deferred Compensation Plan, (ii) encourage our Senior Executives to retain their Option Awards and SARs for the long-term, and (iii) encourage our Senior Executives to defer portions of their current salaries into the Active Deferred Compensation Plan to replace pension benefits that we do not provide. Significant additions to W-2 income do not occur unless a Senior Executive exercises Option Awards or SARs or has a deferred compensation distribution. Beginning in 2007, Option Awards for our Senior Executives who have been with the Company for five years began to expire. Our Senior Executives have been required to exercise these expiring Option Awards or allow them to expire. In some cases, significant value has accrued under such Option Awards and upon the exercise of such Option Awards, significant taxable income will accrue that will increase W-2 income. With the increases in W-2 taxable reportable income, the five-year average base compensation amount will be increased and potentially reduce the tax reimbursement calculations made as of the year end. For a detailed discussion of these excise taxes and gross up payments see the section of this Proxy Statement entitled “Potential Payments Upon Termination and Change in Control.”

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 34

Back to Contents

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.

Kevin S. McCarthy, Chair
Charles L. Blackburn
Allen Finkelson
James M. Funk

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 35

Back to Contents

Summary Compensation Table

The following Summary Compensation Table includes total compensation for calendar years 2011, 2010 and 2009 for our Named Executive Officers, who are prescribed by the SEC to be (i) our CEO, our principal executive officer, (ii) our CFO, our principal financial officer, and (iii) our three most highly compensated executive officers other than our principal executive and financial officers serving as executive officers at the end of 2011.

The Compensation Committee’s approval cycle for awarding compensation to our Named Executive Officers (and all other employees) does not conform to a calendar year because the Compensation Committee generally conducts salary adjustments and the final determination of equity grants in May of the year following the calendar year being reviewed. The Compensation Committee delays the final performance review process until May so that it can obtain audited financial statements of the Peer Group companies to determine the Company’s relative performance to the actual results of the Peer Group and also obtain comparative compensation data from each Peer Group company’s proxy statement. As a result of the difference in the Compensation Committee’s approval cycle from the calendar year, the “Stock Awards” and “Option Awards” presented for each calendar year in columns (e) and (f) of the Summary Compensation Table, respectively, relate to the Compensation Committee’s final performance review process for the prior calendar year.

We do not provide a pension plan nor do we pay above market or preferential earnings on our Named Executive Officers’ non-qualified deferred compensation plan accounts. Therefore, column (h) covering “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” has been deleted from the SEC-prescribed table format.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
John H. Pinkerton Chairman & CEO	2011	$790,385	$2,985,521	$2,479,217	$1,581,000	$125,720	$7,961,843
	2010	$723,077	$2,632,480	$2,222,743	$911,000	$144,677	$6,633,977
	2009	$641,346	$3,054,272	$2,563,814	$1,022,000	$147,786	$7,429,218
Jeffrey L. Ventura President & COO	2011	$632,308	$2,412,497	$2,003,384	$1,265,000	$102,324	$6,415,513
	2010	$566,154	$2,164,001	$1,827,153	$714,000	$94,567	$5,365,875
	2009	$481,539	$2,291,661	$1,923,673	$767,000	$82,606	$5,546,479
Roger S. Manny EVP & CFO	2011	$402,692	$1,157,982	$961,625	$644,000	$68,100	$3,234,399
	2010	$381,539	$1,057,516	$892,887	$385,000	$67,546	$2,784,488
	2009	$361,154	$1,159,142	$973,012	$460,000	$61,684	$3,014,992
Ray N. Walker SVP	2011	$365,385	$868,015	$720,798	$438,000	$59,378	$2,451,576
	2010	$317,308	$679,510	$573,736	$240,000	$57,007	$1,867,561
	2009	$272,500	$2,243,489	$250,334	$170,000	$850,826	$3,787,149
Mark D. Whitley SVP	2011	$365,385	$868,015	$720,798	$438,000	$63,788	$2,455,986
	2010	$340,385	$679,510	$573,736	$257,000	$58,421	$1,909,052
	2009	$326,923	$854,630	$717,400	$312,000	$56,855	$2,267,808

(1) The information presented is applicable to payments that are actually paid or accrued during the calendar year or, with respect to voluntary salary deferrals, vested during the calendar year. The amounts shown as “Salary” in column (c) are the sums of actual base salary payments for each of our Named Executive Officers which were paid during the calendar year. These amounts reflect different annual salaries because of the timing of our salary adjustments. The annual salaries for each of our Named Executive Officers during the periods presented are decribed in the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Salaries.”

(2) The amounts shown as “Option Awards” in column (f) reflect the aggregate fair value of the Option Awards/SARs granted during the calendar year in accordance ASC 718. For additional information on the determination of grant date fair value for SARs, please see Note 13 to our financial statements as of December 31, 2011 as filed on Form 10-K. Our Named Executive Officers did not forfeit any Annual Stock Awards, Initial Employment Stock Awards or Option Awards/SARs during 2011, 2010 or 2009. The amounts shown as “Stock Awards” in column (e) are valued at the closing price of our common stock on the date such awards were approved by the Compensation Committee and the amounts reported reflect the aggregate grant date fair value computed in accordance with ASC 718. See Note 13 to our financial statements as of December 31, 2011 as filed on Form 10-K for additional information. Recipients of the Stock Awards reported in column (e) are entitled to receive dividends paid in respect of such shares.

(3) The amounts shown as “Non-Equity Incentive Plan Compensation” in column (g) are equal to the cash incentive awards granted by the Compensation Committee for each of our Named Executive Officer’s performance for the applicable calendar year. While these awards are based on performance criteria established by the Compensation Committee, the actual amounts awarded are not determined until February of the year following the calendar year being evaluated. These amounts were accrued during the calendar year being evaluated on an estimated basis and then adjusted to reflect the actual amounts awarded. The cash incentive awards were determined and paid in accordance with our Amended and Restated 2005 Plan, which complies with Section 162(m) of the Code.

(4) The amounts included as “All Other Compensation” in column (i) include amounts paid during the calendar year as (i) matching contributions to our Active Deferred Compensation Plan (which may be paid in cash or Matching Stock Awards, at the election of our participating employees), (ii) our 401(k) Plan matching contribution, (iii) executive disability plan premiums and (iv) any other perquisites. We have identified the following perquisites provided to our Senior Executives – secretarial services for personal matters, occasional use of Company-owned facilities or equipment, relocation benefits, club memberships and reimbursed approved spousal travel expenses to attend certain Company functions. For a detailed description of each component included in “All Other Compensation” see the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Other Benefits and Perquisites.” For a detailed discussion of matching contributions to our Active Deferred Compensation Plan see the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.” With regard to Mr. Walker, the amounts shown as “All Other Compensation” also include certain cash bonus payments made to him in 2009 in connection with the Marcellus Shale division, which he led, achieving certain production and operational targets.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 36

Back to Contents

Grants of Plan-Based Awards

The Grants of Plan-Based Awards Table should be read in conjunction with the Summary Compensation Table. The Grants of Plan-Based Awards Table discloses the total number of Annual Stock Awards, Matching Stock Awards and SARs actually granted in 2011 to each of our Named Executive Officers. The dollar value of Matching Stock Awards is shown in the Grants of Plan-Based Awards Table below and is included as “All Other Compensation” in column (i) of the Summary Compensation Table.

Columns (f), (g) and (h) covering “Estimated Future Payments Under Equity Incentive Plan Awards” have been deleted from the SEC-prescribed table format since the Compensation Committee did not grant any such awards during 2011.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date				All Other Stock Awards: Number of Shares of Stock or Units(1)		All Other Option Awards: Number of Securities Underlying Options(1)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(i)		(j)	(k)	(l)
John H. Pinkerton		$400,000	$800,000	$1,600,000
	02/16/11				1,576	(4)			$77,508
	05/18/11				57,030	(5)			$2,985,521
	05/18/11						134,180	$52.35	$2,479,217
	05/18/11				29	(4)			$1,518
Jeffrey L. Ventura		$320,000	$640,000	$1,280,000
	02/16/11				1,261	(4)			$62,016
	05/18/11				46,084	(5)			$2,412,497
	05/18/11						108,427	$52.35	$2,003,384
	05/18/11				24	(4)			$1,256
Roger S. Manny		$163,000	$326,000	$652,000
	02/16/11				803	(4)			$39,492
	05/18/11				22,120	(5)			$1,157,982
	05/18/11						52,045	$52.35	$961,625
	05/18/11				15	(4)			$785
Ray N. Walker		$112,500	$225,000	$450,000
	02/16/11				712	(4)			$35,016
	05/18/11				16,581	(5)			$868,015
	05/18/11						39,011	$52.35	$720,798
	05/18/11				29	(4)			$1,518
Mark D. Whitley		$112,500	$225,000	$450,000
	02/16/11				712	(4)			$35,016
	05/18/11				16,581	(5)			$868,015
	05/18/11						39,011	$52.35	$720,798
	05/18/11				29	(4)			$1,518

(1) 2006 was the first year in which we provided our Amended and Restated 2005 Plan, an annual cash incentive award program for Non-Equity Incentive Plan Awards designed to comply with Section 162(m) of the Code. The Threshold, Target and Maximum dollar amounts for these awards are shown in columns (c), (d) and (e), respectively, for 2011. The actual Annual Incentive Awards paid under the Amended and Restated 2005 Plan and applicable to the 2010 performance period were determined by the Compensation Committee in February 2011. These awards are disclosed as “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table for 2010 compensation. The estimated payout amounts reflected in the Grants of Plan-Based Awards Table reflect the amounts that could be paid under the Compensation Committee approved payout ranges for 2011 performance, subject to any changes in salaries of our Named Executive Officers (the amounts reported in the table reflect salary increases effective May 18,2011). For a detailed description of the performance criteria associated with the Annual Incentive Awards please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Components of Executive Compensation — Performance Based Annual Incentive Awards.” For a detailed description of Annual Stock Awards and SARs granted on May 18, 2011 please see the section of this Proxy Statement entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Stock Awards, Option Awards and SARs.”

(2) All awards in this column are SARs.

(3) The grant date fair value of the “Stock Awards” and “Option Awards” are determined in accordance with ASC 718. The “Stock Awards” set forth in the Grants of Plan-Based Awards Table are valued at the closing price of our common stock on the date such awards were approved by the Compensation Committee. SARs are valued using a Black-Scholes-Merton model. Under the Black-Scholes-Merton model, various factors are used in determining the value of the awards, including the closing price of our common stock on the date such awards were approved by the Compensation Committee. In 2011, we used 3.7 years as the life of SARs for the Black-Scholes-Merton model for financial reporting purposes in order to reflect the average holding period for SARs based on historical exercise activity. However, in determining the relative value for purposes of determining the number of awards to any employees, including our Named Executive Officers, the Compensation Committee valued SARs based upon the actual five-year term of the award. The Compensation Committee makes corresponding adjustments to the Peer Group companies’ reported equity awards to make Peer Group data comparable for the Compensation Committee’s analysis.

(4) These awards are shares of our common stock granted as Matching Stock Awards. The dollar value of Matching Stock Awards granted to each of our Named Executive Officers is included in the Summary Compensation Table under column (i) as “All Other Compensation.” When Matching Stock Awards were granted on February 16, 2011 and May 18, 2011, the closing price of our common stock was $49.18 and $52.35, respectively. For a detailed description of matching contributions to our Active Deferred Compensation Plan (which may be paid in cash or Matching Stock Awards, at the election of our participating employees) see the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”

(5) When Annual Stock Awards were granted on May 18, 2011, the closing price of our common stock was $52.35. For a detailed description of Annual Stock Awards granted on May 18, 2011 see the section of this Proxy Statement entitled “ Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Stock Awards, Option Awards and SARs.”

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 37

Back to Contents

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salaries

Salary changes for our Named Executive Officers for the periods presented are as follows:

•

On May 20, 2009 the Compensation Committee increased Mr. Pinkerton’s salary to $640,000. On May 18, 2010 the Compensation Committee increased his salary to $775,000. On May 18, 2011 the Compensation Committee increased his salary to $800,000. Effective January 1, 2012, upon his election to the office of Executive Chairman, Mr. Pinkerton’s salary was set at $640,000.

•

On May 20, 2009 the Compensation Committee increased Mr. Ventura’s salary to $480,000. On May 18, 2010 the Compensation Committee increased his salary to $620,000. On May 18, 2011 the Compensation Committee increased his salary to $640,000. Effective January 1, 2012, upon his election to the office of Chief Executive Officer, Mr. Ventura’s salary was set at $800,000.

•

On May 20, 2009 the Compensation Committee increased Mr. Manny’s salary to $360,000. On May 18, 2010 the Compensation Committee increased his salary to $395,000. On May 18, 2011 the Compensation Committee increased his salary to $407,500.

•

On February 11, 2009 the Compensation Committee increased Mr. Walker’s salary to $265,000. On May 18, 2010 the Compensation Committee increased his salary to $350,000. On May 18, 2011 the Compensation Committee increased his salary to $375,000. Effective January 1, 2012 upon his election to the office of Chief Operating Officer, Mr. Walker’s salary was set at $400,000.

•

On May 20, 2009 the Compensation Committee increased Mr. Whitley’s salary to $325,000. On May 18, 2010 the Compensation Committee increased his salary to $350,000. On May 18, 2011 the Compensation Committee increased his salary to $375,000.

Annual Incentive Awards

The Compensation Committee approved the cash bonus amounts for 2011 on February 15, 2012 based upon the performance criteria established during the first quarter of 2011 in accordance with the provisions of Section 162(m) of the Code. For a detailed discussion of the performance criteria established with respect to the 2011 Annual Incentive Awards, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Components of Executive Compensation — Performance Based Annual Incentive Awards.”

The Annual Incentive Awards were paid pursuant to the achievement of performance targets established under our Amended and Restated 2005 Plan and therefore are reported in the Summary Compensation Table in column (g) as “Non-Equity Incentive Plan Compensation.”

The following table sets forth the total amount of cash paid to our Named Executive Officers as Annual Incentive Awards for 2011 performance.

Paid in Cash
John H. Pinkerton	$1,581,000
Jeffrey L. Ventura	$1,265,000
Roger S. Manny	$644,000
Ray N. Walker	$438,000
Mark D. Whitley	$438,000

The following table sets forth the total amount of cash paid to our Named Executive Officers as Annual Incentive Awards for 2010 performance.

Paid in Cash
John H. Pinkerton	$911,000
Jeffrey L. Ventura	$714,000
Roger S. Manny	$385,000
Ray N. Walker	$240,000
Mark D. Whitley	$257,000

The following table sets forth the total amount of cash paid to our Named Executive Officers as Annual Incentive Awards for 2009 performance.

	Paid in Cash
John H. Pinkerton	$1,022,000
Jeffrey L. Ventura	$767,000
Roger S. Manny	$460,000
Ray N. Walker	$965,000	(1)
Mark D. Whitley	$312,000
(1) Includes $795,000 cash performance bonus paid to Mr. Walker during 2009 based on the achievement of certain operating targets in connection with the Company’s Marcellus Shale development.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 38

Back to Contents

Stock Awards and SARs

As part of our long-term incentive compensation program, we make unvested discretionary contributions to our deferred compensation plan on behalf of our Senior Executives, other Corporate Officers and Key Professional Employees. All recipients can elect to receive these contributions in the form of Annual Stock Awards or cash. All of our Named Executive Officers have elected to receive Annual Stock Awards. Annual Stock Awards are within the scope of ASC 718. The amount of Annual Stock Awards recognized in column (e) of the Summary Compensation Table reflects the grant date fair value of those Annual Stock Awards granted to our Named Executive Officers during 2011 that will vest in the future. The value of SARs for each calendar year shown in column (f) of the Summary Compensation Table is based upon the aggregate grant date fair value of those SARs granted to our Named Executive Officers during 2011 that will vest in the future.

Annual Stock Awards are granted at the closing price of our common stock on the date of the grant and vest 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant, unless vesting is accelerated in accordance with a change in control as described in the section of this Proxy Statement entitled “— Potential Payments upon Termination and Change in Control.” Recipients of Annual Stock Awards are entitled to receive dividends paid in respect of such shares. SARs have a five-year term and vest on the same schedule as Annual Stock Awards. The values of Annual Stock Awards and SARs are based on the grant date fair value of the awards determined in accordance with ASC 718. We use the grant date fair value for financial reporting purposes, except that such grant date fair values are amortized over the vesting periods for each respective award adjusted for any historical rates of forfeitures. Please refer to Note 13 to our financial statements as of December 31, 2011 as filed on Form 10-K as to the assumptions used in determining the Black-Scholes-Merton values of SARs. Our Named Executive Officers report the shares of our common stock issued as Annual Stock Awards on Form 4 as each award is made to our Active Deferred Compensation Plan.

During 2011, the Compensation Committee granted the following Annual Stock Awards and SARs to our Named Executive Officers.

	Annual Stock Awards				SARs
	Date	Fair Value per Share	Shares Granted	Grant Date Fair Value	Date	Grant Price	Fair Value per Share	SARs Granted	Grant Date Fair Value
John H. Pinkerton	05/18/11	$52.35	57,030	$2,985,521	05/18/11	$52.35	$18.4768	134,180	$2,479,217
Jeffrey L. Ventura	05/18/11	$52.35	46,084	$2,412,497	05/18/11	$52.35	$18.4768	108,427	$2,003,384
Roger S. Manny	05/18/11	$52.35	22,120	$1,157,982	05/18/11	$52.35	$18.4768	52,045	$961,625
Ray N. Walker.	05/18/11	$52.35	16,581	$868,015	05/18/11	$52.35	$18.4768	39,011	$720,798
Mark D. Whitley	05/18/11	$52.35	16,581	$868,015	05/18/11	$52.35	$18.4768	39,011	$720,798

Annual Stock Awards and SARs granted on May 18, 2011 were a result of the Compensation Committee’s final determination of the performance of our Named Executive Officers for the 2010 calendar year.

In determining our performance and our Named Executive Officers’ performance for 2010 in making the stock awards granted in May 2011, the Compensation Committee took into consideration our $0.69 per mcfe drillbit finding and development cost which ranked at the 100th percentile of the Peer Group for 2010; our 30% growth in debt-adjusted reserve growth per share which ranked at the 77th percentile of the Peer Group for 2010; our 15% decrease in cash flow per share which ranked at the 27th percentile of the Peer Group for 2010; our 9% decrease in our common stock price for the year which ranked at the 15th percentile of the Peer Group for 2010; our 11% growth in debt-adjusted production growth per share which ranked at the 36th percentile of the Peer Group for 2010; and our unit cost of $3.67 which ranked at the 91st percentile of the Peer Group for 2010. Although we only achieved the highest performance in one category, when computing an overall average weighting of each category on an equal basis for the companies in the Peer Group for 2010 for all the categories combined, we achieved the eighth highest percentile rank of 68 percent. Based upon our 2010 comparative results to the Peer Group for 2010, the Compensation Committee concluded that each Senior Executive’s level of compensation would be initially based upon the 64th percentile.

When calculating total compensation for executive officers with corresponding comparable positions at companies in the Peer Group for 2010, the Compensation Committee used an amount calculated utilizing the Black-Scholes-Merton methodology using the actual term of each respective award and the average volatility of the common stock of each Peer Group company for 2010. Such amounts are generally greater than the value determined in accordance with ASC 718 due to the use of the contractual term instead of the expected life of the awards.

Based upon our performance and a comparison of the compensation of each of our Named Executive Officers to the total compensation of comparable positions at companies in the Peer Group for 2010, the Compensation Committee determined to grant Annual Stock Awards and SARs to finalize total compensation for our 2010 performance. The Compensation Committee granted long-term equity incentive awards for each of our Senior Executives equal to the difference between (i) the total targeted compensation for the Senior Executive as determined by the Compensation Committee from the corresponding comparative executive officer positions from the Peer Group for 2010 and (ii) the sum of the Senior Executive’s 2010 total cash compensation and Annual Incentive Award for 2010 performance.

The table below summarizes (a) the value of each of our Named Executive Officer’s total compensation for 2010 as determined by the Compensation Committee, and (b) various measures of the total compensation received by executive officers with corresponding comparable positions at companies in the Peer Group for 2010.

	Total Value of Compensation for 2010 Performance	75th Percentile Of Peer Group	Comparable Range of Total Compensation For Peer Positions	Median of Total Compensation For Peer Positions
		(millions)	(millions)	(millions)
John H. Pinkerton	$7,750,000	$8.9	$2.5 to $21.0	$6.2
Jeffrey L. Ventura	$6,200,000	$4.8	$1.7 to $19.1	$3.8
Roger S. Manny	$3,150,000	$3.5	$1.3 to $9.0	$2.6
Ray N. Walker	$2,350,000	$2.6	$0.7 to $4.7	$1.6
Mark D. Whitley	$2,392,000	$2.8	$0.5 to $10.1	$2.1

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 39

Back to Contents

After determining the initial total compensation for each Senior Executive for 2010 performance, the Compensation Committee reviewed with the independent compensation consultant the relative differences among total compensation amounts for all of our Senior Executives, especially between our CEO and our other Senior Executives. The Compensation Committee determined that relative differences in the total compensation provided to our Senior Executives were reasonable (including, for example, the fact that the total compensation amounts for our President and Chief Operating Officer was approximately 80% of the total compensation for our CEO) before finalizing total compensation for each Senior Executive.

For a list of those companies included in the Peer Group for 2010, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Components of Executive Compensation – Determination of Total Executive Compensation.”

During 2010, the Compensation Committee granted the following Annual Stock Awards and SARs to our Named Executive Officers.

	Annual Stock Awards				SARs
	Date	Fair Value per Share	Shares Granted	Grant Date Fair Value	Date	Grant Price	Fair Value per Share	SARs Granted	Grant Date Fair Value
John H. Pinkerton	05/19/10	$45.51	57,844	$2,632,480	05/19/10	$45.51	$17.5117	126,929	$2,222,743
Jeffrey L. Ventura	05/19/10	$45.51	47,550	$2,164,001	05/19/10	$45.51	$17.5117	104,339	$1,827,153
Roger S. Manny	05/19/10	$45.51	23,237	$1,057,516	05/19/10	$45.51	$17.5117	50,988	$892,887
Ray N. Walker	05/19/10	$45.51	14,931	$679,510	05/19/10	$45.51	$17.5117	32,763	$573,736
Mark D. Whitley	05/19/10	$45.51	14,931	$679,510	05/19/10	$45.51	$17.5117	32,763	$573,736

During 2009 the Compensation Committee granted the following Annual Stock Awards and SARs to our Named Executive Officers.

	Annual Stock Awards				SARs
	Date	Fair Value per Share	Shares Granted	Grant Date Fair Value	Date	Grant Price	Fair Value per Share	SARs Granted	Grant Date Fair Value
John H. Pinkerton	05/20/09	$41.60	73,420	$3,054,272	05/20/09	$41.60	$16.3268	157,031	$2,563,814
Jeffrey L. Ventura	05/20/09	$41.60	55,088	$2,291,661	05/20/09	$41.60	$16.3268	117,823	$1,923,673
Roger S. Manny	05/20/09	$41.60	27,864	$1,159,142	05/20/09	$41.60	$16.3268	59,596	$973,012
Ray N. Walker	02/18/09	$34.13	8,271	$282,289	02/18/09	$34.13	$14.8013	16,913	$250,334
	09/09/09	$49.03	40,000	$1,961,200	-	-	-	-	-
Mark D. Whitley	05/20/09	$41.60	20,544	$854,630	05/20/09	$41.60	$16.3268	43,940	$717,400

Other Benefits and Perquisites

We do not provide any pension benefits to any of our employees. However, all of our full-time employees may receive matching contributions, payable in cash, in an amount equal to 75% of their before-tax contributions to our 401(k) Plan up to a maximum matching contribution of 6% of their base salaries, excluding bonuses and subject to the maximum allowable deferrals set forth in the Code. In addition, our Senior Executives, Other Corporate Officers, directors and certain Key Professional Employees specifically selected by the Compensation Committee may defer all or portions of their current compensation into our Active Deferred Compensation Plan in order to provide for retirement and wealth accumulation planning. The Compensation Committee selects the group of employees each year that are permitted to participant in the Active Deferred Compensation Plan. Historically we have matched up to 10% of a participant’s salary deferrals to encourage the deferral of current compensation by our Senior Executives and other participating employees for retirement.

We provide other benefits such as medical, dental and life insurance and group disability coverage to all eligible employees, including each of our Named Executive Officers. We provide supplemental individual executive disability policies for our Senior Executives, which increases each Senior Executive’s disability payments above the $180,000 maximum under the group disability plan. Such supplemental coverage varies for each Senior Executive. The value of this supplemental coverage is detailed later in this Proxy Statement in the section entitled “Other Post-Employment Payments.”

We provide certain of our Named Executive Officers and other Senior Executives with the following personal benefits: (i) secretarial service for personal matters, (ii) occasional use of Company-owned facilities or equipment, (iii) relocation benefits and (iv) reimbursement for approved spousal travel expenses related to Company business or, in the case of Mr. Walker, certain spousal travel benefits associated with an officer’s corporate relocation arrangements. In the past we provided club membership dues and other expenses to certain of our Senior Executives to the extent these dues and expenses were related to the conduct of our business. In such cases incidental personal club use is permitted, but our Senior Executives are responsible for all charges for personal use and such charges are not reimbursed. Subject to the approval of the Board of Directors, we pay for spouses to accompany our directors and our Named Executive Officers to certain of the Board of Directors’ meetings and functions.

We do not currently provide any of our Named Executive Officers with country club memberships, company-furnished automobiles or drivers, personal use of aircraft, security staff or systems outside our offices, reimbursed personal tax or financial advice, or tax gross ups on benefits paid (although certain tax gross ups are potentially payable with respect to the Management CIC Plan and the deferred compensation plans).

To determine the aggregate incremental costs for personal secretarial services we multiplied the total of the cash salary, bonus and benefits of the employees involved in providing such support times the percentage of such employees’ time estimated to be spent on personal secretarial services. We determine the aggregate incremental costs for any personal use of Company-owned facilities based upon whether we incurred any incremental costs due to the use of the facilities by any Named Executive Officer. During 2011, Mr. Pinkerton used Company real property for personal use, however there was no incremental cost to us attributable to such personal use.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 40

Back to Contents

“All Other Compensation” for the 2011 calendar year is composed of the following components. Such amounts reflect the amounts actually paid or accrued during 2011 although certain amounts are subject to vesting.

	Active Deferred Compensation Plan Match	401(k) Plan Match	Executive Disability Premium	Personal Secretarial Services	Total
John H. Pinkerton	$79,026	$14,700	$21,361	$10,633	$125,720
Jeffrey L. Ventura	$63,272	$14,700	$24,352	-	$102,324
Roger S. Manny	$40,277	$14,700	$13,123	-	$68,100
Ray N. Walker	$36,534	$14,700	$8,144	-	$59,378
Mark D. Whitley	$36,534	$14,700	$12,554	-	$63,788

“All Other Compensation” for the 2010 calendar year is composed of the following components. Such amounts reflect the amounts actually paid or accrued during 2010 although certain amounts are subject to vesting.

	Active Deferred Compensation Plan Match	401(k) Plan Match	Executive Disability Premium	Personal Secretarial Services	Spousal Travel	Country Club Membership	Total
John H. Pinkerton	$73,324	$14,700	$35,625	$17,480	$3,548	-	$144,677
Jeffrey L. Ventura	$57,713	$14,700	$19,689	$55	$2,410	-	$94,567
Roger S. Manny	$38,403	$14,700	$10,275	-	$4,168	-	$67,546
Ray N. Walker	$32,388	$14,700	$5,129	-	$590	$4,200	$57,007
Mark D. Whitley	$34,237	$14,700	$9,484	-	-	-	$58,421

“All Other Compensation” for the 2009 calendar year is composed of the following components. Such amounts reflect the amounts actually paid or accrued during 2009 although certain amounts are subject to vesting.

	Active Deferred Compensation Plan Match	401(k) Plan Match	Executive Disability Premium	Personal Secretarial Services	Additional Cash Bonus		Spousal Travel	Country Club Membership	Total
John H. Pinkerton	$64,143	$14,700	$35,625	$32,734	$-		$584	-	$147,786
Jeffrey L. Ventura	$48,177	$14,700	$19,689	-	-		$40	-	$82,606
Roger S. Manny	$36,125	$14,700	$10,275	-	-		$584	-	$61,684
Ray N. Walker	$27,270	$14,700	$4,682	-	$795,000	(1)	$4,134	$5,040	$850,826
Mark D. Whitley	$32,671	$14,700	$9,484	-	-		-	-	$56,855
(1) Cash performance bonus paid to Mr. Walker during 2009 based on the achievement of certain operating targets in connection with the Company’s Marcellus Shale development.

Outstanding Equity Awards

The Outstanding Equity Awards Table reflects each of our Named Executive Officers’ unvested and/or unexercised long-term equity incentive awards at December 31, 2011 on an individual award basis. The market values of “Stock Awards” in column (h) were determined using the closing price of $61.94 of our common stock on December 31, 2011. The Compensation Committee did approve of a modification of outstanding awards during 2011 related to the sale of our Barnett properties but no awards to any Named Executive Officer were affected by such action.

Columns (d), (i) and (j) covering unearned equity incentive plan awards have been deleted from the SEC-prescribed table format since we did not have any such awards outstanding as of December 31, 2011.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 41

Back to Contents

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards(1)				Stock Awards(2)
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
(a)	(b)	(c)	(e)	(f)	(g)		(h)
John H. Pinkerton Total	233,599	—	$3.4600	04/01/12	29,368	A	$1,819,054
	101,012	—	$75.0000	05/20/13	459	M	$28,430
	94,218	62,813	$41.6000	05/20/14	40,491	A	$2,508,013
	38,078	88,851	$45.5100	05/19/15	69	M	$4,274
	-	134,180	$52.3500	05/18/16	1,050	M	$65,037
					57,030	A	$3,532,438
					20	M	$1,239
	466,907	285,844			128,487		$7,958,485
Jeffrey L. Ventura Total	102,733	—	$38.0200	05/23/12	22,035	A	$1,364,847
	76,816	—	$75.0000	05/20/13	345	M	$21,369
	70,693	47,130	$41.6000	05/20/14	33,285	A	$2,061,673
	31,301	73,038	$45.5100	05/19/15	71	M	$4,398
	-	108,427	$52.3500	05/18/16	840	M	$52,030
					46,084	A	$2,854,443
					16	M	$991
	281,543	228,595			102,676		$6,359,751
Roger S. Manny Total	31,145	—	$75.0000	05/20/13	11,145	A	$690,321
	35,757	23,839	$41.6000	05/20/14	258	M	$15,981
	15,296	35,692	$45.5100	05/19/15	16,266	A	$1,007,516
	—	52,045	$52.3500	05/18/16	18	M	$1,115
					535	M	$33,138
					22,120	A	$1,370,113
					10	M	$619
	82,198	111,576			50,352		$3,118,803
Ray N. Walker Total	—	6,766	$34.1300	02/18/14	3,308	A	$204,898
	—	22,935	$45.5100	05/19/15	40,000	(*)	$2,477,600
	—	39,011	$52.3500	05/18/16	190	M	$11,769
					10,452	A	$647,397
					43	M	$2,663
					474	M	$29,359
					16,581	A	$1,027,027
					20	M	$1,239
	—	68,712			71,068		$4,401,952
Mark D. Whitley Total	27,820	—	$75.0000	05/20/13	8,217	A	$508,961
	26,364	17,576	$41.6000	05/20/14	233	M	$14,432
	9,828	22,935	$45.5100	05/19/15	10,452	A	$647,397
	—	39,011	$52.3500	05/18/16	13	M	$805
					474	M	$29,360
					16,581	A	$1,027,027
					20	M	$1,239
	64,012	79,522			35,990		$2,229,221

(1) “Option Awards” disclosed in the above table represent both Option Awards issued prior to June 2005 and SARs issued in and after June 2005. “Option Awards” granted prior to May 23, 2002 vested over a four-year period at the rate of 25% each year and had a term of 10 years. “Option Awards” and SARs granted on or after May 23, 2002 vest over three years at the rate of 30% the first two years and 40% the third year and have a term of five years. “Option Awards” are listed in chronological order as granted.

(2) Annual Stock Awards (designated as “A” in the table), vest over a three-year period at the rate of 30% over each of the first two years and 40% over the third year. We made one grant of Annual Stock Awards to each Named Executive Officer in 2009, 2010 and 2011. Annual Stock Awards are listed in chronological order as granted. Matching Stock Awards (designated as “M” in the table) vest ratably over a three-year period beginning with the year such awards were contributed to our deferred compensation plan. Matching Stock Awards are listed in chronological order for the matches made in 2010 and 2011. In addition, Mr. Walker received an award of 40,000 shares of restricted stock (designated as “*” in the table), which vests in full on the third anniversary of the grant date of the award, which was September 9, 2009.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 42

Back to Contents

Option Exercises and Stock Vested During 2011

The Option Exercises and Stock Vested Table reflect Options Awards actually exercised and Annual Stock Awards and Matching Stock Awards vested for each of our Named Executive Officers during 2011.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
John H. Pinkerton(2)	395,715	$13,362,069	57,561	$3,103,913
Jeffrey L. Ventura(3)	102,371	$2,780,984	44,651	$2,406,398
Roger S. Manny(4)	98,757	$2,774,880	21,315	$1,150,537
Ray N. Walker(5)	41,535	$1,049,791	9,714	$498,900
Mark D. Whitley(6)	46,089	$1,257,308	15,995	$865,755

(1) The “Stock Awards” included in the vesting amounts shown in this table are from (i) Annual Stock Awards granted during 2008 through 2010, (ii) Matching Stock Awards for 2009 through 2011. Since the Summary Compensation Table reflects the entire value of the “Stock Awards” instead of over the period of time when such awards vest, a significant portion of the dollar amounts shown as realized on vesting is duplicative of the amounts that are shown in the Summary Compensation Table for different periods of time. The table below reflects the vested value which is in excess of the actual values on the date of grant which would have been reflected in the Summary Compensation Tables for the calendar periods 2008 through 2011.

(2) The Option Awards Mr. Pinkerton exercised during 2011 represent awards from February 12, 2001 through May 23, 2007. Such awards had exercise prices that ranged from $4.45 to $38.02 per share. Of the 395,715 awards, Mr. Pinkerton exercised during 2011, Mr. Pinkerton received 208,614 shares and he retained ownership in 45,124 shares as of December 31, 2011. The pro forma value in accordance with ASC 718 of the 395,715 awards exercised that would have been reflected in the Summary Compensation Table for the years 2001 through 2010 would be $3,739,645.

(3) The Option Awards Mr. Ventura exercised during 2011 represent awards granted February 27, 2006 and June 8, 2006. Such awards had an exercise prices that ranged from $24.20 to $24.32 per share. Of the 102,371 awards Mr. Ventura exercised during 2011, Mr. Ventura received 33,875 shares which he sold. The pro forma value in accordance with ASC 718 of the 102,371 awards exercised that would have been reflected in the Summary Compensation Table for the years 2006 through 2010 would be $874,964.

(4) The Option Awards Mr. Manny exercised during 2011 represent awards granted from February 27, 2006 through May 23, 2007. Such awards had exercise prices that ranged from $24.20 to $38.02 per share. Of the 98,757 awards Mr. Manny exercised during 2011, Mr. Manny received 29,574 shares which he sold. The pro forma value in accordance with ASC 718 of the 98,757 awards exercised that would have been reflected in the Summary Compensation Table for the years 2006 through 2010 would be $1,020,871.

(5) The Option Awards Mr. Walker exercised during 2011 represent awards granted from February 1, 2007 through May 19, 2010. Such awards had exercise prices that ranged from $31.00 to $58.60 per share. Of the 41,535 awards Mr. Walker exercised during 2011, Mr. Walker received 11,172 shares which he sold. The pro forma value in accordance with ASC 718 of the 41,535 awards exercised that would have been reflected in the Summary Compensation Table for the years 2006 through 2010 would be $650,392.

(6) The Option Awards Mr. Whitley exercised during 2011 represent awards granted on May 23, 2007. Such awards had an exercise price of $38.02 per share. Of the 46,089 awards Mr. Whitley exercised during 2011, Mr. Whitley received 12,234 shares which he sold. The pro forma value in accordance with ASC 718 of the 46,089 awards exercised that would have been reflected in the Summary Compensation Table for the years 2006 through 2010 would be $550,906.

All of the vesting of awards reflected in the Option Exercises and Stock Vested Table as “Stock Awards” during 2011 would be reflected in the Summary Compensation Table for the years 2008 through 2011 if all the years were presented. For each of our Named Executive Officers, the table below reflects the difference between the price of our common stock on the date of vesting of each award and the date of grant of each award. Due to the significant increase in our stock price since the end of 2002 when our common stock price was $3.50, our Named Executive Officers have been able to realize additional amounts in their deferred compensation plan accounts from electing to receive Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards, as described more fully below in the section entitled “Non-Qualified Deferred Compensation Plan.” We hold all of our common stock shown as “Stock Awards” in the Option Exercises and Stock Vested Table in our deferred compensation plans.

	Value Realized on Vesting in 2011(1)	Value on Date of Grant(2)	Appreciation Realized in Excess of Date of Grant
John H. Pinkerton	$3,103,913	$3,016,406	$87,507
Jeffrey L. Ventura	$2,406,398	$2,334,868	$71,530
Roger S. Manny	$1,150,537	$1,085,138	$65,399
Ray N. Walker	$498,900	$438,434	$60,466
Mark D. Whitley	$865,755	$835,837	$29,918

(1) This amount is the total fair market value of the “Stock Awards” on the dates such “Stock Awards” vested during 2011 and is shown in the Option Exercises and Stock Vested Table.

(2) This is the amount of the vested “Stock Awards” that would have been reflected in various other compensation tables. This amount is the fair market value of the “Stock Awards” on the date such “Stock Awards” were granted during 2008 to 2011. This amount would have been reflected on the Grants of Plan-Based Awards Table historically for awards granted in 2008 to 2011 if such table was presented for those periods. The value on the date of grant is the value of the “Stock Awards” being amortized in accordance with ASC 718. The grant date fair value of the “Stock Awards” is also reflected in the Summary Compensation Table.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 43

Back to Contents

Non-Qualified Deferred Compensation Plans

Generally, our Named Executive Officers elect at the time they make their compensation deferrals into the deferred compensation plan whether to receive our matching contribution under such plan in cash or in the form of our common stock (creating a Matching Stock Award). Matching contributions up to 10% of our Named Executive Officers’ base salary paid during the calendar year vest over a three-year period, commencing with the year the matching contribution is made, at the rate of 33-1/3% each year. Separate deferral elections may be made with respect to our Named Executive Officers’ bonus and salary. To the extent that our Named Executive Officers elected to receive their matching contribution in the form Matching Stock Awards, vesting of the Matching Stock Award for 2009 through 2011 is reflected as to each respective Named Executive Officer in the Options Exercised and Stock Vested Table above.

All such Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards are automatically contributed as discretionary contributions to our Active Deferred Compensation Plan. Therefore, upon the vesting of any such awards, any appreciation or depreciation in value that would otherwise be realized is deferred under the terms of the Active Deferred Compensation Plan and will be distributed pursuant to the terms of the Active Deferred Compensation Plan as described below.

As discussed previously, our deferred compensation plans consist of an Active Deferred Compensation Plan and a Frozen Deferred Compensation Plan. The Frozen Deferred Compensation Plan holds amounts contributed to such plan and vested prior to January 1, 2005 and is not subject to the terms of section 409A of the Code. The Active Deferred Compensation Plan was adopted by the Compensation Committee in late 2004 and is subject to the terms of Section 409A of the Code. The Active Deferred Compensation Plan currently conforms to the regulations and guidance issued to date under section 409A of the Code. The Compensation Committee must approve any amendments to the Active Deferred Compensation Plan.

The Compensation Committee may elect to make discretionary contributions to the Active Deferred Compensation Plan on behalf of our Named Executive Officers. These contributions may be made in the form of the matching contributions described above. Any such discretionary contributions will be subject to vesting and any other terms specified by the Compensation Committee. Matching contributions will vest on a class-year basis over a three-year period at the rate of 33-1/3% each year, commencing with the year in which the contribution is made unless a different vesting schedule is determined by the Compensation Committee. In addition, our Named Executive Officers will become fully vested in the matching contributions upon reaching age 65, death or disability (as defined in the Active Deferred Compensation Plan). Our Named Executive Officers will forfeit all discretionary or matching contributions, irrespective of the attainment of age 65, disability or death, if their employment with the Company terminates for gross misconduct or if they engage in unlawful business competition with the Company.

Amounts contributed to the deferred compensation plans and earnings thereon are contributed to a rabbi trust, which is a grantor trust the assets of which may only be used to pay benefits under the deferred compensation plans or to satisfy the claims of our creditors in the event of our insolvency. Thus, we have set aside the assets to fund the benefits payable under the deferred compensation plans. Our Named Executive Officers are entitled to direct the benchmark for returns on their deferred compensation generally in similar investment funds as are offered under our 401(k) Plan. However, Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards may not be transferred out of our common stock until vesting of such awards. Participants can elect to invest contributions and matching contributions in the 401(k) Plan in common stock of the Company.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 44

Back to Contents

The table below shows the investment funds available under our 401(k) Plan and our deferred compensation plans (other than our common stock) and their annual rate of return for the calendar year ended December 31, 2011, as reported by the administrator of the plans.

Investment Fund	Rate of Return
	401(k) Plan	Deferred Compensation Plan
Alger Small Cap Growth Institutional Fund - Class 1	(2.91%)	-
Allianz NFS Small - Cap Value Fund - Institutional Class	2.52%	-
Blackrock Equity Dividend Fund – Institutional Class	5.92%	-
Blackrock Global Allocation Fund, Inc. – Institutional Class	(3.43%)	-
Blackrock US Opportunities Fund – Institutional Class	(9.17%)	-
Columbia Mid Cap Value Opportunity Fund – Class R4	(8.28%)	-
DFW RREEF Real Estate Securities Fund – Institutional Class	9.36%	-
DWS Equity 500 Index Fund – Institutional Class	1.95%	-
Harbor International Fund – Institutional Class	(11.13%)	-
Lord Abbett Fundamental Equity Fund – Class 1	(3.65%)	-
Mainstay Large Cap Growth Fund – Class 1	(0.19%)	-
Oppenheimer Global Fund – Class Y	(8.46%)	-
Oppenheimer International Bond Fund – Class Y	(0.2%)	-
PIMCO Total Return Fund - Institutional Class	4.16%	-
PIMCO Real Return Fund – Institutional Class	11.57%	-
Putnam Stable Value Fund 50	3.24%	-
RS Emerging Markets Fund – Class A	(20.98%)	(20.98%)
T. Rowe Price Retirement Income Fund	1.43%	-
T. Rowe Price Retirement 2015 Fund	(0.32%)	-
T. Rowe Price Retirement 2020 Fund	(1.2%)	-
T. Rowe Price Retirement 2030 Fund	(2.7%)	-
T. Rowe Price Retirement 2040 Fund	(3.49%)	-
T. Rowe Price Retirement 2050 Fund	(3.36%)	-
Alger Small Cap Growth Institutional Fund – Class R	-	(3.39%)
Allianz NFS Small Cap Value Fund – Class A	-	2.11%
American Funds The Growth Fund of America – Class R3	-	(5.14%)
BlackRock Equity Dividend – Class A	-	5.60%
BlackRock Global Allocation – Class A	-	(3.71%)
BlackRock U.S. Opportunities – Class A	-	(9.61%)
Calamos Growth & Income Fund – Class A	-	(0.78%)
Columbia Mid Cap Value Opportunity – Class A	-	(8.33%)
Davis NY Venture Fund – Class A	-	(4.78%)
DWS Equity 500 Index Fund – Class S	-	1.88%
DWS Gold & Precious Metals Fund – Class A	-	(22.81%)
DWS RREEF Real Estate Securities Fund – Class A	-	8.99%
Federated Automated Cash Mgt. Trust	-	0.01%
Harbor International Adv	-	(11.44%)
Liberty Horizon Fund-Class A	-	(13.43%)
Oppenheimer Global Fund – Class N	-	(8.99%)
Oppenheimer International Bond – Class A	-	(0.28%)
PIMCO Real Return Fund – Class A	-	11.11%
PIMCO Total Return Fund - Class A	-	3.74%

Benefits under the Active Deferred Compensation Plan will be paid at the time and form specified by our Named Executive Officers in accordance with the requirements of section 409A of the Code. Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years. Amounts invested in our common stock and Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards, and Matching Stock Awards contributed to the Active Deferred Compensation Plan may be paid in shares of our common stock, with fractional shares in cash at the discretion of the Compensation Committee. Each of our Named Executive Officers may change the time and/or form of payment, by making an election with the plan administrator at least one year before the date his Active Deferred Compensation Plan accounts would be paid in accordance with the requirements of section 409A of the Code. Any such subsequent deferral election must delay our Named Executive Officers’ benefit commencement date by at least five years. In addition, the Active Deferred Compensation Plan permits our Named Executive Officers to obtain an earlier distribution in the event of Hardship as defined under the Active Deferred Compensation Plan.

Benefits under the Frozen Deferred Compensation Plan will be paid at the time and form specified by our Named Executive Officers. Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years. Amounts invested in our common stock may be paid in shares of Company common stock with fractional shares in cash at the discretion of the Compensation Committee. Each of our Named Executive Officers may change the time and/or form of payment, by making an election with the plan administrator at least one year before the date his Frozen Deferred Compensation Plan Accounts would be paid. In addition, the Frozen Deferred Compensation Plan permits our Named Executive Officers to obtain an earlier distribution in the event of Hardship as defined under the Frozen Deferred Compensation Plan. All of our Named Executive Officers have elected specific times of distribution rather than having their benefits distributed at termination of employment under the deferred compensation plans.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 45

Back to Contents

The accompanying table reflects the activity during the 2011 calendar year for each of our Named Executive Officers for the Frozen Deferred Compensation Plan shown as “F” in table and the Active Deferred Compensation Plan shown as “A” in the table.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Plan	Registrant Contributions in Last FY(1)		Aggregate Earnings in Last FY(2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
		(c)		(d)		(e)	(f)
John H. Pinkerton	F	—		$46,970	(3)	—	$20,278,207
	F	—		$5,451,040	(4)	—	—
	A	$2,985,521	(5)	$48,937	(3)	—	$26,130,495
	A	$79,026	(6)	$6,930,826	(4)	$(2,767,385)	—
TOTAL		$3,064,547		$12,477,773		$(2,767,385)	$46,408,702
Jeffrey L. Ventura	F	—		$2,097	(3)	—	$1,091,937
	F	—		$289,379	(4)	—	—
	A	$2,412,497	(5)	$37,176	(3)	—	$17,792,361
	A	$63,272	(6)	$4,650,864	(4)	$(1,293,977)	—
TOTAL		$2,475,769		$4,979,516		$(1,293,977)	$18,884,298
Roger S. Manny	F	—		$(5,175	)(3)	—	$468,568
	F	—		$105,864	(4)	—	—
	A	$1,157,982	(5)	$16,718	(3)	—	$10,182,969
	A	$40,277	(6)	$2,574,432	(4)	—	—
TOTAL		$1,198,259		$2,691,839		—	$10,651,537
Ray N. Walker	A	$868,015	(5)	$9,730	(3)	—	$7,334,069
	A	$36,534	(6)	$1,833,152	(4)	—	—
TOTAL		$904,549		$1,842,882		—	$7,334,069
Mark D. Whitley	A	$868,015	(5)	$(17,329	)(3)	—	$3,591,039
	A	$36,534	(6)	$1,381,165	(4)	$(5,553,058)	—
TOTAL		$904,549		$1,363,836		$(5,553,058)	$3,591,039

(1) Column (c) reflects the value of our common stock contributed by us as Annual Stock Awards and Matching Stock Awards.

(2) The earnings/(losses) from each of our Named Executive Officers’ deferred compensation plan account shown in column (d) represents the cash earnings or appreciation/depreciation in market value from the investment funds and our common stock which our Named Executive Officers invest in under the deferred compensation plans. Since our Named Executive Officers’ deferred compensation plan accounts have significant investments in our common stock, the plan earnings each year for each of our Named Executive Officers are significantly impacted by the change in our common stock price during that period. The amounts of the appreciation or depreciation in our common stock held in the Frozen and Active Deferred Compensation Plan accounts for each Named Executive Officer is segregated in the table for reference purposes.

(3) Earnings/(losses) from appreciation/depreciation in market value, dividends and interest from mutual funds selected by each of our Named Executive Officers.

(4) These amounts reflect appreciation in the value of our common stock held in the Frozen and Active Deferred Compensation Plan accounts. As of December 31, 2011, the following numbers of shares of our common stock were held in our Named Executive Officers’ deferred compensation plan accounts – 737,036 shares by Mr. Pinkerton; 299,961 shares by Mr. Ventura; 167,854 shares by Mr. Manny; 115,481 shares by Mr. Walker and 56,647 shares by Mr. Whitley.

(5) These amounts reflect the grant date fair value of Annual Stock Awards determined in accordance with ASC 718. The Compensation Committee grants Annual Stock Awards each year to our Senior Executives. Such awards are contributed to each of our Senior Executives’ accounts in the Active Deferred Compensation Plan. Annual Stock Awards vest over a three–year period at the rate of 30% for each of the first two years and 40% the last year. These amounts are shown in column (e) of the Summary Compensation table and in column (l) of the Grants of Plan-Based Awards Table.

(6) Generally, our Named Executive Officers elect, at the time they make their compensation deferral elections under the Active Deferred Compensation Plan for the coming calendar year, whether to receive their matching contribution under such plan in cash or in the form of our common stock (creating a Matching Stock Award). During 2011, all our Named Executive Officers elected Matching Stock Awards. The dollar equivalent value of the Matching Stock Awards is shown in column (c) of the table. Matching Stock Awards vest ratably over a three-year period beginning with the year such awards were contributed to our deferred compensation plan. These amounts are shown in column (l) of the Grants of Plan-Based Awards Table and are included as “All Other Compensation” in column (i) in the Summary Compensation Table.

Voluntary contributions to our deferred compensation plans by our Named Executive Officers from salary, bonus and cash incentive awards from prior years have been reported in the Summary Compensation Tables for such prior years. Mr. Pinkerton has been participating in the deferred compensation plans since 1996. Messrs. Ventura and Manny began participating in 2003, Mr. Walker began participating in 2006 and Mr. Whitley began participating in 2005.

In the Non-Qualified Deferred Compensation Table, Annual Stock Awards granted during 2011 are valued at the grant value fair value in accordance with ASC 718. Matching Stock Awards are reflected in the Summary Compensation Table (as “All Other Compensation” in column (i)) during the year such awards are contributed to our deferred compensation plan, although such awards are subject to future vesting. The following table summarizes the historical amounts contributed to the deferred compensation plans that would be reflected in the Summary Compensation Table over time as valued in accordance with ASC 718 and the fair market value of the accounts as of December 31, 2011 for each of our Named Executive Officers. The difference between these two amounts represents the appreciation or depreciation of our common stock and other investment funds held in the deferred compensation plan account reduced for any distributions.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 46

Back to Contents

	Participant Since	Historic Values of Contributions to the Deferred Compensation Plans	Fair Market Value of Deferred Compensation Account as of December 31, 2011	Net Appreciation in the Account
John H. Pinkerton	1996	$18,445,132	$46,408,702	$27,963,570
Jeffrey L. Ventura	2003	$11,869,769	$18,884,298	$7,014,529
Roger S. Manny	2003	$6,240,275	$10,651,537	$4,411,262
Ray N. Walker	2006	$5,028,581	$7,334,069	$2,305,488
Mark D. Whitley	2005	$2,544,814	$3,591,039	$1,046,225

Potential Payments upon Termination and Change in Control

There are no employment agreements currently in effect between us and any of our Named Executive Officers. Our Named Executive Officers are not covered under any general severance plan. In the event a Named Executive Officer terminates employment, any severance benefits payable to him would be determined by the Compensation Committee at its discretion, unless termination occurred following a Change in Control, in which case severance may be payable pursuant to our Management CIC Plan.

In December 2008, the Board of Directors amended and restated our Management CIC Plan, which was initially adopted in 2005, pursuant to which all members of our Management Group, including our Named Executive Officers, may be entitled to receive certain payments and benefits if there is a Change in Control and a member of the Management Group is terminated other than for Cause or resigns for Good Reason (each an “Involuntary Termination”). Specifically under our Management CIC Plan, if a member of our Management Group leaves the Company as a result of an Involuntary Termination during the Protection Period, the participant will receive (a) a lump sum cash payment equal to (i) such person’s Benefit Multiple (which is set forth in the table below with respect to our Named Executive Officers) multiplied by (ii) the sum of (A) the participant’s Base Salary (as defined below) plus (B) the participant’s Bonus (the “Cash Payment”), and (b) for a period of years equal to the participant’s Benefit Multiple (but not beyond the end of the second calendar year following the year in which the Involuntary Termination occurred), continued participation in any medical, dental, life, disability or any other insurance arrangement for the benefit of the participant (and his spouse and minor children, if applicable) in which such person(s) were participating immediately prior to (x) the date of the participant’s Involuntary Termination, or, if greater, (y) the occurrence of the Change in Control (the “Continued Benefits”).

The Cash Payment will be paid as soon as practicable following a member of our Management Group’s termination, and in all events not later than March 15 of the year following the year of termination, unless payment is required to be delayed for six months from the date of termination to prevent additional tax under Section 409A of the Code. Further, the receipt of Continued Benefits is conditioned on the member of our Management Group paying to our Company the same premium amount for such benefits as such participant was required to pay prior to his termination, and the Continued Benefits will be limited and reduced to the extent that comparable coverage that does not result in greater out-of-pocket expenses to such participant is provided or available to such participant. Our Management CIC Plan does not provide for any Cash Payments or Continued Benefits in the event a member of our Management Group is terminated due to death or Disability (as defined below). A discussion of the Benefit Multiple selected for each of our Named Executive Officers can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Our Management CIC Plan also provides that, upon a Change in Control, all non-vested long-term equity incentive awards held by members of our Management Group, including our Named Executive Officers, automatically vest, regardless of whether or why any such participant terminates employment later. In addition, any long-term equity-incentive awards that so automatically vest and that provide for exercise by the participant will remain exercisable following an Involuntary Termination or any termination due to death or Disability on or after a Change in Control for the lesser of (i) the remaining term of the award or (ii) one year following the latest to occur of (A) the participant’s termination of employment, (B) in the event of a termination of employment in anticipation of a Change in Control, the actual occurrence of or consummation of such Change in Control, or (C) in the event of a Change in Control as a result of approval by the stockholders of our Company of a reorganization, merger, consolidation or other disposition of all or substantially all of our assets or an acquisition of the assets or stock of another corporation, the consummation of such transaction. Following a termination of employment that is not an Involuntary Termination or a termination due to death or Disability, other than a termination for Cause, any long-term equity-incentive award that vests and that provides for exercise by the participant will be exercisable for the lesser of (i) the remaining term of the award or (ii) 30 days following such termination of employment. Upon a termination of employment for Cause, any long-term equity-incentive awards will terminate and no longer be exercisable at the time of a final determination that Cause exists.

In connection with the delivery of the Cash Payments under our Management CIC Plan, each member of our Management Group is required to execute and deliver to us a release that generally releases and discharges our Company (and its related entities and agents) from any and all claims (with certain limited exceptions) existing at any time prior to execution of the release. Our Management CIC Plan also contains non-disparagement provisions pursuant to which each member of our Management Group and our Company have agreed not to disparage one another during the term of such person’s employment and thereafter. Violation of the non-disparagement provisions entitles the wronged party to complete relief including injunctive relief, damages, and/or termination or return of payments made under our Management CIC Plan.

Our Management CIC Plan also provides for the payment of a tax-gross up to members of our Management Group, including our Named Executive Officers, in the event that Change in Control Payments would result in excess parachute payments under Section 280G of the Code. This tax gross-up entitles members of our Management Group to additional payments in an amount equal to (i) any 4999 Excise Tax with respect to the Change in Control Payments, (ii) all federal, state, and local taxes applicable to our payment of any 4999 Excise Taxes, and (iii) any additional 4999 Excise Tax amounts that are assessed by reason of our payment of the tax gross-up. The intent of the tax gross-up is to provide members of our Management Group, after deduction of any 4999 Excise Tax on our Change in Control Payments and of any income, payroll, or excise taxes on our payment of the 4999 Excise Tax, with a net payment equal to the total of our Change in Control Payments.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 47

Back to Contents

For purposes of our Management CIC Plan, the following terms have been assigned the meanings set forth below:

(i)

“Change in Control” means (A) a person or group of persons becomes the beneficial owner of 35% or more of the then outstanding shares of our common stock or the combined voting power of the outstanding securities of our Company that are eligible to vote in the election of our Board of Directors, (B) a majority of the members of our Board of Directors is replaced by directors who were not endorsed by a majority of the board members prior to their appointment, (C) the consummation of a reorganization, merger, consolidation, or other disposition of all or substantially all of our assets or an acquisition of the assets of another corporation, unless, immediately following the consummation of such transaction, (1) the Company’s stockholders immediately prior to such transaction own more than 50% of the company resulting from such transaction and exercise more than 50% of the resulting company’s combined voting power in substantially the same proportions as their ownership of the stock of the Company and the Company’s voting securities immediately prior to such a reorganization, merger, consolidation, or other disposition, (2) no person (other than certain entities related to the Company) or group of persons becomes the beneficial owner of 35% or more of either the outstanding shares of common stock of the company resulting from such a transaction or the resulting company’s combined voting power and (3) the individuals who were directors of the Company constitute at least a majority of the resulting company’s board of directors, or (D) a liquidation or dissolution of the Company. In the event a member of our Management Group is terminated without Cause or for Good Reason in anticipation of a Change in Control and a Change in Control actually occurs, a Change in Control shall be deemed to have occurred on the date immediately prior to such person’s termination;

(ii)

“Cause” means (A) an act of dishonesty that constitutes a felony, or (B) an act that results or that is intended to result in gain to or personal enrichment of the member of our Management Group at our expense;

(iii)

“Good Reason” means, without a person’s consent, (A) material diminution of the duties, authority or responsibilities of the person, (B) material reduction of such person’s Base Salary; or, (C) a change in such person’s principal place of employment, without consent, to a location more than 30 miles from the principal place of employment prior to the Change in Control;

(iv)

“Protection Period” means, generally, the period beginning on the date of the occurrence of a Change in Control and ending on the last day of the twelfth full calendar month following the calendar month in which the Change in Control occurred;

(v)

“Base Salary” means the annual gross rate of pay, including vacation and holiday pay, sick leave compensation, and any amounts reduced and contributed to an employee benefit plan of our Company in effect immediately prior to the member’s termination date or the occurrence of the Change in Control, but does not include any bonus, incentive pay, overtime, auto or travel allowance, or any other benefits or special allowances;

(vi)

“Bonus” means the average of the annual bonus awards paid to the member of our Management Group for the three prior fiscal years immediately prior to (A) the member’s termination date or, if greater (B) the occurrence of the Change in Control; and

(vii)

“Disability” means a member of our Management Group (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of 12 months; or, (B) is, by reason of such a physical or mental impairment, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering our employees.

The following table reflects the estimated payments due to each of our Named Executive Officers as of December 31, 2011, assuming, as applicable, that a Change in Control occurred and each of our Named Executive Officers was terminated without Cause effective December 31, 2011. For these purposes, our common stock price was assumed to be $61.94, which was the closing price of our common stock on December 31, 2011. The amounts below have been calculated using assumptions that we believe are reasonable. For purposes of the 280G calculation, it is assumed that no amounts will be treated as attributable to reasonable compensation and no value will be attributed to our Named Executive Officer executing a non-compete agreement. The amount of the 4999 Excise Tax gross-up, if any, will change based upon when our Named Executive Officer’s employment with our Company is actually terminated because the amount of compensation subject to Section 280G of the Code will change. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a Change in Control actually occurs and any of our Named Executive Officers are actually terminated.

	Potential Change in Control Payments
	Benefit Multiple	Cash Payments(1)	Value of Accelerated Awards(2)	Value of Welfare Benefits(3)	Potential Excise Tax Gross Up(4)	Total
John H. Pinkerton	3X	$5,278,000	$11,982,709	$115,056	—	$17,375,765
Jeffrey L. Ventura	3X	$4,126,000	$9,558,205	$73,507	—	$13,757,712
Roger S. Manny	2.5X	$1,994,583	$4,689,219	$50,489	—	$6,734,291
Ray N. Walker	2X	$1,123,333	$5,341,052	$40,281	—	$6,504,666
Mark D. Whitley	2X	$1,327,333	$3,337,654	$60,732	—	$4,725,719

(1) Represents cash payments equal to Base Salary and Bonus, determined as of December 31, 2011, multiplied by the applicable Benefit Multiple. Such calculation averages the three bonuses paid as of December 31, 2011 which would be for the years 2008, 2009 and 2010.

(2) Represents the difference in value between the grant price and the 2011 year-end price of the common stock of $61.94 for Option Awards and SARs and $61.94 for unvested Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards granted under any of our benefit plans vesting upon a Change in Control as of December 31, 2011.

(3) Represents the value of the continuation of medical, dental, life, disability, and other insurance benefits for the length of one year multiplied by the applicable Benefit Multiple assuming a 5% increase per year terminating at the end of the second calendar year following the year of termination.

(4) Represents the amount of the 4999 Excise Tax gross-up payment necessary to result in our Named Executive Officers receiving the total Change in Control Payments. If a Change in Control occurred causing the vesting of all awards to our Named Executive Officers, but none of our Named Executive Officers were terminated there would be no 4999 Excise Tax gross-up payments.

Our employees who are not covered in our Management CIC Plan (the “Employee Group”) may be entitled to receive certain change in control payments under the Range Resources Corporation Amended and Restated Employee Change in Control Severance Benefit Plan (the “Employee CIC Plan”) upon an involuntary termination of employment by us for other than Cause or if an employee resigns for Good Reason. If any employee in the Employee Group is terminated by us, other than for Cause or resigns for Good Reason, within the Protection Period, the employee will receive a lump sum payment (the “Employee Payment”) equal to his or her Base Salary and Bonus. The same definitions used in our Management CIC Plan are used in our Employee CIC Plan.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 48

Back to Contents

Our deferred compensation plans do provide for tax gross-up payments in certain limited circumstances. Specifically, a tax gross-up may be payable if all or a portion of a participant’s deferred compensation plan account is paid prior to the date the participant otherwise elected to receive such payment (without the consent of the participant or his or her beneficiary) as a result of (i) the participant’s termination of employment within 24 months of a Change in Control (as defined under Section 409A of the Code), (ii) the amendment of either of our deferred compensation plans in connection with a Change in Control, or (iii) the termination of either of our deferred compensation plans in connection with a Change in Control the participant will be entitled to a gross-up with respect to any portion of such payments that are subject to 4999 Excise Tax. The balance of the accounts of our Named Executive Officers under the Deferred Compensation Plans as of December 31, 2011 is set forth in column (f) of the Non-Qualified Deferred Compensation Table. The calculation of the tax gross-ups assume, pursuant to the terms of the Deferred Compensation Plans, a 35% federal income tax rate, a 1.45% Medicare tax rate, and 20% in additional taxes under Section 409A of the Code (with respect to amounts accelerated under the Active Deferred Compensation Plan). The potential tax gross-ups for our Named Executive Officers with respect to their Frozen Deferred Compensation Plan accounts (identified by an “F”) and their Active Deferred Compensation Plan accounts (identified by an “A”) with respect to an accelerated distribution as of December 31, 2011, are as follows: Mr. Pinkerton — $11,630,852 (F), $33,870,642 (A); Mr. Ventura — $626,296 (F), $23,062,659 (A); Mr. Manny — $268,754 (F); $13,199,279 (A); Mr. Walker — $9,506,503 (A); Mr. Whitley — $4,654,745 (A).

Other Post-Employment Payments

Upon the death, Disability (which definition is the same as the definition under the Management CIC Plan) or retirement of a Named Executive Officer or any other employee, certain unvested stock awards and SARs vest under the terms of the award grant. Unvested Option Awards under the 1999 Stock Option Plan were not granted with the acceleration of vesting upon death, Disability or retirement feature. Upon Disability, all employees are covered under a group compensation continuation plan. The group disability coverage provides for compensation continuance of 60% of an employee’s salary and bonus up to a maximum of $180,000 per year until his or her 65th birthday. All of our Named Executive Officers are also covered under supplemental individual executive disability policies. Coverage under these policies would increase the disability coverage from the maximum of $180,000 per year under the group plan to the coverage amounts shown below for each Named Executive Officer. The percent of coverage vary depending on when the policy was put in place for each Named Executive Officer. The executive disability coverage premium is shown as a perquisite in the Summary Compensation Table in column (g) “All Other Compensation.” The following table summarizes the value of the compensation continuation which would be available to each Named Executive Officer assuming that he became disabled as of December 31, 2011 under the policies currently in effect until he attained the age of 65 years old. The table also summarizes the value of the unvested SARs and Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards which would vest upon the death, Disability or retirement assuming that such events occurred on December 31, 2011 based on the value of the Company’s common stock on that date of $61.94. Retirement is defined as reaching the age of 65 years old.

	Annual Salary	Benefit Continuance Under Executive Disability Plan	Value of Accelerated Vesting of SARs	Value of Accelerated Vesting of Stock Awards
John H. Pinkerton	$640,000	$1,272,000	$4,024,225	$7,958,485
Jeffrey L. Ventura	$800,000	$1,063,500	$3,198,453	$6,359,751
Roger S. Manny	$407,500	$585,000	$1,570,416	$3,118,803
Ray N. Walker	$400,000	$461,256	$939,100	$4,401,952
Mark D. Whitley	$375,000	$473,400	$1,108,433	$2,229,221

Director Compensation

Director compensation is set by the Compensation Committee after working with its independent compensation consultants and a review of the Peer Group. The Compensation Committee generally approves compensation for directors just prior to the Board of Directors’ meeting following the election of directors at the annual meeting of stockholders. Compensation arrangements for directors are effective with each election to the Board of Directors at the annual meeting. Option Awards or SARs are granted under the 2004 Non-Employee Director Stock Option Plan, which was approved by our stockholders. In the past several years, the Compensation Committee has also approved the payment of Annual Stock Awards to the directors for a portion of their overall director compensation.

Since director long-term equity incentive awards are granted upon director elections at the annual meeting, the timing of director long-term equity incentive awards is not a subjective matter. On May 18, 2011, each director was granted (a) 2,579 Annual Stock Awards valued at $52.35 and (b) 6,067 SARs having a grant date fair value of $18.4768 per share determined in accordance with ASC 718 using an exercise price of $52.35 per share. Please refer to Note 13 to our financial statements as of December 31, 2011 as filed on Form 10-K as to the assumptions used in determining the grant date fair value of SARs. Since SARs and Annual Stock Awards are fully vested upon grant, the amounts shown in the Summary Director Compensation Table reflect the grant date fair value of the awards actually granted during calendar year 2011. Certain directors voluntarily elect to defer all or a portion of their cash fees in our Active Deferred Compensation Plan. Portions of those deferrals are used to purchase our common stock on the open market. Directors have the power to change their investment options in the Deferred Compensation Plans among the funds listed on page 45 under Non-Qualified Deferred Compensation Plans.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 49

Back to Contents

SUMMARY DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	SARs	Total
(a)	(b)	(c)	(d)	(h)
Charles L. Blackburn	$57,000	$135,011	$120,556	$312,567
Anthony V. Dub	$57,000	$135,011	$120,556	$312,567
V. Richard Eales	$86,000	$135,011	$120,556	$341,567
Allen Finkelson	$62,000	$135,011	$120,556	$317,567
James M. Funk	$57,000	$135,011	$120,556	$312,567
Jonathan S. Linker	$63,000	$135,011	$120,556	$318,567
Kevin S. McCarthy	$63,000	$135,011	$120,556	$318,567

Columns (e), (f) and (g) covering Non-Equity Incentive Plan Compensation, Changes in Pension Values and all other Compensation, respectively, have been deleted from the SEC-prescribed table format since the directors do not receive any such compensation.

The following table reflects the compensation arrangements for the last two fiscal years. Director compensation was reviewed by the Compensation Committee just prior to the 2011 annual meeting and established the compensation arrangements for the 2011 – 2012 director term.

Non-Employee Director Forms of Compensation	Rates in Effect
	2010 – 2011 Term	2011 – 2012 Term
Lead Independent Director Cash Annual retainer	$65,000	$65,000
Non-Employee Director cash Annual retainer	$45,000	$45,000
Board or Committee cash fee for each meeting	$1,000	$1,000
Annual SARs each	6,509	6,067
Grant date fair value of SARs (as determined in accordance with ASC 718)	$18.61	$18.48
Annual Stock Awards each	2,966	2,579
Grant date fair value of Annual Stock Awards	$45.51	$52.35

The following table provides summary information of the compensation paid to each director during 2011 based upon the rates of compensation in effect for the respective fiscal years shown in the table above. Messrs. Pinkerton and Ventura are employee directors and therefore did not receive any separate compensation for their participation on the Board of Directors.

Director	Cash Compensation
	Annual Retainer	Meeting Fees
Charles L. Blackburn	$45,000	$12,000
Anthony V. Dub	$45,000	$12,000
V. Richard Eales	$65,000	$21,000
Allen Finkelson	$45,000	$17,000
James M. Funk	$45,000	$12,000
Jonathan S. Linker	$45,000	$18,000
Kevin S. McCarthy	$45,000	$18,000

The Compensation Committee has not awarded additional fees to the Chairs of the Audit, Compensation or Governance and Nominating Committee other than the regular meeting fees paid to all directors. After a discussion with the Board of Directors, the Compensation Committee concluded that the preparation time for each meeting and carrying out each committee’s responsibilities generally was shared by all the directors on the committee. In addition, since the Chair responsibilities and significant roles, such as the “financial expert” for the Audit Committee, for the Board of Directors were shared among the directors as a whole, no special fees associated with chairing a committee or serving in a special capacity would be granted. The Board, based on a recommendation of the Compensation Committee has awarded the Lead Independent Director an additional $20,000 per year for a total of $65,000 per year, plus $1,000 per meeting of a committee attended by the Lead Independent Director at which the Lead Independent Director is not in attendance as a member of the committee. The Compensation Committee continues to monitor the activities and time responsibilities of each director to determine if a change in circumstances would warrant a change in the director fee structure.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 50

Back to Contents

The following table reflects the number of Option Awards and SARs held by each director as of December 31, 2011 and the corresponding weighted average grant price of the awards. The current awards are fully vested upon grant and have a five-year expiration term.

	Option Awards / SARs Outstanding
	Number	Weighted Average Grant Price
Charles L. Blackburn	31,281	$48.37
Anthony V. Dub	31,281	$48.37
V. Richard Eales	31,281	$48.37
Allen Finkelson	31,281	$48.37
James M. Funk	23,046	$44.03
Jonathan S. Linker	31,281	$48.37
Kevin S. McCarthy	31,281	$48.37

The directors are reimbursed for their travel and out-of-pocket expenses in connection with their duties as a director. In addition, the directors are allowed to participate in our Deferred Compensation Plan but their deferrals do not qualify for our Company match. We do not provide to directors any of the following: any legacy awards or charitable awards programs for directors upon retirement, tax reimbursement arrangements, payments in connection with a Change in Control, securities or products purchased at a discount or life insurance arrangements. Subject to the approval of the Board of Directors, we pay for spouses to accompany our directors to certain Board of Directors meetings and functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDERS PARTICIPATION

Our Compensation Committee of our Board of Directors, during the fiscal year ended December 31, 2011, consisted of Messrs. Blackburn, Finkelson, Funk and McCarthy. During the fiscal year ended December 31, 2011, there were no compensation committee interlocks or insider participation.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee of our Board of Directors is responsible for our independent registered public accountants and for monitoring the integrity of our consolidated financial statements, our system of internal controls and the independence and performance of our independent registered public accountants. Our Audit Committee also reviews internal audit activities, the scope of the audit coverage, the annual financial statements and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. Our Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by our Board of Directors. Our Board of Directors, in its business judgment, has determined that all members of our Audit Committee are “independent” as required by the NYSE. Mr. V. Richard Eales was designated as the “audit committee financial expert” primarily, but not solely, due to his prior experience as a CFO with public reporting companies.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm for 2011, Ernst & Young LLP, is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

Our Audit Committee held four meetings during 2011. The meetings involved the discussion of the audited consolidated financial statements of the year ended December 31, 2010, discussion of our 2011 quarterly consolidated financial statements and various aspects of our internal controls and financial reporting. The meetings were also designed to facilitate and encourage communication and gain a better understanding of the issues involved in the preparation of the financial statements between our Audit Committee, management and Ernst & Young LLP. Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations and its evaluations of our internal controls. Our Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2011 with management and Ernst & Young LLP. Our Audit Committee has also discussed with our independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 114, as amended, Communication with Audit Committees. The independent registered public accounting firm provided to us the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee regarding independence, and our Audit Committee discussed with them its independence from our Company. When considering Ernst & Young LLP’s independence, our Audit Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit and review of the consolidated financial statements was compatible with maintaining its independence. Our Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for audit, tax and non-audit services.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 51

Back to Contents

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities discussed in this report and in our Audit Committee Charter, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the year ended December 31, 2011 be included in our Annual Report on Form 10-K filed with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of independent registered public accounting firm independence. Members of our Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards that the financial statements are presented in accordance with the standards, of the Public Company Accounting Oversight Board (United States) or that Ernst & Young LLP is, in fact, “independent.”

This report has been furnished by the members of our Audit Committee.

Anthony V. Dub, Chair V. Richard Eales Jonathan S. Linker

Independent Registered Public Accountants

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2011 and our internal controls over financial reporting. Our stockholders are being asked to ratify the appointment of Ernst & Young LLP at our annual meeting, pursuant to Proposal 3.

Representatives of Ernst & Young LLP are expected to be present at our Annual Stockholder meeting. Ernst & Young LLP representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to any appropriate questions at our meeting.

Audit Fees

Our independent registered public accounting firm for 2011 and 2010 was Ernst & Young LLP. The fees billed to us by Ernst & Young LLP are shown in the table below.

	Year Ended December 31,
	2011	2010
Audit Fees	$1,302,500	$1,260,259
Audit Related Fees	-	-
Tax Fees	-	$102,075
All Other Fees	$2,200	$2,160
	$1,304,700	$1,364,494

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and our internal controls over financial reporting, reviews of the financial statements included in our quarterly reports and services that are normally provided in connection with statutory and regulatory filings, including consents and other work associated with debt and equity offerings.

Tax Fees

Tax fees shown in the table above consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax assistance regarding federal and state compliance, tax audit defense, mergers and acquisitions.

Other Fees

All other fees shown in the table above consist of fees for products and services other than services reported above.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 52

Back to Contents

Pre-Approval Policy and Procedures

Our Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) our independent registered public accounting firm provides. All audit, audit-related and tax services rendered by Ernst & Young LLP in 2011 were approved by our Audit Committee before Ernst & Young LLP was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C). Consultation and approval of such services for 2011 occurred during the regularly scheduled meetings of our Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file. We believe that during 2011 all such reporting persons complied with all Section 16(a) reporting requirements applicable to them.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 53

Back to Contents

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table reflects the beneficial ownership of our common stock based upon the 161,938,104 common shares outstanding as of March 26, 2012 by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, and (ii) all of our directors and executive officers as a group. Unless otherwise indicated, to our knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder and no such securities were subject to a pledge.

Name of Beneficial Owner	Common Stock
	Number of Shares Beneficially Owned		Percent of Class
All directors and executive officers as a group (17 individuals) c/o Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102	2,939,360	(1)	1.8%
Black Rock, Inc. 40 East 52nd Street New York, NY 100022	16,054,128	(2)	10.0%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	11,999,888	(3)	7.4%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	8,805,750	(4)	5.5%

(1) The following table describes the nature of the shares of common stock owned by each director and each of the five Named Executive Officers (as defined in the section of this Proxy Statement entitled “Executive Compensation — Summary Compensation Table”) and all directors and executive officers as a group. Our common stock owned by these individuals within our deferred compensation plans are not considered beneficially owned under the SEC regulations covering the disclosure of beneficial ownership in this section due to the shares being held in a rabbi trust. Beneficial ownership does include those shares that may be purchased under currently exercisable stock options, options that are exercisable within 60 days and those shares that would be obtainable with the exercise of vested SAR grants within 60 days based upon the closing common stock price of $59.27 as of March 26, 2012.

(2) Based on Schedule 13G filed with the SEC dated February 12, 2012, Blackrock, Inc. as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) reported a total aggregate amount of 8,805,750 shares benefically owned, sole voting power of 222,715 shares, shared power to vote of 0 shares; and sole dispositive power of 8,538,035 shares.

(3) Based on Schedule 13G filed with the SEC dated February 12, 2012, T. Rowe Price Associates, Inc., as a Group in accordance with Rule 13d-1(b)(1)(ii)(G) reported a total aggregate amount of 11,999,888 shares beneficially owned, sole voting power of 3,836,947 shares; shared power to vote of 0 shares; and sole dispositive power of 11,999,888 shares.

(4) Based on Schedule 13G filed with the SEC dated February 12, 2012, The Vanguard Group, Inc., as a Group in accordance with Rule 13d-1(b)(1(ii)(J) reported a total aggregate amount of 16,054,128 shares benefically owned, sole voting power of 16,054,128 shares, shared power of vote of 0 shares; and sole dispositive power of 16,054,128 shares.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 54

Back to Contents

	Number of Common Shares Beneficially Owned					Shares in Deferred Compensation Plan	Total Common Shares Controlled	Percent of Outstanding Shares
	Shares Directly Owned	Shares in IRA/ 401(k) Accounts	Options/ SARs(a)	Shares Owned by Family(b)	Percent of Class
Charles L. Blackburn	41,652	-	4,289	5,000	*	6,907	57,848	*
Anthony V. Dub	105,635	-	6,924	-	*	-	112,559	*
V. Richard Eales	135,084	-	6,924	-	*	10,594	152,602	*
Allen Finkelson	75,000	-	6,924	-	*	-	81,924	*
James Funk	2,000		5,926	-	*	10,536	18,462	*
Jonathan S. Linker	27,500	-	4,289	-	*	20,545	52,334	*
Kevin S. McCarthy	15,117	-	6,924	-	*	19,494	41,535	*
John H. Pinkerton(c)	1,017,688	212,361	302,794	12,406	1.0%	738,047	2,283,296	1.4%
Jeffrey L. Ventura	154,861	3,463	53,458	-	*	301,224	513,006	*
Roger S. Manny(d)	101,725	2,085	26,692	-	*	168,497	298,999	*
Ray N. Walker	-	2,424	6,518	-	*	116,112	125,054	*
Mark D. Whitley(e)	59,865	3,419	19,030	-	*	57,239	139,553	*
All directors and executive officers as a group (17 individuals)	2,082,992	295,715	515,968	44,685	1.8%	1,857,177	4,796,537	3.0%

* Less than one percent

(a) Includes shares that may be purchased under currently exercisable stock options / SAR awards or options / SAR awards exercisable within 60 days.

(b) Individuals disclaim beneficial ownership.

(c) Mr. Pinkerton’s directly owned shares include 143,301 shares which serve as collateral for a credit line under Regulation U with a financial services company and 874,388 shares are pledged as collateral for a margin loan.

(d) Mr. Manny’s directly owned shares include 64,284 shares which serve as collateral for a credit line under Regulation U with a financial services company; however, the credit line is undrawn.

(e) Mr. Whitley’s directly owned 59,865 shares currently serve as collateral for a credit line under Regulation U with a financial services company with $90,000 drawn on the credit line.

Equity Compensation Plan Information

The following table reflects information regarding equity compensation awards outstanding and available for future grants as of December 31, 2011 and March 26, 2012, segregated between equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders(a):

Plan Category	Date	Number of securities to be issued upon exercise of outstanding options/SARs	Weighted average exercise/ grant price of outstanding options/SARs	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	12/31/11	4,865,915	$41.98	6,099,967
	3/26/12	4,600,565	$44.40	5,848,868
Equity compensation plans not approved by security holders(b)	12/31/11	n.a.	n.a.	n.a.
	3/26/12	n.a.	n.a.	n.a.

(a) Our common stock is issued to officers and key employees in certain instances in lieu of cash for bonuses, long-term incentive awards and company matches under our deferred compensation arrangements if elected by the employee. Any such awards are approved by our Compensation Committee, which is composed of four independent directors. Issuances to Named Executive Officers are disclosed in the section of this Proxy Statement entitled “Executive Compensation” and in the narrative discussion following the Summary Compensation Table included in this Proxy Statement.

(b) There are no equity compensation plans, as defined by NYSE, which have not been approved by our security holders.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 55

Back to Contents

SECURITY HOLDERS SHARING AN ADDRESS

Only a single copy of the Proxy Statement is being delivered to multiple stockholders sharing a common address unless we receive contrary instructions from stockholders sharing a common address. Upon a written request to our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, or an oral request made to our Investor Relations team at 817-869-4258, we will deliver promptly a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of this Proxy Statement was delivered. By written request to the same address set forth above or an oral request to the above telephone extension (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of our annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

OTHER BUSINESS

The Company knows of no other business that will be presented for consideration at the meeting, but should any other matters be properly brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion with regard to such matters.

AVAILABILITY OF ANNUAL REPORT

Our Annual Report for the year ended December 31, 2011 can be downloaded from our website or you may request a copy by calling our Investor Relations team at 817-869-4258. In addition, our SEC filings may be obtained from our website or you may make a request for a paper copy of a filing by calling the Company’s Investor Relations number.

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 56

Back to Contents

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at our 2013 annual meeting and to have the proposal included in our proxy statement must send it to our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 so that it is received on or before December 6, 2012. All such proposals should be in compliance with the SEC regulations and our bylaws. We will only include in the proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

In addition, in accordance with our bylaws, any stockholder entitled to vote at our 2013 annual meeting of stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2013 annual meeting only if written notice of such stockholder’s intent is given in accordance with the requirements of our bylaws. Such proposals must be submitted in writing and addressed to the attention of our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, no later than December 6, 2012. Pursuant to Rule 14a-4(c) of the Securities Exchange Act, our Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2013 annual meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board of Directors intends to exercise its discretion to vote on such matter, unless we are notified of the proposal on or before December 6, 2012, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of such matter after December 6, 2012, and the matter nonetheless is permitted to be presented at the 2013 annual meeting, our Board of Directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2013 annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

By Order of the Board of Directors David P. Poole Corporate Secretary

RANGE RESSOURCES CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 57

Back to Contents

RANGE RESOURCES

100 THROCKMORTON STREET
SUITE 1200
FORT WORTH, TX 76102

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Charles L. Blackburn	☐	☐	☐
1b. Anthony V. Dub	☐	☐	☐
1c. V. Richard Eales	☐	☐	☐
1d. Allen Finkelson	☐	☐	☐
1e. James M. Funk	☐	☐	☐
1f. Jonathan S. Linker	☐	☐	☐
1g. Kevin S. McCarthy	☐	☐	☐
1h. John H. Pinkerton	☐	☐	☐
1i. Jeffrey L. Ventura	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. A proposal to approve the compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm as of and for the fiscal year ending December 31, 2012.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 4 and 5.

	For	Against	Abstain
4. Stockholder Proposal - A proposal requesting adoption of a policy related to vesting of equity upon termination or change in control.	☐	☐	☐
5. Stockholder Proposal - A proposal requesting adoption of sustainability metrics for executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000136129_1 R1.0.0.11699

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

RANGE RESOURCES CORPORATION
Annual Meeting of Stockholers May 23, 2012
Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David P. Poole and Rodney L. Waller, and each of them, his/her/its true and lawful agents and proxies with full power of substitution and revocation, solely to vote, as designated on the reverse side hereof, all the Common Stock of Range Resources Corporation which the undersigned has power to vote, with all powers which the undersigned possesses if personally present, at the Annual Meeting of Stockholders of Range Resources Corporation to be held on May 23, 2012, and at any adjournments thereof.

Please mark the appropriate boxes, SEE REVERSE SIDE. Any unmarked box will be voted in accordance with the Board of Directors' recommendations. The shares cannot be voted unless the card is signed and returned.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy is governed by Delaware law and is to be executed for the sole purpose of appointing proxies for the Range Resources Corporation 2012 Annual Meeting.

Continued and to be signed on reverse side

0000136129_2 R1.0.0.11699